UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Willis Towers Watson Public Limited Company

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2019 Year-End Proxy Statement Willis Towers Watson Public Limited Company

Notice of Annual General Meeting of Shareholders

Date and Time: Wednesday, June 10, 2020 at 9:00 a.m. EDT. Registration begins at 8:30 a.m. EDT.

Location:	Willis Towers Watson Public Limited Company, 1450 Brickell Avenue, Suite 1600, Miami, Florida 33131; and Matheson, 70 Sir John Rogerson’s Quay, Dublin 2, Ireland (participation by technological means)

We are pleased to invite you to join Willis Towers Watson Public Limited Company’s 2020 Annual General Meeting of Shareholders.

Items of business:

1)	Election of nine directors

2)	Advisory (non-binding) vote to ratify the appointment of the independent auditors and binding vote to fix the independent auditors’ remuneration

3)	Advisory (non-binding) vote to approve named executive officer compensation

4)	Renewal of the Board’s existing authority to issue shares under Irish law

5)	Renewal of the Board’s existing authority to opt out of statutory pre-emption rights under Irish law

Who can vote:

●	Only shareholders of record on March 20, 2020 are entitled to receive notice of, and to attend and vote at, the meeting and any adjournment or postponement of the meeting.

How to vote:

●

Shareholders may vote by mail, over the Internet, by telephone, or in person at the annual meeting. See “Additional Information — Information about the Proxy Materials and the 2020 Annual General Meeting of Shareholders” in this Proxy Statement for more information.

Attending the meeting:

●

Shareholders entitled to attend and vote at the Annual General Meeting may attend at the Miami offices of Willis Towers Watson, 1450 Brickell Avenue, Unit 1600, Miami, Florida 33131, or may participate in the meeting in Ireland by technological means, which will be available at the offices of Matheson, 70 Sir John Rogerson’s Quay, Dublin 2, Ireland, at the time of the meeting (and such participation shall constitute presence in person at the Annual General Meeting).

●

We understand that Irish law requires companies to hold shareholder meetings at a physical location. However, in light of COVID-19, we strongly encourage our shareholders to vote by proxy prior to 11:59 p.m. EDT on June 9, 2020. With respect to shares held through a Company employee share plan, shareholders must vote by proxy prior to 11:59 p.m. EDT on June 7, 2020. Depending on concerns about and developments relating to the outbreak of COVID-19, the Board could determine to change the date, time and/or format of the meeting, subject to Irish law requirements. The Company would publicly announce any such changes and how to participate in the meeting by press release and additional proxy materials filed with the U.S. Securities and Exchange Commission (“SEC”) as soon as practicable prior to the meeting. Any such determinations and changes will be made and communicated in accordance with Irish law and SEC rules and requirements. The Company will be obliged to comply with any legal restrictions that are imposed as a consequence of COVID-19 and that affect the meeting. The Company also intends to comply with any public health guidelines applicable to Miami, Florida or Dublin, Ireland, which may impact the meeting.

●

Shareholders who wish to attend the meeting in person should review “Additional Information — Information about the Proxy Materials and the 2020 Annual General Meeting of Shareholders — What do I need in order to be admitted to the Annual General Meeting of Shareholders?” and “—Are any special measures being taken at the Annual General Meeting as a result of the current COVID-19 outbreak” in this Proxy Statement. You will need proof of record or beneficial ownership of the Company’s ordinary shares as of that date in order to enter the meeting.

Date of mailing:

●

This Proxy Statement, the Company’s Annual Report on Form 10-K and the Irish Statutory Accounts are available at www.proxyvote.com. These materials were mailed or made available to shareholders on or about April 27, 2020.

Whether or not you plan participate in the Annual General Meeting of Shareholders in persons, your vote is important. We urge you to participate in deciding the items on the agenda and to read this Proxy Statement and accompanying materials for additional information concerning the matters to be considered at this meeting. Shareholders present at the meeting will have an opportunity to ask questions regarding the Irish Statutory Accounts and related reports to the representatives of our independent auditors. The only matters that will be addressed at the Annual General Meeting of Shareholders will be the items of business on the agenda included in this Proxy Statement. Matters relating to the Company’s pending transaction with Aon plc (“Aon”) will be addressed at a separate meeting. See the Company’s filings with the SEC for more information as it becomes available.

On behalf of the Board of Directors,

Nicole Napolitano

Company Secretary & General Counsel, Corporate Governance

April 27, 2020

Important Notice Regarding the Availability of Proxy Materials for the Company’s Annual General Meeting of Shareholders to be held on June 10, 2020. This Proxy Statement, the Company’s Annual Report on Form 10-K and the Irish Statutory Accounts are available at www.proxyvote.com.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Proxy Statement Highlights

The below provides an overview of each of the proposals being presented at the Company’s 2020 Annual General Meeting of Shareholders. For more complete information, please review the respective proposals in their entirety.

Items of Business:		Page number	Board vote recommendation
1.	Elect Directors To elect the nine persons named in this Proxy Statement to serve as directors for a one-year term	1	FOR
2.	Ratify the Appointment of the Independent Auditors in an Advisory (Non-binding) Vote and Fix the Independent Auditors’ Remuneration in a Binding Vote To ratify, on a non-binding advisory basis, the selection of (i) Deloitte & Touche LLP to audit our financial statements and (ii) Deloitte Ireland LLP to audit our Irish Statutory Accounts, and to authorize the Board, acting through the Audit Committee, to fix the remuneration of the independent auditors on a binding basis	28	FOR
3.	Approve Named Executive Officer Compensation in an Advisory (Non-binding) Vote To approve, in an advisory (non-binding) vote, the compensation of the Company’s named executive officers	32	FOR
4.	Renew the Board’s Existing Authority to Issue Shares under Irish Law Renew the Board’s authority to issue up to approximately 33% of the Company’s issued ordinary share capital as of March 20, 2020, for a period expiring 18 months from the passing of the resolution	86	FOR
5.	Renew the Board’s Existing Authority to Opt Out of Statutory Pre-emption Rights under Irish Law Renew the Board’s authority to issue, free of pre-emptive rights, up to 5% of the Company’s issued ordinary share capital as of March 20, 2020 (and an additional 5% provided the Company uses it only in connection with an acquisition or approved capital acquisition) for a period expiring 18 months from the passing of the resolution	87	FOR

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY i

Table of Contents

Proxy Statement Highlights		i
Proposal No. 1:	Elect Directors	1
Corporate Governance		13
Proposal No. 2:	Advisory (Non-binding) Vote to Ratify the Appointment of Independent Auditors and a Binding Vote to Authorize the Board of Directors, Acting through the Audit Committee, to Fix the Independent Auditors’ Remuneration	28
Proposal No. 3:	Advisory (Non-binding) Vote on Named Executive Officer Compensation	32
Executive Compensation: Compensation Discussion and Analysis		33
Compensation Committee Report		57
Compensation Committee Interlocks and Insider Participation		57
Compensation Tables		58
Securities Authorized for Issuance under Equity Compensation Plans		85
Proposal No. 4:	Renew the Board’s Existing Authority to Issue Shares under Irish Law	86
Proposal No. 5:	Renew the Board’s Authority to Opt Out of Statutory Pre-emption Rights under Irish Law	87
Additional Information:		89
Security Ownership of Certain Beneficial Owners and Management		89
Incorporation by Reference		91
Information about the Proxy Materials and the 2020 Annual General Meeting of Shareholders		91
Shareholder and Other Proposals for the 2021 Annual General Meeting		97
Disclaimer Regarding Forward-Looking Statements		98

ii WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Proposal No. 1: Elect Directors

Willis Towers Watson Public Limited Company was formed on January 4, 2016 upon completion of the merger (the “Merger”) between Willis Group Holdings Public Limited Company (“legacy Willis Group”) and Towers Watson & Co. (“legacy Towers Watson”). We are a leading global advisory, broking and solutions company that helps clients around the world turn risk into a path for growth. We have more than 45,000 employees and service clients in more than 140 countries and territories. In this Proxy Statement, we refer to Willis Towers Watson as the “Company,” “we” and “our.”

Our Board of Directors (the “Board”) is responsible for overseeing our global business in a manner consistent with its fiduciary duties. This oversight requires highly skilled individuals with various qualities, attributes and professional experience. The Corporate Governance and Nominating Committee (the “Governance Committee”) continuously assesses the Board’s size and composition to determine if it is effective and represents the long-term interests of shareholders.

As discussed further below, the Governance Committee believes that the slate of nominees as a whole reflects the collective knowledge, integrity, reputation and leadership abilities, and the diversity of skills and experience and attributes that are appropriate for the Company’s governance. At the Governance Committee’s recommendation, the Board has nominated all current directors to hold office until the next Annual General Meeting of Shareholders unless they are removed or resign before that meeting.

The Board unanimously recommends a vote “FOR” the election of each of the directors.

Required Vote

Our directors are elected by way of separate resolutions, each of which requires the affirmative vote of a majority of the votes cast by shareholders at the Annual General Meeting of Shareholders, and hold office until the next Annual General Meeting of Shareholders unless they are removed or resign before that meeting. Any nominee for director who does not receive a majority of the votes cast is not elected to the Board.

Diversity

We are committed to maintaining diversity on our Board as provided in our Corporate Governance Guidelines. Both the Board and the Governance Committee believe that Board diversity is important to ensure a balanced Board with a rounded perspective. Diversity is broadly interpreted by the Board to include viewpoints, background, experience, industry knowledge and geography, as well as more traditional characteristics of diversity, such as race and gender. We believe that our commitment is demonstrated by the current composition of our Board and the varied backgrounds and skill sets of our current directors and nominees:

●	88.8% of the Board is independent;

●	33.3% of the Board is female, including the Compensation Committee Chairman;

●	33.3% of the Board has non-U.S. citizenship, including the Audit Committee Chairman and Risk Committee Chairman; and

●	22.2% of the Board is of Asian descent.

Board Evaluation Process

The Governance Committee considers the Board’s size, composition and effectiveness throughout the year. This includes a robust and constructive annual evaluation process, which the Board recognizes is an essential component of good corporate governance and Board effectiveness.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY 1

Proposal No. 1: Elect Directors (continued)

The Governance Committee oversees the process and format of the evaluations of the Board and its Committees. As the process is dynamic, the format may change from year-to-year at the discretion of the Governance Committee to ensure that honest and actionable feedback is solicited and obtained from the directors. As the Board manages evolving expectations for how boards should meet their oversight duties and assess their own performance, the format of the evaluations may vary from written questionnaires analyzed by the office of the Corporate Secretary to interviews by the Governance Committee Chairman or a third-party facilitator.

The multi-step evaluation process set forth below aims to generate robust comments and discussion at all levels of the Board and each Committee, with topics ranging from Board composition to processes to materials:

●

Step 1: The Governance Committee reviews and approves the process and outline for questions (whether in the form of written questionnaires or questions to be used for open dialogue), including whether to appoint a third-party facilitator.

●	Step 2: Directors provide responses to the questions, which address a variety of topics including, among other things:

○	Board composition and structure;

○	meetings, materials and topics;

○	Board interaction with management;

○	continuing education; and

○	effectiveness of the Board.

●	Step 3: The evaluation results are then discussed in closed-session discussions:

○	with the Governance Committee who reviews the results of the full Board as well as each Committee evaluation;

○	by each Committee, with discussions being led by the independent Committee Chairmen; and

○	by the full Board, with discussions being led by the Non-Executive Chairman. Each Committee Chairman also reports to the full Board regarding the discussions held at the Committee closed sessions.

●	Step 4: Based on evaluation results, the Non-Executive Chairman and Committee Chairmen work to implement changes in practices or procedures, as appropriate.

The evaluation process has resulted in enhancements or changes to, among other things, meeting materials, meeting topics, meeting structure, committee structure and composition and the evaluation process itself.

Qualifications

When recommending an individual for new or continued membership on the Board, the Governance Committee considers each nominee’s individual qualifications in light of the overall mix of attributes represented on the Board, and the Company’s current and future needs. In its assessment of each nominee, the Governance Committee considers, at a minimum, the person’s integrity, experience, reputation, judgment, independence, maturity, skills and personality, commitment and, for current directors, his or her performance on the Board and its Committees. Extensive knowledge of our business and industry is also a key quality for directors. The Governance Committee believes each of the director nominees possesses extensive knowledge of the Company’s business and industry, which uniquely positions each of them to oversee the Company’s long-term strategy.

2 WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Proposal No. 1: Elect Directors (continued)

The Governance Committee also considers each director’s ability to devote the time and effort necessary to fulfill responsibilities to the Company and, for current directors, whether each director has attended at least 75% of the aggregate of the total number of meetings held by the Board and any committee on which he or she served. In 2019, all directors satisfied these criteria.

The Governance Committee believes service on other public or private boards in markets around the world also enhances a director’s knowledge and board experience. It considers the experience of a director on other boards and board committees in both nomination decisions and in recommending the membership slate for each of the Company’s Board Committees.

The Governance Committee believes that leadership experience, including through employment as CEO of a public company or membership on the board of directors of a public company, is important to the Board’s ability to oversee management. Additionally, because of the Company’s global reach, international experience or knowledge of or experience in a key geographic area is important. In light of its public and global nature (including conducting business in different countries and currencies), the Company also seeks a high level of financial literacy and experience for the Board and its Committees. As the Company’s business also requires continuous compliance with the regulatory requirements of various agencies, legal or governmental expertise is helpful. The Governance Committee also believes that the Company distinguishes itself from its competitors through marketing and, as a result, a strong marketing perspective is also beneficial.

The Board evaluates each director nominee and each director’s continued service on the Board, based on his or her own merits, knowledge, experience and attributes. For this reason, the Board has not adopted a mandatory retirement age as it believes that doing so might hinder the selection or continued service of a director who would serve as an asset to the Board.

We have highlighted some key qualifications, attributes, skills and experiences that were considered by the Governance Committee for each nominee. The absence of a particular bullet point does not mean that a director does not possess other important qualifications or skills.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY 3

Proposal No. 1: Elect Directors (continued)

Independent Director;

Audit Committee Member;

Corporate Governance &

Nominating Committee

Member

Director qualification highlights include:

•  Marketing experience

•  International business experience

•  Relevant public company board and committee experience

Anna C. Catalano

Anna Catalano, 60, has served on the Board since January 4, 2016. Prior to that, starting in July 2006, Ms. Catalano served on the legacy Willis Group Board and as a member of the Corporate Governance and Nominating Committee and the Compensation Committee. Ms. Catalano was Group Vice President, Marketing for BP plc from 2001 to 2003. Prior to that, she held various executive positions at BP and Amoco, including Group Vice President, Emerging Markets at BP; Senior Vice President, Sales and Operations at Amoco; and President of Amoco Orient Oil Company.

Ms. Catalano currently serves on the public company boards of Kraton Corporation (Compensation and Governance Committees), HollyFrontier Corporation (Compensation and Governance Committees) and Frontdoor, Inc. (Compensation Committee). Ms. Catalano also serves as a director on the national board of the Alzheimer’s Association, the board of the Houston Grand Opera and the board of the National Association of Corporate Directors (NACD) Texas/TriCities Chapter. In addition, she is an advisory board member for the World Innovation Network in Chicago, Illinois. Ms. Catalano previously served as a director of Mead Johnson Nutrition Company, and on the company’s Governance and Science and Nutrition Committees, from 2010 through its 2017 merger with Reckitt Benckiser when the company delisted from the NYSE. She also served as a director of Chemtura Corporation and on the company’s Compensation, Governance and Environmental/Health/Safety Committees. Ms. Catalano holds a B.S. degree in Business Administration from the University of Illinois, Champaign-Urbana.

The Board has concluded that Ms. Catalano should continue to serve on the Board due to, among other things, her significant experience in global business marketing and operations. Ms. Catalano’s more than 25 years in senior and executive global marketing and operations positions at BP and Amoco, including her significant role in repositioning the BP brand, and other positions brings to the Board deep experience in international business operations, marketing and communications. Ms. Catalano is also a frequent speaker on strategic and global branding and was recognized by Fortune Magazine as among the “Most Powerful Women in International Business.” The Board also believes that Ms. Catalano’s service on public company boards and various committees, including compensation and governance, provides significant insight into public company governance.

4 WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Proposal No. 1: Elect Directors (continued)

Independent Director;

Non-Executive Chairman

of the Board;

Corporate Governance and Nominating Committee Chairman;

Compensation Committee Member

Director qualification highlights include:

•  CEO/management experience

•  Relevant board and committee experience

•  Financial and legal expertise

Victor F. Ganzi

Victor F. Ganzi, 73, has served on the Board since January 4, 2016 and as Non-Executive Chairman of the Board since January 1, 2019. Since the Merger, he has served as Chairman of the Audit & Risk Committee (from January 2016 through May 2018) and as Chairman of the Audit Committee (from May 2018 through the end of 2018). Prior to the Merger, Mr. Ganzi served on the legacy Towers Watson board of directors, where he served as Chairman of the Audit Committee and as a member of the Nominating and Governance Committee since January 2010.

Mr. Ganzi is presently a consultant and corporate director, serving on the boards of numerous private and not-for-profit organizations, including PGA Tour, Inc., the National Center on Addiction and Substance Abuse, the Whitney Museum of American Art and the Madison Square Boys and Girls Club. Mr. Ganzi previously served as the President and CEO of The Hearst Corporation, a private diversified communications company, from 2002 to 2008. He served as Hearst’s Executive Vice President from 1997 to 2002 and as its COO from 1998 to 2002. Prior to joining Hearst in 1990, Mr. Ganzi was the managing partner at the international law firm of Rogers & Wells (now part of Clifford Chance) and, prior to that, practiced as a certified public accountant in taxation at a Big Four accounting firm. Mr. Ganzi previously served as a director of several public companies, including Gentiva Health Services, Inc., Wyeth and Hearst-Argyle Television, Inc. Mr. Ganzi graduated summa cum laude from Fordham University with a B.S. in Accounting, received a J.D. degree from Harvard Law School and holds an L.L.M. in Taxation from New York University.

The Board has concluded that Mr. Ganzi should continue to serve on the Board due to, among other things, his significant management, strategic and operational experience gained from a multitude of leadership roles, including as CEO, COO and General Counsel of a large international media company. The Board believes that Mr. Ganzi’s extensive legal and financial career, including his various executive officer positions and his service on numerous company boards, provides significant insight into executive management, legal and regulatory oversight, and financial and risk management, among other things.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY 5

Proposal No. 1: Elect Directors (continued)

Executive Director; CEO

Director qualification highlights include:

•  CEO/management experience

•  Extensive industry and business knowledge gained from both a management and director perspective

•  International business experience

•  Relevant board and committee experience

John J. Haley

John J. Haley, 70, has served as CEO and on the Board since January 4, 2016, and prior to that, as CEO and Chairman of the legacy Towers Watson board of directors starting in January 2010 and as President starting in October 2011. Prior to his roles at legacy Towers Watson, Mr. Haley served as President and CEO of Watson Wyatt beginning on January 1, 1999, as Chairman of the board of Watson Wyatt beginning in 1999 and as a director of Watson Wyatt beginning in 1992. Mr. Haley joined Watson Wyatt in 1977. Prior to becoming President and CEO of Watson Wyatt, he was the Global Director of the Benefits Group at Watson Wyatt.

Mr. Haley serves as a director of the public company board of MAXIMUS, Inc. and on the boards of New World Symphony and the Miami Cancer Institute. Mr. Haley is a Fellow of the Society of Actuaries, and a member of the American Academy of Actuaries and the Conference of Consulting Actuaries. He previously served on the board of Hudson Global, Inc., an executive search, specialty staffing and related consulting services firm. Mr. Haley is a co-author of Fundamentals of Private Pensions (University of Pennsylvania Press). He holds an A.B. in Mathematics from Rutgers College and studied under a Fellowship at the Graduate School of Mathematics at Yale University.

The Board has concluded that Mr. Haley should continue to serve on the Board due to, among other things, his significant experience with and considerable knowledge of Willis Towers Watson, which he gained through a combined 40 years of service as an employee, manager, officer and director of Willis Towers Watson, legacy Towers Watson and legacy Watson Wyatt. This includes over 20 years of experience as CEO. The Board believes that Mr. Haley’s substantive expertise in employee benefits and actuarial consulting, including his education and affiliations as a Fellow of the Society of Actuaries and member of American Academy of Actuaries and the Conference of Consulting Actuaries, provides significant insight into Willis Towers Watson’s business and management of a global business.

6 WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Proposal No. 1: Elect Directors (continued)

Independent Director; Compensation Committee Chairman;

Risk Committee Member

Director qualification highlights include:

•  Relevant board and committee experience

•  Financial expertise

•  International experience

Wendy E. Lane

Wendy E. Lane, 68, has served on the Board and as Chairman of the Compensation Committee since January 4, 2016. Prior to that, starting in April 2004, Ms. Lane served on the legacy Willis Group board of directors and as Chairman of the Compensation Committee and a member of the Audit Committee, the Strategic Alternatives, CEO Search and Executive Committees.

Ms. Lane currently serves as a director of Al Dabbagh Group, a private Saudi Arabian company (established and chairs the Audit and Risk Committee). Ms. Lane previously served on the boards of seven additional public companies, including MSCI, Inc., where she served on the Compensation Committee, Laboratory Corporation of America where she served on the Nominating and Corporate Governance Committee and chaired the Audit and Compensation Committees, and UPM Kymmene Corporation, a Finnish public company, where she served on the Audit Committee.

In addition to her public company and international board experience, Ms. Lane has served as Chairman of Lane Holdings, Inc., an investment firm, since 1992. Prior to forming Lane Holdings, Inc., Ms. Lane was a Principal and Managing Director of Donaldson, Lufkin and Jenrette Securities Corporation, an investment banking firm, serving in these and other positions from 1981 to 1992. Prior to that, Ms. Lane was an investment banker at Goldman, Sachs & Co. Ms. Lane holds a B.A. from Wellesley College in Mathematics and French and an M.B.A. from Harvard Business School.

The Board has concluded that Ms. Lane should continue to serve on the Board due to, among other things, her significant experience in finance, strategic planning, corporate transactions and risk management from her more than 15 years in investment banking, including financings, mergers and acquisitions, and advisory projects. In addition, Ms. Lane’s extensive service on the boards of public and private companies located across the globe adds significant value to the Board on corporate strategy, governance and finance matters as well as international experience and perspectives. The Board believes that Ms. Lane’s broad range of experience with public company boards around the world provides significant insight into the governance, audit, risk and compensation matters of Willis Towers Watson.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY 7

Proposal No. 1: Elect Directors (continued)

Independent Director;

Audit Committee Chairman;

Risk Committee Member

Director qualification highlights include:

•  CEO/management experience

•  International business experience

•  Relevant board and committee experience

Brendan R. O’Neill

Brendan R. O’Neill, 71, has served on the Board since January 4, 2016 and as Chairman of the Audit Committee since January 2019. Prior to that, starting in January 2010, Dr. O’Neill served on the legacy Towers Watson board and as Chairman of the Nominating and Governance Committee and as a member of the Compensation Committee. Dr. O’Neill previously served as a director of Watson Wyatt from July 2006 to 2009.

In addition to serving on the Willis Towers Watson Board, Dr. O’Neill serves on the board of Willis Limited, the principal subsidiary of Willis Towers Watson regulated by the Financial Conduct Authority, the financial services industry regulator in the U.K. Dr. O’Neill serves on the Willis Limited Audit Committee and Enterprise Risk Management Committee.

Dr. O’Neill currently serves on the board of The Institute of Cancer Research and previously served on the public company boards of Tyco International Ltd., Informa plc, Aegis Group plc and Endurance Specialty Holdings Ltd, and on the private company board of Drambuie Ltd. In addition, from 2003 until 2006, Dr. O’Neill served as an independent director for a range of companies.

Dr. O’Neill served as CEO and Director of Imperial Chemical Industries PLC (“ICI”), a manufacturer of specialty products and paints, until April 2003. Dr. O’Neill joined ICI in 1998 as its COO and Director, and was promoted to CEO in 1999. Prior to Dr. O’Neill’s career at ICI, he held numerous positions at Guinness PLC, including Chief Executive of Guinness Brewing Worldwide Ltd, Managing Director International Region of United Distillers, and Director of Financial Control. Dr. O’Neill also held positions at HSBC Holdings PLC, BICC PLC and the Ford Motor Company. He holds an M.A. in Natural Sciences from the University of Cambridge and a Ph.D. in Chemistry from the University of East Anglia, and is a Fellow of the Chartered Institute of Management Accountants (U.K.).

The Board has concluded that Dr. O’Neill should continue to serve on the Board due to, among other things, his significant experience as CEO and as a senior executive of a number of U.K.-headquartered global businesses, including ICI, a former constituent of the FTSE 100 Index. The Board believes that Dr. O’Neill’s accounting and financial background and his service on international public company boards, including both Irish and U.K. companies, provide significant insight into international business management, strategy and oversight. In addition, Dr. O’Neill’s simultaneous Willis Towers Watson and Willis Limited board service is instrumental in facilitating communication between the boards of the two companies.

8 WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Proposal No. 1: Elect Directors (continued)

Independent Director;

Compensation Committee

Member;

Risk Committee Member

Director qualification highlights
include:

•  CEO/management experience

•  International business experience

•  Relevant board and committee
experience

Jaymin B. Patel

Jaymin B. Patel, 52, has served on the Board since January 4, 2016. Prior to that, starting in July 2013, Mr. Patel served on the legacy Willis Group board and as a member of the Compensation Committee.

Mr. Patel currently serves as the Executive Chairman of Cloud Agronomics Inc., an agriculture technology company providing geospatial imaging and next generation analytics on crop performance and yields. He is also an operating partner and board member of Grow Materials LLC, a recycled materials company that manages plastic waste through innovative engineering, supply chain and technology solutions, and a director of the Boy Scouts of America (Narragansett Council). Until August 1, 2018, Mr. Patel served as the CEO and director of Brightstar Corporation, a $10-billion leading provider of services and distribution for the global wireless industry. Prior to joining Brightstar in 2015, Mr. Patel served as the President and CEO of GTECH Corporation, a division of GTECH S.p.A. (now International Game Technology PLC listed on the NYSE), a leading commercial operator and provider of technology in regulated worldwide gaming markets. Before becoming CEO of GTECH Corporation, then a subsidiary of Lottomatica Group S.p.A. in 2008, Mr. Patel held various executive positions at GTECH, including President and COO (2007), Senior Vice President and CFO (2000-2007), Vice President, Financial Planning and Business Evaluation (1998-2000) and Finance Director, European and African Operations (1995-1997). From August 2006 until April 2007, Mr. Patel also served as CFO of Lottomatica S.p.A. (now IGT PLC). Prior to joining GTECH, Mr. Patel worked at PricewaterhouseCoopers in London. Mr. Patel served as a member of the Board and the Executive Management Committee of GTECH S.p.A. (now IGT PLC) until March 2015. Mr. Patel holds a B.A. with honors from Birmingham Polytechnic in the United Kingdom and qualified as a Chartered Accountant with PricewaterhouseCoopers in London.

The Board has concluded that Mr. Patel should continue to serve on the Board due to, among other things, his significant experience as a CEO and a senior executive in other roles, including his various leadership roles at GTECH Corporation where he grew the company’s footprint as a global business in developing countries, including across the Latin America, Eastern Europe and Asia Pacific regions. Further, the Board believes that Mr. Patel’s experience as CFO of a public company and service on the board of an Italian public company provide significant insight into, among other things, financial and international business management, governance and compensation matters.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY 9

Proposal No. 1: Elect Directors (continued)

Independent Director;

Compensation Committee

Member;

Corporate Governance &

Nominating Committee

Member

Director qualification highlights include:

•  CEO/management experience

•  Relevant board and committee experience

•  Marketing experience

Linda D. Rabbitt

Linda D. Rabbitt, 71, has served on the Board since January 4, 2016. Prior to that, starting in July 2010, Ms. Rabbitt served on the legacy Towers Watson board and as the Lead Director and a member of the Compensation Committee and the Nominating and Governance Committee. She also previously served as a director of Watson Wyatt from 2002 to 2009.

Ms. Rabbitt is the founder and Chairman of Rand Construction Corporation, a commercial construction company founded in 1989 that specializes in building renovation and tenant build-outs. Ms. Rabbitt served as CEO of Rand Construction Corporation from 1989 through the end of 2018. Prior to founding Rand Construction Corporation, Ms. Rabbitt was the co-founder and co-owner of Hart Construction Company, Inc., a commercial tenant construction company. From 1981 to 1985, Ms. Rabbitt was with KPMG (formerly Peat Marwick), where she was Director of Marketing from 1982 to 1985. Ms. Rabbitt previously served as a director of Brookfield Properties, a commercial real estate company, and as a Class C director of the Federal Reserve Bank of Richmond and served as Chairman of the board from January 2013 through December 2014.

Ms. Rabbitt currently serves as a director of the Greater Washington Board of Trade and the Economic Club of Washington, D.C. She previously served as a director of Leadership Greater Washington and as a trustee of George Washington University, and is a past Chairman and the current Treasurer of the Federal City Council. Ms. Rabbitt holds a B.A. from the University of Michigan, Ann Arbor and an M.A. from George Washington University.

The Board has concluded that Ms. Rabbitt should continue to serve on the Board due to, among other things, her significant experience gained from being the founder and CEO of a prominent construction business and building and growing the company’s business. The Board believes that Ms. Rabbitt’s significant leadership and management experience, combined with her prior role at a global auditing/consulting firm, provides significant insight into business development, marketing, management and risk oversight.

10 WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Proposal No. 1: Elect Directors (continued)

Independent Director;

Audit Committee Member;

Corporate Governance &

Nominating Committee

Member

Director qualification highlights include:

•  CEO/management experience

•  Relevant board and committee experience

•  Financial expertise

Paul D. Thomas

Paul D. Thomas, 63, has served on the Board since January 4, 2016. Prior to that, starting in January 2010, Mr. Thomas served on the legacy Towers Watson board and as a member of the Audit Committee and the Risk Committee.

From November 2016 through March 2019, Mr. Thomas served as Senior Advisor of ProAmpac, a leading global flexible packaging company. Mr. Thomas retired on March 31, 2016 from his role as senior executive with the Rank Group NA, a position he had held since January 2011. He was previously the CEO of Reynolds Packaging Group from February 2008 through January 2011, when Alcoa sold the Reynolds Packaging Group business to the Rank Group. Mr. Thomas joined Alcoa in 1978 and, prior to the sale of its packaging businesses, most recently served as Executive Vice President for Alcoa and Group President for its Packaging and Consumer businesses. His prior roles included Executive Vice President responsible for the Alcoa Rolled and Engineered Products Group and Executive Vice President for People and Culture. Mr. Thomas holds a B.S. in Metallurgical Engineering and Material Sciences from Lehigh University and an Executive M.B.A. from the University of Tennessee.

The Board has concluded that Mr. Thomas should continue to serve on the Board due to, among other things, his significant experience as CEO or a senior executive at various large global companies, including his service as senior executive of the Rank Group NA, CEO of Reynolds Packaging Group and Executive Vice President of Alcoa. The Board believes that Mr. Thomas’s relevant management and Committee experience provides significant insight into financial and risk management as well as global strategy and operations.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY 11

Proposal No. 1: Elect Directors (continued)

Independent Director; Risk Committee Chairman; Audit Committee Member; Director qualification highlights include: • CEO/management experience • International business experience • Financial expertise

Wilhelm Zeller

Wilhelm Zeller, 75, has served on the Board since January 4, 2016 and as Chairman of the Risk Committee since May 2018. Prior to that, starting in January 2010, Mr. Zeller served on the legacy Towers Watson board and as the Chairman of the Risk Committee and a member of the Compensation Committee.

Mr. Zeller is presently a consultant and corporate director, serving on the public company board of Axis Capital Holdings Limited, the private company board of EIS Group Limited and the not-for-profit boards of MHH Plus Foundation and Siegmund Seligmann Foundation. Mr. Zeller previously served as the CEO of Hannover Re Group from 1996 until his retirement in June 2009. Prior to joining Hannover Re, Mr. Zeller served as a member of the executive board of Cologne Re and then a member of the executive council of General Re Corporation, Cologne Re’s new principal shareholder. He holds a B.A. in Business Administration from the University of Applied Sciences in Cologne, Germany.

The Board has concluded that Mr. Zeller should continue to serve on the Board due to, among other things, his significant experience managing international reinsurance operations, including his 13-year service as the CEO of one of the largest global reinsurance companies. The Board believes that Mr. Zeller’s management and directorship experience in the international insurance and reinsurance industry provides significant insight into the insurance industry as well as global management, strategy and risk management.

12 WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Corporate Governance

The Company believes good governance is critical to achieving long-term shareholder value. We are committed to governance policies and practices that serve the long-term interests of the Company and its shareholders.

Corporate Governance Highlights

●	Split CEO and Chairman roles for the last several years.

●	Mr. Victor Ganzi has served as the independent Non-Executive Chairman of the Board since January 2019.

●	Formal CEO succession planning process.

●	Share ownership guidelines for directors and executive officers.

●	Directors and employees prohibited from hedging Company shares.

●	Directors and executive officers prohibited from having margin accounts and pledging Company shares.

●	Majority voting for directors in uncontested elections; directors that do not receive a majority vote are not elected to the Board.

●	Active Board participation in succession and strategic planning.

●	Annual Board and Committee self-evaluations.

●	Semi-annual shareholder engagement.

●	No poison pill.

●	Shareholders holding 10% of the Company’s share capital can convene a special meeting.

●	Conditional director resignations required for the Governance Committee’s and the Board’s consideration in the event a director experiences materially changed circumstances.
●	Limit on the number of public boards on which directors may serve and assessment of a director’s continued service if he or she accepts membership on another public board.

○	For all directors other than the CEO, maximum of three other public company boards (in addition to WTW).

○	For the CEO, maximum of one other public company board (in addition to WTW), with the consent of the Governance Committee.

●	Majority of directors required to be independent; other than the CEO, the current slate is wholly comprised of independent directors.

●	Annual elections of directors.

●	Annual review of Board Committee composition.

●	Regular executive sessions of independent directors.

●	Proxy access proactively implemented.

●	Onboarding and regular continuing director education.

●	A diverse Board, including the following:

○	33.3% of the Board is female, including the Compensation Committee Chairman;

○	33.3% of the Board has non-U.S. citizenship, including the Audit Committee Chairman and Risk Committee Chairman; and

○	22.2% of the Board is of Asian descent.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY 13

Corporate Governance (continued)

Board and Committee Member Independence

Based on the recommendation of the Governance Committee, the Board has determined that, with the exception of Mr. Haley, (i) each of the current directors and director nominees shown above and (ii) each of the Board Committee members is independent under the relevant SEC rules, NASDAQ listing standards and the Board’s Director Independence Standards. The Board’s Director Independence Standards are part of the Company’s Corporate Governance Guidelines, which were adopted by the Board and which comply with the requirements of NASDAQ listing standards.

As discussed above, each director has significant experience and affiliations with other organizations that bring relevant expertise to the oversight of the Company. In evaluating the independence of each director, the Governance Committee considered that, in the ordinary course of business, the Company provides services (such as insurance broking or consulting services) to, receives services from, or provides charitable donations to, certain organizations affiliated with the directors by virtue of their directorship, employment status or share ownership. In addition, in the ordinary course of business and on an arm’s-length basis, certain directors receive broking services from the Company on a personal basis. The Governance Committee determined that, in all of the above cases, the transactions do not impair the relevant director’s independence under the applicable SEC rules, NASDAQ listing standards or the Board’s Director Independence Standards.

Board Meetings and Attendance

The Board met formally 12 times in 2019. Additionally, the Board met informally with management on several occasions during the course of the year to discuss, among other things, strategic, operational and management issues. All directors standing for re-election attended at least 75% of the aggregate of the total number of Board meetings and of any Committee on which they served in 2019.

The independent directors held separate executive sessions without management either before or after each of the Board’s regularly scheduled meetings in 2019. The Non-Executive Chairman of the Board chaired each executive session. Neither the CEO nor any member of management at any level attends the executive sessions of the independent directors unless invited to discuss a particular matter.

All directors are expected to make every effort to attend each Annual General Meeting of Shareholders. All directors standing for re-election participated in the 2019 Annual General Meeting of Shareholders.

Board Leadership Structure

As noted above, the members and chairs of each of the Board Committees are independent based on SEC, NASDAQ and governance standards. As a result, independent directors directly oversee such critical matters as the compensation policy for executive officers, nomination and corporate governance practices, and the integrity of financial statements and internal controls over financial reporting.

The Board has determined that the Company and its shareholders are currently best served by having the roles of Chairman and CEO undertaken by different individuals. In the event they are not, the Corporate Governance Guidelines provide for the appointment of a Presiding Independent Director.

Mr. Ganzi served as the Independent Non-Executive Chairman of the Board from January 1, 2019 through December 31, 2019 and was re-elected by the Board to serve for an additional one-year term. Pursuant to the Company’s Corporate Governance Guidelines, the Non-Executive Chairman:

●	convenes and presides at executive sessions of the independent and non-management directors;

14 WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Corporate Governance (continued)

●	serves as principal liaison on Board-related issues between the independent and non-management directors and the CEO and provides the CEO with feedback from executive sessions;

●	prior to Board meetings, discusses with the CEO the information to be provided to directors and reviews and approves such information;

●

approves Board meeting agenda items and, with the CEO, proposes for Board approval the Board’s calendar, including the number and frequency of Board meetings, to ensure there is sufficient time for discussion of all agenda items;

●	recommends to the Board the retention of outside advisors and consultants who report directly to the Board on Board-related issues;

●	consults with the Governance Committee on the appointment of chairs and members for Board Committees;

●	is available for consultation and communication with shareholders in appropriate circumstances, as instructed by the Board; and

●	performs such other functions and responsibilities as requested by the Board from time to time.

Director Orientation and Continuing Education

Director Orientation: Our robust orientation program familiarizes new directors with the Company’s businesses, strategies and policies, and assists new directors in developing company and industry knowledge to optimize their service on the Board. The orientation also provides new directors with an understanding of their fiduciary duties and other requirements associated with serving on the Board of an Irish-domiciled company with shares listed on NASDAQ.

Continuing Education: Regular continuing education programs enhance the skills and knowledge directors use to perform their responsibilities. These programs may include internally developed materials and presentations, programs presented by third parties, and financial and administrative support to attending qualifying academic or other independent programs.

Willis Towers Watson Board Committees

Critical matters such as the compensation policy for executive officers, nomination and corporate governance practices, and the integrity of financial statements and internal controls over financial reporting, and enterprise-wide risk management are overseen by the Board and its Committees, which are comprised solely of independent directors.

The Board Committees, members and a description of each Committee’s function are set forth below in further detail. Our Corporate Governance Guidelines and all Board Committee Charters can be found in the “Investor Relations — Corporate Governance” section of our website at www.willistowerswatson.com. Copies are also available free of charge on request from the Company Secretary.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY 15

Corporate Governance (continued)

Board Committee Slates

The current Board Committees are comprised as follows:

	Audit		Compensation		Corporate Governance & Nominating		Risk
Anna C. Catalano	X				X

Victor F. Ganzi (1)			X		X	*
John J. Haley

Wendy E. Lane			X	*			X
Brendan R. O’Neill	X	*					X
Jaymin B. Patel			X				X
Linda D. Rabbitt			X		X
Paul D. Thomas	X				X
Wilhelm Zeller	X						X	*

*	Designates Committee Chairman

(1)

From January to May 2019, Mr. Ganzi served as a member of the Audit Committee and a member of the Risk Committee. Upon Mr. McCann’s retirement at the 2019 Annual General Meeting of Shareholders, Mr. Ganzi became Chairman of the Governance Committee and a member of the Compensation Committee.

General Description of Board Committee Responsibilities

The Audit Committee generally assists the Board with overseeing the following:

●	the integrity of the Company’s financial statements;

●	the selection and oversight of the independent auditors, including their compensation and retention;

●	the Company’s compliance with financial, legal and regulatory requirements;

●	the independent auditors’ qualifications and independence;

●	the performance of the independent auditors and the Company’s internal audit function;

●	the establishment and maintenance of proper internal accounting controls and procedures;

●	the treatment of concerns regarding accounting or auditing matters as reported under the Company’s whistleblower policy; and

●	the review of the Company’s corporate and tax arrangements and structures in connection with the Directors’ Compliance Statement contained in the Irish Statutory Accounts.

The Audit Committee provides an avenue for communication among internal audit, the independent auditors, management and the Board. The members of management that join the Committee meetings include, among others, the Chief Financial Officer, the Group Controller, General Counsel as well as Heads of Internal Audit, Compliance and Risk. In addition, the Audit Committee discusses with management and, if appropriate, the independent auditors, matters such as the guidelines and policies governing the process by which senior management and the relevant departments of the Company assess and manage the Company’s exposure to risk relating to audit, financial disclosure, tax matters, pension matters and foreign exchange hedging. With respect to compliance, the Audit Committee discusses with the Chief Compliance Officer the compliance and regulatory risks of the Company, and receives a report outlining the main

16 WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Corporate Governance (continued)

activities of the compliance function, material regulatory interactions review, progress against the annual compliance plan and the adequacy of resources. The Committee also discusses with the General Counsel any significant legal matters that may have a material effect on the Company.

Mr. O’Neill is an independent audit committee financial expert, as defined by Regulation S-K, and all Audit Committee members are financially sophisticated under NASDAQ listing standards in light of their financial experience. In 2019, the Audit Committee met formally four times. In addition to holding formal meetings, the Committee members met informally during the course of the year to discuss and review financial matters related to the Company and its SEC filings (including earnings releases). The Committee also frequently meets in executive sessions, including separate meetings with management, the internal auditors and external auditors.

The Risk Committee generally assists the Board with the following:

●	monitoring oversight of the Company’s enterprise risk management;

●	overseeing management’s approach to risk identification, risk tolerance, risk assessment and risk management for strategic, operational and financial risks facing the Company;

●

overseeing the development of plans for risk mitigation for the most significant risks to the Company and monitoring management’s implementation of such plans, and the effectiveness generally of risk mitigation strategies and activities;

●	reviewing new material transactions, products or services requiring Board approval;

●	reviewing and making recommendations regarding the adequacy of the Company’s resources to perform its risk management responsibilities; and

●	conferring annually with the Company’s Compensation Committee concerning the risk assessment of the Company compensation programs as required by SEC regulations.

The Risk Committee’s focus on risk includes, among other items, business, strategic, operational, regulatory, major financial risk exposures and the steps management has taken to monitor and control such risks, including cybersecurity risks (it being acknowledged that other Board Committees have responsibility with respect to the oversight of audit, compensation and human capital, and governance risks, as set forth in their Charters). In 2019, the Risk Committee met formally four times. After regularly scheduled meetings, the Committee also met in executive session. The members of management that join the Committee meetings, include the General Counsel, the Chief Financial Officer and the Heads of Risk, Compliance and Internal Audit.

The Compensation Committee generally assists the Board with the following:

●

establishing, in consultation with senior management, the Company’s general compensation philosophy and overseeing the development and implementation of compensation programs in accordance with the philosophy;

●

reviewing and approving annual corporate goals and objectives relevant to the compensation of the CEO, evaluating the performance of the CEO in light of those goals and objectives, and (either as a Committee or together with the other independent directors) determining and approving the CEO’s compensation based on this evaluation, which compensation shall be ratified by the Board;

●

with respect to the executive officers other than the CEO, after consideration of the CEO’s recommendations, reviewing and approving annual corporate goals and objectives relevant to their compensation, evaluating their performance in light of those goals and objectives and determining and approving their compensation;

●	reviewing and approving compensation policies applicable to the executive officers;

●	evaluating executive compensation competitive practices and trends;

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY 17

Corporate Governance (continued)

●	reviewing and approving incentive compensation plans for the executive officers, and equity-based plans, subject to any necessary shareholder approval;

●	in consultation with senior management, overseeing regulatory compliance with respect to compensation matters;

●	reviewing and discussing with senior management the Compensation Discussion and Analysis and approving its inclusion in the Company’s Proxy Statement and Annual Report on Form 10-K;

●	reviewing the results of the “say-on-pay” and “say-on-frequency” proposals included in this Proxy Statement and the appropriate response;

●	making recommendations to the Board on the compensation for non-employee directors, Board Committee Chairmen and Board Committee members;

●	making recommendations to the Board on director and executive officer share ownership guidelines and monitor compliance therewith;

●	annually evaluating the independence of the Committee’s compensation consultants, legal counsel and/or other advisors, taking into consideration the factors enumerated in NASDAQ listing standards;

●

reviewing the nature of services provided by the Committee’s compensation consultant, any remuneration provided to such consultant and evaluating, in accordance with SEC rules, whether any conflict of interest exists with respect to such consultant;

●	reviewing an assessment of the Company’s compensation programs to determine whether they create risks that would be reasonably likely to have a material adverse effect on the Company; and

●

providing input and advice on the implementation of the Company’s talent strategy, including recruiting and development strategies, inclusion and diversity initiatives and the development of senior leaders.

In 2019, the Compensation Committee met formally four times. In addition to holding formal meetings, the Committee members met informally during the course of the year to discuss compensation-related matters and acted from time to time by unanimous written consent. After regularly scheduled meetings, the Committee also met in executive session, which included meetings with the compensation consultant.

The Corporate Governance and Nominating Committee generally assists the Board with the following:

●	recommending to the Board, in light of the Board’s qualifications, the director nominees to stand for election by shareholders and in the event of any director vacancy;

●	developing and recommending director independence standards to the Board, periodically reviewing those standards and evaluating directors’ independence;

●

developing and recommending to the Board the director selection process for identifying, considering and recommending candidates to the Board and director qualification standards for use in selecting new nominees and periodically reviewing the process and standards;

●

reviewing the appropriateness of continued service on the Board of members whose circumstances have changed, including if members contemplate accepting a directorship at another company or an appointment to an audit committee of another company;

●	making recommendations to the Board on matters relating to director tenure, which may include the retirement of Board members, term limits or a mandatory retirement age;

●	establishing, overseeing and recommending the purpose, structure and operations of the various Board Committees, and the qualifications and criteria for membership on each Board Committee;

●	recommending to the Board, from time to time, changes the Committee believes is desirable to the size of the Board or any Committee thereof;

18 WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Corporate Governance (continued)

●

recommending to the Board a nominee for Chairman (or, if applicable, recommending to the independent and non-management directors a nominee for Presiding Independent Director) and recommending to the Board the nominees and the Chairman for each Board Committee;

●	reviewing periodically and recommending changes to the Board, from time to time, to the Company’s Corporate Governance Guidelines;

●	reviewing the orientation process for all new directors and a continuing education program for all directors;

●

developing a policy with regards to the Committee’s consideration of any director candidates recommended by the Company’s shareholders and consider director candidates recommended by the Company’s shareholders in accordance with such policy;

●

administering and overseeing, on behalf of the Board, the evaluation process for the overall effectiveness of the Board (including the effectiveness of the Board Committees and the Board’s performance of its governance responsibilities);

●	reviewing succession plans prepared by management for all senior management;

●	reviewing the Company’s environmental, social and governance disclosure in the Proxy Statement;

●	approving any charitable contributions over a threshold delegated by the Board;

●

reviewing any Company shareholder engagement plans, including referring to another Board Committee for review, if appropriate, or otherwise making recommendations to the Board with respect to shareholder proposals properly submitted for inclusion in the Proxy Statement or for consideration at an annual general meeting of shareholders; and

●	reviewing government relations activities and overseeing any policies regarding political activity.

The Governance Committee believes in fostering strong governance practices and, from time to time, reviews governance principles set out by investors or other outside groups. As a general matter, we believe that we satisfy, where applicable, all or substantially all of the applicable principles set forth by a group of leading executives and investors in the 2016 “Commonsense Principles of Corporate Governance” as well as the updated 2018 “Commonsense Principles of Corporate Governance 2.0” and the 2018 “Investor Stewardship Corporate Governance Principles.”

In 2019, the Governance Committee met formally four times. After each regularly scheduled meeting, the Governance Committee also met in executive session. In addition to holding formal meetings, the Committee members also met informally during the course of the year to discuss governance-related matters.

CEO Succession Planning

In 2019, the Board, acting through the Governance Committee, was actively engaged in succession planning with the announcement that the CEO was originally scheduled to retire at the end of 2020. There was a formal process where management engaged a third party to help assess the experience and attributes of potential candidates. The Committee met with the CEO and the Chief Human Resources Officer on a regular basis to discuss the process and candidate ideas and progress. The full Board regularly received updates and discussed the process. This search has been put on hold pending the transaction with Aon.

Director Nomination and Selection Process

The Governance Committee identifies potential director nominees by preparing a candidate profile based upon the current Board’s strengths and needs, including based on the Company’s strategy and goals for the future, and through a variety of sources, including by engaging search firms or utilizing the professional

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY 19

Corporate Governance (continued)

networks of the Board and senior management. Nominees must meet minimum qualification standards with respect to a variety of criteria including integrity, reputation, judgment, knowledge, experience, maturity, skills and personality, commitment and independence. The Governance Committee may also take into consideration additional factors that it may deem appropriate, which may include diversity, experience with business and other organizations, the interplay of the candidate’s experience with the experience of other Board members and the extent to which the candidate would be a desirable addition to the Board and any committee thereof.

With feedback from the Board members, members of the Governance Committee initiate contact with preferred candidates and, following feedback from interviews conducted by Governance Committee and Board members, recommend candidates to join the Board. The Governance Committee has the authority to retain a search firm to assist with this process. The Governance Committee considers candidates nominated by shareholders and ensures that such nominees are given appropriate consideration in the same manner as other candidates. Recommendations may be submitted to any member of the Governance Committee pursuant to the procedures set forth below under “Communications with Shareholders and Other Constituencies” by writing to the Company Secretary at corporatesecretary@willistowerswatson.com.

The Board’s Role in Risk Oversight

The Company’s management is responsible for the day-to-day management of risks and the Board, including through its Committees, is responsible for understanding and overseeing the various risks facing the Company. Effective risk oversight is an important priority of the Board.

The Board implements its risk oversight function both as a whole and through delegation to its Committees, which meet regularly and report back to the Board. To ensure that the Board executes on its priority with an appropriate focus on risk generally, it separated the Risk Committee from the Audit Committee in 2018. The Board has delegated to the Risk Committee, through its Charter, the primary responsibility of assisting the Board in its oversight of the framework, policies and practices used by the Company to identify, assess and manage key strategic and operational risks facing the Company, including risks relating to information security, errors and omissions and conflicts of interest. The Board has also delegated to its other Committees the oversight of risks within their areas of responsibility and expertise. For information on the Board Committees, their responsibilities and areas of risk oversight, see the section above entitled “— General Description of Board Committee Responsibilities.”

In addition, an overall review of risk is inherent in the Board’s consideration of the Company’s long-term strategies and in the transactions and other matters presented to the Board, including capital expenditures, acquisitions and divestitures, and financial matters. The Company believes that its Board leadership and Committee structure supports the risk oversight function of the Board. Moreover, the Board’s role in risk oversight of the Company is consistent with the Company’s leadership structure, with the CEO and other members of senior management having responsibility for assessing and managing the Company’s risk exposure, and the Board and its Committees providing oversight in connection with those efforts. Management regularly communicates with the Board, its Committees and individual directors about significant risks identified and how they are being managed. The Board also oversees management’s crisis preparedness plan and the execution of any such plan if needed.

To learn more about risks facing the Company, you can review the factors included in Part I, “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 as updated by subsequent filings by the Company with the SEC. The risks described in such filings are not the only risks facing the Company. Additional risks and uncertainties not currently known or that may currently be deemed to be immaterial also may materially adversely affect the Company’s business, financial condition or results of operations in future periods.

20 WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Corporate Governance (continued)

Environmental, Social and Governance (“ESG”) Oversight and Activities

In 2019, the Company formed a cross-functional management committee to coordinate and communicate on the Company’s ESG initiatives. Information on our ESG commitments and the various ESG-related awards we have received is available on our website at https://www.willistowerswatson.com/en-US/About-Us/environmental-social-and-governance, which information is not part of or incorporated by reference into this Proxy Statement.

With respect to Board oversight of ESG matters in general, the Board takes an approach that the most appropriate Committee should maintain oversight over a particular issue rather than concentrating all ESG initiatives into any one Committee. The Committees report to the Board as appropriate. For example:

●

The Risk Committee has the primary responsibility of assisting the Board in its oversight of the framework, policies and practices used by management to identify, assess and manage key strategic and operational risks facing the Company. The Risk Committee considers enterprise risk a key area for regular quarterly review; as such, it reviews business continuity risks, including climate-related risks, if identified as having a material impact on the business strategy or operations.

●

The Governance Committee reviews ESG disclosure in the proxy statement and discusses with management on an annual basis, its corporate social responsibility initiatives, which include the Company’s environmental sustainability program and charitable contributions.

●	The Compensation Committee reviews talent and culture, including inclusion and diversity, as well as social initiatives such as Gender Pay Gap.

●	The Audit Committee reviews the ESG disclosure included in our Irish Statutory Accounts.

ESG Commitments

Our clients, colleagues and other stakeholders expect us to conduct our business with integrity and in an environmentally and socially responsible manner with the highest ethical standards. We take these expectations seriously and have embraced principles that are aligned with our business priorities, are consistent with our commitment to ethical and sustainable practices and demonstrate our respect for those communities in which we operate across the globe.

Accordingly, we are committed to:

●

Demonstrating that we are a responsible and ethical business partner by conducting our business based on our Code of Conduct and our Company values, which emphasize managing all relationships with fairness, decency and good citizenship.

●

Partnering with our clients and communities to help address their social and economic challenges. For example, we are a founding member of the Insurance Development Forum, a public/private partnership led by the insurance industry and international organizations (such as the United Nations and the World Bank) that aims to optimize and extend the use of insurance and its related risk management capabilities to build greater resilience and protection for people, communities, business, and public institutions that are vulnerable to disasters and their associated economic shocks.

●

Enabling our colleagues to reach their full potential by fostering a culture of mutual respect and security, an inclusive and diverse work environment, an array of professional development opportunities, safe working conditions and fair hiring and labor standards. Each year our leaders adopt diversity and inclusion-focused objectives through the company, and we continue to look for ways to ensure an objective and fair process that mitigates human biases in all of our talent programs and processes. Examples of our inclusion and diversity activities include:

○	Globally:

●	For the fifth year running, we were a gold sponsor of the Dive In festival for inclusion and diversity in insurance, holding events across the company globally.

●

For the second year running, we were included in the Bloomberg Gender-Equality Index, which tracks the financial performance of public companies committed to supporting gender equality through policy development, representation, and transparency.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY 21

Corporate Governance (continued)

○	In the U.S.: We have been recognized by the Human Rights Campaign Foundation as a “Best Place to Work” for LGBT+ equality since 2015.

○	In the U.K.: We are a member of Stonewall’s Diversity Champions program, an employers’ forum for sexual orientation and gender identity equality.

●

Strengthening our communities through philanthropic activities, including Matching Gifts and Volunteer Day Programs that provide our colleagues with paid opportunities to volunteer their time and amplify their charitable giving through gift matching.

●

Minimizing our environmental impact and carbon emissions through improvements to energy efficiency in our operations, reducing our need for business travel through the use of virtual meeting technologies, promoting recycling, minimizing the waste we send to landfill, purchasing environmentally-responsible office supplies and encouraging our colleagues to adopt environmentally-responsible habits.

●

Improving our suppliers’ ESG impacts by increasing our demand for and use of goods that are developed in a sustainable way and contribute to a reduced carbon footprint, tracking supplier diversity, including ESG questions and evaluation criteria within our procurement processes, and aiming to have in place a form of supplier contract that stipulates all operations must be conducted in full compliance with all applicable laws in connection with the contract.

●

Being closely involved with various governments, intergovernmental organizations and civil societies on climate policy and research and sharing the collective ambition of an orderly transition towards sustainable and resilient economies and communities.

●

Participating in a variety of collaborations and memberships, including as proud members of the insurance industry initiative ClimateWise, supporters of the Taskforce on Climate-Related Financial Disclosures (“TCFD”), and leaders of the Coalition for Climate Resilient Investment.

Additionally, to reinforce our commitments, we have established our ESG Taskforce to provide central governance over our ESG efforts across the organization and to ensure our commitments are aligned with the Company’s strategic priorities. The ESG Taskforce is sponsored by our General Counsel, Chief Financial Officer and Chief Administrative Officer, and comprises representatives from across the business segments and corporate functions.

To learn more about ESG, including our 2019 TCFD Statement, visit: https://www.willistowerswatson.com/en-US/About-Us/environmental-social-and-governance. The information on, or accessible through, our website are not part of or incorporated by reference into this Proxy Statement.

Non-Employee Director Compensation

Willis Towers Watson’s non-employee director compensation takes into account, among other things, the Company’s size and complexity as well as the compensation paid by its peer companies and other similarly situated Irish-domiciled, U.S.-listed companies. In 2019, following a review of director compensation practices of the Company and its peers and taking into account the circumstances involved in being on an Irish-domiciled company board, the Compensation Committee’s independent compensation consultant recommended the following changes to its non-employee director compensation, which the Board determined to make:

●	increased the non-employee directors’ annual equity grant from $150,000 to $160,000;

●	reduced the Non-Executive Chairman of the Board’s annual fee from $200,000 to $150,000;

●	increased the Governance Committee’s annual membership fee from $8,000 to $10,000;

●

revised the vesting schedule of non-employee director equity awards from the one-year anniversary of the grant date to the earlier of (x) the one-year anniversary of the grant date and (y) the next subsequent annual general meeting of shareholders following the grant date; and

●	provided non-employee directors with the ability to elect to take the $125,000 cash retainer in equity.

22 WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Corporate Governance (continued)

The following table outlines the fees paid to the non-employee directors for each term of service.

All Non-Employee Directors

●  $125,000 cash fee, payable 100% in equity at the non-employee director’s election; and

●  time-based restricted share units equal to $160,000 that vest in full on the earlier of (x) the one-year anniversary of the grant date and (y) the next subsequent annual general meeting of shareholders following the grant date.

Non-Executive Chairman of the Board	● $150,000, payable 50% in equity and 50% in cash, or 100% in equity at the Non-Executive Chairman’s election.*
Audit Committee Chairman	● $25,000† cash fee
All Other Audit Committee Members	● $15,000 cash fee
Compensation Committee Chairman	● $20,000† cash fee
All Other Compensation Committee Members	● $12,500 cash fee
Governance Committee Chairman	● $17,000† cash fee
All Other Governance Committee Members	● $10,000 cash fee
Risk Committee Chairman	● $20,000† cash fee
All Other Risk Committee Members	● $12,500 cash fee

*	Mr. Ganzi elected to receive 100% of his 2019 Non-Executive Chairman of the Board fee in equity.

†	Includes Committee membership fee.

Other than the Non-Executive Chairman, whose term of service is January 1 through December 31, the term of service for the Board and its Committees runs from the date of the Annual General Meeting of Shareholders to the date of the next meeting the subsequent year.

The following table sets forth cash and other compensation paid or accrued to the non-employee directors of Willis Towers Watson during 2019.1

Willis Towers Watson Non-Employee Director	Fees Earned or Paid in Cash ($)	Share Awards ($) (1)	All Other Compensation ($) (2)	Total ($)
Anna C. Catalano (3)	152,299	160,000	—	312,299
Victor F. Ganzi (4)	156,759	310,000	—	466,759
Wendy E. Lane (5)	160,745	160,000	—	320,745
James F. McCann (6)	60,712	—	—	60,712
Brendan R. O’Neill (7)	163,071	160,000	—	323,071
Jaymin B. Patel (8)	153,091	160,000	—	313,091
Linda D. Rabbitt (9)	149,748	160,000	—	309,748
Paul D. Thomas (10)	152,299	160,000	—	312,299
Wilhelm Zeller (11)	163,297	160,000	—	323,297

(1)

On May 20, 2019, each of the non-employee directors received 907 restricted share units (“RSUs”), except for Mr. Ganzi who received 1,757 RSUs in connection with his Non-Executive Chairman fee. The RSUs vest in full on May 20, 2020. The share award value shown is the full fair value as of the date of grant.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY 23

Corporate Governance (continued)

(2)

The Company reimburses directors for reasonable travel and related expenses incurred in connection with their participation in Board or Board Committee meetings. The Company also hired auditors in Dublin, Ireland to prepare the directors’ Irish 2019 tax returns, whose fees are expected to be approximately €20,000 in the aggregate.

(3)	The above fees reflect Ms. Catalano’s role as a member of both the Audit Committee and the Governance Committee.

(4)

The above fees reflect Mr. Ganzi’s role as the Chairman of the Governance Committee effective May 2019, and his role as a member of the Compensation Committee effective May 2019. Prior to that date, Mr. Ganzi served as a member of the Audit Committee and a member of the Risk Committee.

(5)	The above fees reflect Ms. Lane’s role as the Chairman of the Compensation Committee, and her additional role as a member of the Risk Committee.

(6)

At the 2019 Annual General Meeting of Shareholders held on May 20, 2019, Mr. McCann retired from the Board and all Board Committees. The above fees reflect Mr. McCann’s role as the Chairman of the Governance Committee, and his additional role as a member of the Compensation Committee, prior to his retirement.

(7)

The above fees reflect Mr. O’Neill’s role as Chairman of the Audit Committee, and his additional role as a member of the Risk Committee. In 2019, Mr. O’Neill also served as a board member of Willis Limited, the Company’s principal insurance brokerage subsidiary outside of the United States, pursuant to which he received an annual cash fee of £50,000.

(8)	The above fees reflect Mr. Patel’s role as a member of the Compensation Committee, and his additional role as a member of the Risk Committee.

(9)	The above fees reflect Ms. Rabbitt’s role as a member of the Compensation Committee, and her additional role as a member of Governance Committee.

(10)	The above fees reflect Mr. Thomas’s role as a member of the Audit Committee, and his additional role as a member of the Governance Committee.

(11)	The above fees reflect Mr. Zeller’s role as the Chairman of the Risk Committee, and his additional role as a member of the Audit Committee.

Share Ownership Guidelines

Under our share ownership guidelines, non-employee directors are required to accumulate Willis Towers Watson shares equal to five times the directors’ annual cash retainer of $125,000 (i.e., $625,000) within eight years of (i) their appointment to the board of their respective legacy company (for legacy Willis Group or legacy Towers Watson directors who serve on the Board) or (ii) their appointment to the Board. The threshold dollar amount is intended to ensure alignment with the Company’s long-term strategy and the time period is intended to attract and retain qualified new board members and candidates. Ordinary shares, deferred shares, share equivalents, RSUs and restricted shares count toward satisfying the guidelines, but options to purchase shares do not. Each director is prohibited from transferring these shares until six months after he or she leaves Board service (other than to satisfy tax obligations on the vesting/distribution of existing equity awards), but is permitted to transfer any shares in excess of this amount. If, as a result of share price decline subsequent to a non-employee director meeting the ownership requirement, the non-employee director no longer satisfies the ownership requirement, he or she is not required to buy additional shares to meet the ownership requirement. In the event a non-employee director has not met the share ownership requirement, he or she is prohibited from transferring any Willis Towers Watson shares (other than to satisfy tax obligations on the vesting/distribution of existing equity awards). In the case of financial hardship, the ownership guidelines may be waived in the discretion of the Compensation Committee until the hardship no longer applies or such other appropriate time as the Compensation Committee determines. All current non-employee directors have satisfied their share ownership requirements.

24 WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Corporate Governance (continued)

The following table sets forth the non-employee directors’ equity ownership as of December 31, 2019.

Non-Employee Director	Shares	RSUs
Anna C. Catalano	4,773	907
Victor F. Ganzi	17,494	1,757
Wendy E. Lane	6,445	907
Brendan R. O’Neill	11,838	907
Jaymin B. Patel	4,226	907
Linda D. Rabbitt	12,525	907
Paul D. Thomas	9,751	907
Wilhelm Zeller	7,255	907

For more information regarding the number of shares beneficially owned by each director as of March 20, 2020, see the section entitled “Additional Information — Security Ownership of Certain Beneficial Owners and Management — Directors, Director Nominees, Named Executive Officers and Other Executive Officers.”

Review and Approval of Related Person Transactions

The Company has adopted written policies and procedures governing the review and approval of transactions between the Company and any of its directors or executive officers, director nominees, any security holder who is known to the Company to own of record or beneficially more than 5% of any class of the Company’s voting securities or their immediate family members (each, a “Related Person”) to determine whether such persons have a direct or indirect material interest. The Company’s directors, director nominees and executive officers complete an annual director and officer questionnaire, which requires the disclosure of Related Person transactions. In addition, directors, director nominees and executive officers are obligated to advise the Audit Committee of any Related Person transaction of which they are aware, or become aware, and, in the event that any such transactions involve difficult or complex issues, the directors and executive officers are obligated to advise the General Counsel. Further, transactions that are determined to be directly or indirectly material to a Related Person are disclosed in the Company’s Proxy Statement or Annual Report on Form 10-K in accordance with SEC rules. The Audit Committee reviews and approves or ratifies any Related Person transaction that is required to be disclosed. In the course of its review and approval or ratification of a disclosable related person transaction, the Audit Committee considers, among other factors it deems appropriate:

●	the position within or relationship of the Related Person with the Company;

●	the materiality of the transaction to the Related Person and the Company, including the dollar value of the transaction, without regard to profit or loss;

●

the business purpose for and reasonableness of the transaction (including the anticipated profit or loss from the transaction), taken in the context of the alternatives available to the Company for attaining the purposes of the transaction;

●	whether the transaction is comparable to a transaction that could be available on an arms-length basis or is on terms that the Company offers generally to persons who are not Related Persons;

●	whether the transaction is in the ordinary course of the Company’s business and was proposed and considered in the ordinary course of business; and

●

the effect of the transaction on the Company’s business and operations, including on the Company’s internal control over financial reporting and system of disclosure controls or procedures, and any additional conditions or controls (including reporting and review requirements) that should be applied to such transaction.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY 25

Corporate Governance (continued)

Any member of the Audit Committee who is a Related Person with respect to a transaction under review may not participate in the deliberations or vote regarding the approval or ratification of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting at which the Audit Committee considers the transaction.

2019 Related Person Transactions under Item 404 of Regulation S-K

BlackRock, Inc. (“BlackRock”) filed a Schedule 13G/A with the SEC reporting that, as of December 31, 2019, BlackRock and certain of its subsidiaries were beneficial owners of more than 5% of our outstanding shares. During 2019, BlackRock Advisors (UK) provided services to Willis Group Services Limited with respect to Willis Pension Trustees Limited and the UK pensions scheme trust. BlackRock received approximately £314,071 for such services, which were provided in the ordinary course of business on an arm’s-length basis.

No other transactions are required to be disclosed under Item 404 of Regulation S-K.

Code of Conduct

We have adopted a Code of Conduct applicable to all our directors, officers and employees, including our CEO, the CFO, the Principal Accounting Officer and all those involved in the Company’s accounting functions. Our Code of Conduct can be found in the “Investor Relations — Corporate Governance” section of our website at www.willistowerswatson.com. It is also available free of charge on request from the Company Secretary at corporatesecretary@willistowerswatson.com. We intend to post on our website any amendments to, or waivers of, a provision of our Code of Conduct in accordance with Item 406 of Regulation S-K.

Communications with Shareholders and Other Constituencies

The CEO is responsible for establishing effective communications with the Company’s stakeholder groups, including shareholders, the press, analysts, clients, suppliers, governments and representatives of the communities in which it operates. It is the policy of the Company for the CEO to appoint individuals to communicate and interact fully with these stakeholders. The Chairman or another spokesperson chosen by the Board will speak for the Board when the Board determines it is appropriate for the Board to have a distinct and separate spokesperson. Often the Board will look to senior management to speak for the Company; however, the Board is also committed to engaging with shareholders to promote open and sustained dialogue in a manner consistent with the Company’s communications policies and procedures.

Non-employee directors are not precluded from communicating directly with shareholders or other constituencies about Company matters, although directors are expected to coordinate with the Chairman and senior management before doing so. An interested person may communicate with independent directors or the non-management directors as a group by writing to the Company Secretary at corporatesecretary@willistowerswatson.com. The Company Secretary will forward the communication to the director(s) to whom it is addressed.

All communications should include the following information:

●	if the person submitting the communication is a security holder, a statement of the type and amount of the securities of the Company that the person holds;

●	if the person submitting the communication is not a security holder and is submitting the communication as an interested party, the nature of the person’s interest; and

●	the address, telephone number and e-mail address, if any, of the person submitting the communication.

26 WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Corporate Governance (continued)

Please note that communications may be shared with Company management.

Please see the section “Additional Information — Shareholder and Other Proposals for the 2021 Annual General Meeting” at the end of this Proxy Statement for shareholders seeking to present a proposal for inclusion in the Company’s proxy materials for the 2021 Annual General Meeting of Shareholders.

Shareholder Outreach Program

The Company frequently engages with shareholders. During the spring and fall of each year, we reach out to many of our shareholders and then discuss the feedback with our Board. In each of the last three years, our bi-annual outreach has extended to shareholders holding over 60% of our shares. The purpose of year-round outreach is to foster relations with our shareholders by enhancing communications on corporate governance, executive compensation and environmental and social issues and providing our shareholders with a forum to discuss any questions they may have or voice any criticisms.

For example, over the course of the 2019 proxy season, we reached out to shareholders representing over 60% of our outstanding shares, with shareholders holding approximately 50% of our outstanding shares responding in some manner to the outreach. Our focus during our proxy season outreach is to explain the proposals included within the Proxy Statement and the rationale for the executive compensation program and corporate governance structure. Shareholders were generally supportive of the Board’s proposals, which we believe is also evidenced by the high vote last year in favor of our Say-on-Pay proposal. Our 2019 Say-on-Pay proposal to approve the NEOs’ compensation received approximately 97.7% of the votes cast in favor at the 2019 Annual General Meeting of Shareholders. In the off-season, we reached out to shareholders representing over 60% of our outstanding shares, with shareholders holding approximately 50% of our outstanding shares responding in some manner to the outreach. Our focus during our fall shareholder outreach is to provide a recap of our corporate governance structure and executive compensation program, including issues that may be relevant in the 2020 proxy season, and to highlight recent ESG initiatives and disclosures made by the Company, as set forth in the “Corporate Governance — ESG Oversight and Activities” and “Corporate Governance — ESG Commitments” sections above. We also took the opportunity to inquire about our shareholders’ ESG focus and concerns, which we found insightful. Again, our shareholders generally did not raise any fundamental concerns with our corporate governance structure, executive compensation program or ESG initiatives.

The Governance and Compensation Committees are both involved in the outreach program, in some instances with directors joining the conversations in the past. We review the results of our outreach efforts with both Committees and discuss any significant feedback, including with the full Board, as appropriate. As a result of our strong shareholder support for our compensation plans and following our outreach discussions, neither Committee made any material changes to the compensation or corporate governance structure. The Committees will continue to consider shareholder feedback, among other factors, as they evaluate the executive compensation program and corporate governance structure.

Vote Required for Special Meetings

Shareholders holding 10% of the Company’s share capital have the ability to convene a special meeting.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY 27

Proposal No. 2: Advisory (Non-binding) Vote to Ratify the Appointment of the Independent Auditors and a Binding Vote to Authorize the Board of Directors, Acting through the Audit Committee, to Fix the Independent Auditors’ Remuneration

For the fiscal year ending December 31, 2020, the Willis Towers Watson Audit Committee approved, and the Board ratified, the appointment of (i) Deloitte & Touche LLP, Independent Registered Public Accounting Firm, to audit the financial statements of Willis Towers Watson and (ii) Deloitte Ireland LLP, Independent Statutory Audit Firm, to audit the Irish Statutory Accounts of Willis Towers Watson. Deloitte & Touche LLP and Deloitte Ireland LLP are the respective U.S. and Irish member firms of the Deloitte Touche Tohmatsu Limited network. Deloitte LLP, Statutory Audit Firm, a U.K member firm of the Deloitte Touche Tohmatsu Limited network, previously audited the Irish Statutory Accounts of Willis Towers Watson. However, as a result of the U.K.’s exit from the European Union, the expiration of the transitional agreement between the countries as of December 31, 2020 will preclude Deloitte LLP, as a U.K. firm, from completing audits of Irish financial statements beyond 2020. Therefore, the Board has selected Deloitte Ireland LLP to audit the Company’s Irish Statutory Accounts.

We are seeking ratification of both of these appointments in a non-binding advisory vote from our shareholders at the 2020 Annual General Meeting of Shareholders. We are not required to have our shareholders ratify the appointments of our independent auditors, but we are nonetheless doing so because we believe it to be a matter of good corporate governance practice. If our shareholders do not ratify the appointments, it will be regarded as notice to the Board and the Audit Committee to consider selecting different firms. Even if the appointments are ratified, the Audit Committee may select different independent auditors at any time if it determines that such selections would be in the best interest of Willis Towers Watson and our shareholders.

The Board unanimously recommends that you vote, on a non-binding advisory basis, “FOR” the ratification of the appointment of (i) Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm and (ii) Deloitte Ireland LLP as the Company’s Statutory Audit Firm for the Irish Statutory Accounts; and, on a binding basis, the authorization of the Board, acting through the Audit Committee, to fix the independent auditors’ remuneration.

A majority of the votes cast by shareholders at the 2020 Annual General Meeting of Shareholders is required for the proposals. We expect that one or more representatives of Deloitte & Touche LLP and Deloitte Ireland LLP will be present at the 2020 Annual General Meeting of Shareholders. Each of these representatives will have the opportunity to make a statement, if he or she desires, and is expected to be available to respond to appropriate questions.

The Audit Committee reviews the auditors’ independence and performance in deciding whether to retain them or engage different independent auditors. In the course of this review, the Committee considers, among other things, the auditors’:

●	independence and process for maintaining independence;

●	historical and recent performance on the audit;

●	capability and expertise in handling the breadth and complexity of our worldwide operations;

●	appropriateness of fees for audit and non-audit services; and

●	status as a registered public accounting firm with the Public Company Accounting Oversight Board (“PCAOB”).

28 WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Proposal No. 2: Advisory (Non-binding) Vote to Ratify the Appointment of the Independent Auditors and a Binding Vote to Authorize the Board of Directors, Acting through the Audit Committee, to Fix the Independent Auditors’ Remuneration (continued)

Fees Paid to the Independent Auditors

The fees that the Company incurs for audit, audit-related, tax and other professional services reflect the complexity and scope of the Company’s operations, including:

●	operations of the Company’s subsidiaries in multiple, global jurisdictions in more than 140 countries;

●	the complex, often overlapping regulations to which the Company and its subsidiaries are subject in each of those jurisdictions; and

●	the operating companies’ responsibility for preparing audited financial statements.

The following fees have been, or will be, billed by Deloitte & Touche LLP or its respective affiliates for professional services rendered to Willis Towers Watson for the fiscal years ended December 31, 2019 and December 31, 2018 ($ in thousands).

	2019	2018
Audit fees (1)	$15,815	$15,227
Audit-related fees (2)	1,600	1,785
Tax fees (3)	262	252
All other fees (4)	59	11
Total fees	$17,736	$17,275

(1)

Fees for the audits of annual financial statements of Willis Towers Watson, reviews of the financial statements included in the quarterly reports for that fiscal year and statutory audits for subsidiary undertakings.

(2)

Fees for assurance and audit-related services that are traditionally performed by the Company’s independent auditor, such as employee benefit plan audits, review of SEC filings and attest services not required by statute or regulation.

(3)	Tax fees comprise fees for various tax compliance, consultation and planning services.

(4)

All other fees includes other permitted services, which in 2019 consists of accounting advisory services and research subscription-based fees and presentations and 2018 consisted primarily of research subscription-based fees and presentations.

Audit Committee Pre-approval Process

The Audit Committee has adopted a policy regarding the pre-approval of services provided by the Company’s independent auditors, which can be found in the “Investor Relations — Corporate Governance” section of the Company’s website at www.willistowerswatson.com. This policy requires all services provided by the Company’s independent auditors, both audit and permitted non-audit services, to be pre-approved by the (i) Audit Committee, (ii) the Chairman of the Audit Committee or (iii) in the Chairman’s absence, any other independent member of the Committee ((ii) and (iii) defined as a “designated member”). The decisions of a designated member of the Audit Committee shall be reported to the Audit Committee at its next regularly scheduled meeting.

The pre-approval of audit and permitted non-audit services may be given at any time before engagement for a specified service. Further, the policy outlines the audit and non-audit services that have been pre-approved by the Audit Committee. Pre-approval fee levels for these services to be provided by the independent auditor will be established by the Audit Committee at an annual fee meeting and pre-approved

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY 29

Proposal No. 2: Advisory (Non-binding) Vote to Ratify the Appointment of the Independent Auditors and a Binding Vote to Authorize the Board of Directors, Acting through the Audit Committee, to Fix the Independent Auditors’ Remuneration  (continued)

for the 12 months thereafter. All other services not listed in the policy must be specifically pre-approved by the Audit Committee or a designated member. For pre-approved services that arise between regularly scheduled Committee meetings and exceed the pre-approval fee levels set in the annual fee meeting, the Audit Committee has pre-approved an additional pre-established fee level, which is to be administered by the Controller.

The Audit Committee approved all services described in the “— Fees Paid to the Independent Auditors” section above in accordance with this policy.

Audit Committee Report

The Audit Committee is currently composed of four non-employee directors: Brendan R. O’Neill (Chairman), Anna C. Catalano, Paul D. Thomas and Wilhelm Zeller. Mr. O’Neill is an independent audit committee financial expert, as defined by Regulation S-K, and all Audit Committee members are considered to be financially sophisticated under NASDAQ listing standards in view of their respective financial expertise.

The Audit Committee operates under a Charter, which is described in detail under “Corporate Governance — Willis Towers Watson Board Committees.” Among its other responsibilities described in its Charter referenced above, the Audit Committee assists the Board in its oversight of the quality and integrity of the Company’s financial reporting, internal controls over financial reporting, financial management processes and risk management at the Company and subsidiary level as well the appointment, retention, performance and compensation of the Company’s independent auditor. The Audit Committee meets with members of management, including the Chief Financial Officer, the Group Controller, the General Counsel as well as the Heads of Internal Audit, Compliance and Risk. The Audit Committee’s focus on risk relates to major financial risk exposure, pertaining to, among other items, regulatory, audit, financial disclosure, tax matters, pension matters and foreign exchange hedging, and the steps management has taken to monitor and control such risks. Executive management is responsible for the Company’s financial statements and overall reporting process, including the system of internal controls. The independent auditors are responsible for conducting annual audits and quarterly reviews of the Company’s financial statements in accordance with auditing standards of the PCAOB and expressing an opinion as to the conformity of the annual financial statements with U.S. generally accepted accounting principles (“GAAP”). With respect to compliance, the Audit Committee discusses with the Chief Compliance Officer the compliance and regulatory risks of the Company, and receives a report outlining the main activities of the compliance function, material regulatory interactions review and progress against the annual compliance plan.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2019, with management and the independent auditors. These discussions included the quality, the clarity of the disclosures and the appropriateness of the accounting principles and underlying estimates and other communications required to be discussed under PCAOB standards. The Audit Committee has also discussed with the auditors, the auditors’ independence from Willis Towers Watson and its management, including the written disclosures and the report received from the auditors regarding the auditors’ communications with the Audit Committee concerning independence as required by the PCAOB in Rule 3526, Communication with Audit & Risk Committees Concerning Independence. The independent auditors and the Company’s internal auditors had full access to the Audit Committee, including at regular meetings without management present.

It is not the duty or responsibility of the Audit Committee to conduct auditing or accounting reviews or procedures. In performing their oversight function, members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee’s considerations and

30 WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Proposal No. 2: Advisory (Non-binding) Vote to Ratify the Appointment of the Independent Auditors and a Binding Vote to Authorize the Board of Directors, Acting through the Audit Committee, to Fix the Independent Auditors’ Remuneration  (continued)

discussions do not assure that the audit of the Company’s financial statements has been carried out in accordance with GAAP or that the financial statements are presented in accordance with GAAP.

Based upon the review and discussions described in this report, and subject to the limitations on the role and responsibilities referred to above, the Audit Committee agreed that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC.

Submitted by the Audit Committee of the Board of Directors of Willis Towers Watson

Brendan R. O’Neill (Chairman), Anna C. Catalano, Paul D. Thomas and Wilhelm Zeller

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY 31

Proposal No. 3: Advisory (Non-binding) Vote on Named Executive Officer Compensation

Recognizing that executive compensation is an important matter for our shareholders, and in accordance with SEC rules, we are asking our shareholders to approve an advisory resolution on the compensation of our named executive officers as disclosed in this Proxy Statement.

This proposal, commonly known as a “say-on-pay” proposal, is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our executive compensation philosophy, policies and practices as described in this Proxy Statement. Although the voting results are not binding, the Board and the Compensation Committee will take into account the results of the vote when considering future executive compensation arrangements.

We encourage our shareholders to read the Compensation Discussion and Analysis, which immediately follows this proposal. The Compensation Discussion and Analysis describes in more detail our executive compensation program and related policies and practices and explains the decisions the Compensation Committee has made under this program and the factors considered in making those decisions. We also encourage our shareholders to review the 2019 Summary Compensation Table and other related compensation tables and narratives, which provide detailed information on the compensation of our named executive officers.

Accordingly, we ask our shareholders to vote “FOR” the following resolution, which requires the affirmative vote of a majority of the votes cast:

“RESOLVED, that the shareholders of Willis Towers Watson Public Limited Company approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement for the 2020 Annual General Meeting of Shareholders in accordance with the SEC’s rules, including in ‘Executive Compensation: Compensation Discussion and Analysis,’ ‘Compensation Tables — Summary Compensation Table’ and related tables and disclosure.”

The Board of Directors unanimously recommends a vote “FOR” the advisory (non-binding) resolution approving the overall executive compensation of Willis Towers Watson’s named executive officers, described in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

32 WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Executive Compensation: Compensation Discussion and Analysis

Executive Summary

Overview

The Compensation Discussion and Analysis (“CD&A”) describes our compensation philosophy and provides an overview and analysis of (i) our 2019 compensation programs and policies for our named executive officers (“NEOs”); (ii) the material compensation decisions made by the Compensation Committee under those programs and policies as reflected in the executive compensation tables that appear following this CD&A; and (iii) the material factors that the Compensation Committee considered and the process it utilized in making those decisions. The Company’s entry into the business combination agreement with Aon occurred after compensation decisions were made for 2019.

Our 2019 NEOs, as defined under applicable SEC rules, include:

●	John Haley (CEO)

●	Michael Burwell (CFO)

●	Gene Wickes (Head of Benefits Delivery & Administration)

●	Carl Hess (Head of Investment, Risk & Reinsurance)

●	Joseph Gunn (Head of North America)

2019 Business Highlights

The discussion about our financial, operational and strategic performance relates to 2019 and has not been edited to provide any update with respect to COVID-19 or our 2020 business activities or performance. During fiscal 2019, the Company delivered strong overall financial performance.1 Certain key highlights of our financial results are described below.

Financial Results

Revenue

●	Generated revenue of $9.0 billion or an increase of 6% (9% increase constant currency, 5% increase organic) as compared to revenue for the same period in the prior year.

●

Drove strong revenue growth across all of our segments, with revenue growth of 37% (37% increase constant currency, 4% increase organic) in our Benefits Delivery & Administration segment, 5% (8% increase constant currency, 7% increase organic) in our Investment, Risk & Reinsurance segment, 3% (6% increase constant currency, 6% increase organic) in our Corporate Risk & Broking segment and 2% (4% increase constant currency, 4% increase organic) in our Human Capital & Benefits segment.

●	Increased income from operations and margins in each of our segments for the year.

[1]	See pages 48-52 of our Annual Report on Form 10-K, filed with the SEC on February 26, 2020, for a reconciliation of GAAP to non-GAAP figures identified in this CD&A.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY 33

Executive Compensation: Compensation Discussion and Analysis (continued)

Profitability

●	Produced income from operations of $1.3 billion or 14.7% of revenue, versus income from operations of $809 million or 9.5% of revenue for the same period in the prior year.

●	Achieved adjusted operating income of $1.8 billion or 20.3% of revenue, versus adjusted operating income of $1.5 billion or 18.1% of revenue for the same period in the prior year.

●	Reported diluted earnings per share (“EPS”) of $8.02, representing a 52% increase from the prior year.

●	Reported adjusted diluted EPS of $10.96, representing a 13% increase from the prior year.

Long-Term Shareholder Value

●

Created value for the Company through the acquisition of TRANZACT for $1.3 billion. The deal was accretive on an adjusted diluted EPS basis, rapidly accelerating our direct-to-consumer strategy and strengthening our position as a leader in the growing Medicare market space.

●	Generated total shareholder return (assuming dividend reinvestment) of 34.8% for 2019 and 73% for the three years post- merger under our current CEO.

34 WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Executive Compensation: Compensation Discussion and Analysis (continued)

Capital Return to Common Shareholders

●	Generated cash flow from operating activities of $1.1 billion, down 16% over prior year.

●

Produced free cash flow of $835 million, down 18% over prior year. In light of the need for an additional focus on and success in generating free cash flow, the Compensation Committee will include free cash flow as an additional short-term incentive (“STI”) financial metric in 2020.

●	Returned $479 million cash to shareholders through cash dividends of $329 million and share repurchases of $150 million (which also mitigates the potential dilutive effect of equity-based awards).

*Includes $177 payment for share cancellation related to legal settlement

The actual results for 2019 exceeded the performance objectives established for our NEOs for the year. As a result, the enterprise component of our NEOs’ 2019 STI awards paid out at 117.5% of target for the year and our NEOs’ overall awards ranged from 104.1% to 145.2% of the target award when also taking into account business segment, geography, functional and individual performance factors.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY 35

Executive Compensation: Compensation Discussion and Analysis (continued)

2019 NEO Pay at a Glance

Total direct compensation awarded to our NEOs in 2019 consists of base salary, STI awards and long-term incentive (“LTI”) awards based on performance. For more information regarding other compensation earned by the NEOs in 2019, see section entitled “— Our Executive Compensation Program in Detail” and “Compensation Tables — Summary Compensation Table.”

NEO	2019 Base Salary	2019 STI Award	2019 LTI Award (1)		2019 Total Direct Compensation
Mr. Haley (2)	$1,200,000	$2,839,200	$9,200,000		$13,239,200
Mr. Burwell	$750,000	$975,938	$1,500,000	(3)	$3,225,938
Mr. Wickes	$650,000	$755,248	$975,000	(3)	$2,380,248
Mr. Hess	$650,000	$681,876	$975,000	(3)	$2,306,876
Mr. Gunn (4)	$600,000	$874,200	$840,000	(3)	$2,314,200

(1)

The amounts in the 2019 LTI Award column reflect the target value of the LTI award granted to each NEO. Note that these values differ from the values shown in the section entitled “Compensation Tables — Summary Compensation Table” which reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.

(2)

Mr. Haley was granted a 2019 LTI award, having been granted none since his front-loaded equity grant in 2016, with a target value of $9.2 million in accordance with the terms of his amended employment agreement. When Mr. Haley retires, his 2019 LTI award would be eligible for retirement treatment under the award agreement terms, and thus, would vest on February 26, 2022 (subject to attainment of the applicable performance criteria). For details on Mr. Haley’s amended employment agreement see below section “— CEO Compensation — Amended CEO Agreement (2019 – 2020) and Succession Planning.”

(3)

All of the NEOs were granted 2019 LTI awards with target values ranging from 140% to 200% of their 2019 base salaries and were 100% performance-based restricted share units (“PSUs”). For LTI award grant date fair values, see “Compensation Tables — Summary Compensation Table.”

(4)

Mr. Gunn was promoted to executive officer at the end of 2016. As a result, he received a 2016 LTI award granted in December 2016 under the broad-based LTI Program (reflecting his position for the majority of the year prior to his promotion), which included time-based deferred cash and performance-based deferred cash (consistent with other broad-based colleagues’ awards granted under the plan). The time-based deferred cash portion of this award in the amount of $150,000 fully vested in December 2019. SEC rules require disclosure of the award in the Summary Compensation Table, but since it was not awarded in 2019, it is not reflected in the above table.

For information regarding NEO pension benefits, see the section entitled “Executive Compensation: Compensation Discussion and Analysis — Our Executive Compensation Program in Detail — Components of the Named Executive Officers’ 2019 Compensation — Retirement and Savings Plans.”

CEO Compensation

Amended CEO Agreement (2019 – 2020) and Succession Planning

Effective January 1, 2019, the Board extended the Company’s employment agreement with Mr. Haley. This agreement, as amended (the “Amended Agreement”) extends Mr. Haley’s employment through December 31, 2020 in order to facilitate an orderly succession process in light of his planned retirement and reward Mr. Haley for his continued leadership through such time. Although the Amended Agreement contemplated Mr. Haley’s retirement at the end of 2020, his actual date of retirement is subject to change

36 WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Executive Compensation: Compensation Discussion and Analysis (continued)

in connection with the announced agreement to combine with Aon. If the combination with Aon does not close by the end of the year, any extension of his Amended Agreement for a period after December 31, 2020, and the terms to be in effect during any such extension, would need to be agreed by the Board and Mr. Haley.

Key terms of the Amended Agreement include:

●	an annual base salary of $1.2 million (unchanged);

●	a target annual cash STI award of 200% annual base salary with a maximum opportunity equal to 350% annual base salary (unchanged);

●

a PSU award granted in February 2019 with a target value of $9.2 million on the date of grant, and an additional PSU award granted in February 2020 with a target value of $9.6 million on the date of grant, which PSUs are subject to all of the same terms and conditions as the awards made to the other senior executives of the Company for the respective fiscal year, unless otherwise agreed by Mr. Haley and the Company; and

●

a $1 million deferred compensation contribution made on January 1, 2019 (subject to a one-year vesting period), another $1 million deferred compensation contribution made on January 1, 2020 (scheduled to vest on the expiration date of his contract term on December 31, 2020), and a fully vested $520,000 deferred compensation contribution on the expiration date of his contract term (December 31, 2020), in each case under the Willis Towers Watson Non-Qualified Deferred Savings Plan for U.S. Employees (the “WTW Deferred Savings Plan”). Interest at an annual rate of 4.5% will be credited to each of the contributions. The deferred compensation contributions will be paid to Mr. Haley on August 31, 2021 and were provided in recognition that, as part of his continued service as CEO, Mr. Haley will need to continue to delay the payment of significant retirement benefits which he has already earned and which he would otherwise be fully eligible to receive based on his age and service with the Company. These benefits do not accrue interest or receive other returns, resulting in a loss in value to Mr. Haley by deferring their payment. The additional deferred compensation arrangements are designed to compensate Mr. Haley for this loss in value on his pension benefits and are only paid to Mr. Haley in aggregate upon his continued service through the end of the new contract period.

●

Mr. Haley’s 2019 LTI award was granted on the same performance and payout terms as the other NEOs (i.e., 100% PSUs with a performance metric of three-year relative TSR measured against the S&P 500). For more information, see “ — Our Executive Compensation Program in Detail — Components of the Named Executive Officers’ 2019 Compensation — Long-Term Incentive Compensation – 2019 LTI Program for All NEOs”. In February 2020, the Compensation Committee also approved the terms of Mr. Haley’s 2020 LTI award on performance and payout terms consistent with the LTI awards to be granted to the other NEOs in 2020 which the Committee expects to grant in the next few months (i.e., 100% PSUs with a performance metric of three-year relative TSR measured against the S&P 500). Mr. Haley’s 2019 LTI award and 2020 LTI award are each scheduled to vest on the third anniversary of the respective grant date and both awards would be eligible for retirement treatment. As such, when Mr. Haley retires, his 2019 and 2020 LTI grants would vest on the third anniversary of the respective grant dates (i.e., February 26, 2022 and February 25, 2023), subject to attainment of the applicable performance criteria. For more information regarding the retirement provisions underlying the outstanding LTI grants, see “Compensation Tables — Named Executive Officers’ Employment Agreements.”

The target value of the total compensation package for Mr. Haley for 2019 and 2020 was designed to align Mr. Haley’s compensation opportunity with approximately 85% of the target pay for the CEOs of our most direct competitors, Aon and Marsh & McLennan Companies, Inc. In 2018, when designing Mr. Haley’s compensation package, the Compensation Committee and Board of Directors of the Company believed that this pay opportunity was appropriate to ensure the continuation of Mr. Haley’s services for the next two years and to support an effective succession planning process. The Compensation Committee also

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY 37

Executive Compensation: Compensation Discussion and Analysis (continued)

recognizes the continued “at-risk” structure of Mr. Haley’s compensation and believes that this positioning is appropriate for the size and scope of the organization and Mr. Haley’s long experience and prior track record as CEO.

Shareholder Outreach and Say-on-Pay Vote

The Company frequently engages with shareholders. During the spring and fall of each year, we reach out to many of our shareholders and then discuss the feedback with our Board. In each of the last three years, our bi-annual outreach has extended to shareholders holding over 60% of our shares. The purpose of year-round outreach is to foster relations with our shareholders by enhancing communications on corporate governance, executive compensation and environmental and social issues and providing our shareholders with a forum to discuss any questions they may have or voice any criticisms.

For example, over the course of the 2019 proxy season, we reached out to shareholders representing over 60% of our outstanding shares, with shareholders holding approximately 50% of our outstanding shares responding in some manner to the outreach. Our focus during our proxy season outreach is to explain the proposals included within the Proxy Statement and the rationale for the executive compensation program and corporate governance structure. Shareholders were generally supportive of the Board’s proposals, which we believe is also evidenced by the high vote last year in favor of our Say-on-Pay proposal. Our 2019 Say-on-Pay proposal to approve the NEOs’ compensation received approximately 97.7% of the votes cast in favor at the 2019 Annual General Meeting of Shareholders.

In the off-season, we reached out to shareholders representing over 60% of our outstanding shares, with shareholders holding approximately 50% of our outstanding shares responding in some manner to the outreach. Our focus during our fall shareholder outreach is to provide a recap of our corporate governance structure and executive compensation program, including issues that may be relevant in the 2020 proxy season, and to highlight recent ESG initiatives and disclosures made by the Company, as set forth in the “Corporate Governance — ESG Oversight and Activities” and “Corporate Governance — ESG Commitments” sections above. We also took the opportunity to inquire about our shareholders’ ESG focus and concerns, which we found insightful. Again, our shareholders generally did not raise any fundamental concerns with our corporate governance structure, executive compensation program or ESG initiatives.

The Governance and Compensation Committees are both involved in the outreach program, in some instances with directors joining the conversations in the past. We review the results of our outreach efforts with both Committees and discuss any significant feedback, including with the full Board, as appropriate. As a result of our strong shareholder support for our compensation plans and following our outreach discussions, neither Committee made any material changes to the compensation or corporate governance structure. The Committees will continue to consider shareholder feedback, among other factors, as they evaluate the executive compensation program and corporate governance structure.

Summary of Our Executive Compensation Practices

The Company developed and maintains the comprehensive compensation and governance framework that is shown below and that we believe is aligned with market practices and standards.

What We Do:

✓	Annual “say-on-pay” vote (as recommended by the Board and management and as supported by a majority of shareholders).

✓	Independent compensation consultant selected, engaged and overseen by the Compensation Committee.

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Executive Compensation: Compensation Discussion and Analysis (continued)

✓	A substantial majority of total compensation for executives is tied to performance.

✓	All annual LTI equity awards for executive officers are subject to performance-based vesting requirements.

✓	Dividend equivalents accrued on PSUs are only paid if and when the underlying shares vest.

✓	Additional time-based vesting requirement after performance under LTI award is achieved.

✓	Compensation recoupment policy applicable to executive officers’ cash and equity incentive awards.

✓	All LTI awards subject to double-trigger vesting upon change of control.

✓	Minimal perquisites for executives.

✓	Significant share ownership guidelines for executive officers and non-employee directors.

✓	Compensation Committee oversight of risks associated with compensation policies and practices.

What We Don’t Do:

x	No backdating of share options and no option repricing without shareholder approval.

x	No excise tax gross-ups.

x	No share reserve automatic replenishment (evergreen) provision in any share-based plans.

x	No hedging by directors and executive officers or pledging by directors and employees of Company shares.

Our Executive Compensation Program in Detail

Our Pay Philosophy

The main objectives of the Company’s executive compensation program are to attract, motivate and retain highly qualified executives and align their interests with our strategy of maximizing shareholder value. In addition, the Compensation Committee believes it is important for the Company’s executive officers’ interests to be aligned with each other to drive profitable growth.

The Compensation Committee has placed an emphasis on variable pay; 91% of Mr. Haley’s target total direct compensation is performance-based and, on average, 73% of the other NEOs’ target total direct compensation is performance-based. The Compensation Committee does not have an explicit pay positioning strategy relative to market, but rather evaluates a number of factors, including role, tenure, experience, contribution and performance, among other factors, in determining appropriate target pay opportunities.

Although the Compensation Committee looks at each component of compensation (base salary, STI, LTI and pension) separately, it also looks at the total rewards package to ensure competitiveness, incenting top performance, internal equity among the executive team members and shareholder alignment.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY 39

Executive Compensation: Compensation Discussion and Analysis (continued)

Components of the Named Executive Officers’ 2019 Compensation

Type	Component	Objective	Additional Detail
Variable Compensation	Short-Term Incentive Awards

•  Incent and reward the NEOs for their contribution in generating exceptional performance, both financially and strategically at the (i) enterprise level, (ii) business segment, geography or corporate function level (as applicable) and (iii) individual level

•  Reward high-performing executives for successful execution of performance objectives

•  Provide annual performance-driven compensation

•  Enterprise, business segment and geography performance is measured against budgeted revenue and profit metrics which the Committee believes are key drivers of shareholder value creation:

–  Total Adjusted Revenues

–  Adjusted Net Income (enterprise level)

–  Adjusted Operating Income (business segment/geography level)

•  Payouts determined using STI sliding scales that correlate performance and payout as well as functional and individual measures

•  Paid entirely in cash

Long-Term Incentive Awards

•  Align NEOs’ interests with those of our shareholders

•  Incent long-term decision making and meaningful value creation

•  Reward exceptional performance for executive officers

•  Retain high-performing executives

•  Grants under the 2019 LTI Program made 100% in the form of PSUs

•  The 2019 LTI Program includes a multi- year performance period to better align pay with long-term performance

•  Earned PSUs will be determined based on:

–  3-Year TSR Compounded Annual Growth Rate (CAGR) Relative to the S&P 500

•  Dividends accrue on PSUs in the form of additional shares but are only payable to the same extent and at the same time the underlying shares vest

Fixed Compensation	Base Salary	• Provide market-competitive fixed pay reflective of an executive’s role, responsibilities, and individual performance • Attract and retain highly talented executives	• Salary adjustments made only to reflect changes in responsibilities or when market or internal conditions warrant
	Pension Benefits	• For NEOs in the U.S., encourages sustained service and retention and provides future retirement security • Qualified and non-qualified defined benefit plans utilizing stable value plan formula	• Applies primarily to executive officers in the U.S. • Non-qualified plan allows for participation by all eligible U.S. employees and provides an opportunity for participants to receive equity

Base Salary

The Compensation Committee strives to set base salary at a competitive level in the relevant markets in which its executive officers operate. The Compensation Committee does not normally grant annual merit increases to executives. In line with the Compensation Committee’s compensation philosophy, exceptional performance by the executive officers is generally rewarded through STI and/or LTI awards and not through base salaries. Adjustments to base salaries are made by the Compensation Committee to reflect changes in responsibilities or when competitive market or internal conditions warrant. Following a review of external market data and internal pay equity, effective April 1, 2019, Mr. Hess’s base salary was increased from $625,000 to $650,000.

Short-Term Incentive Compensation

STI awards are an integral component of the NEOs’ total compensation and are based on specific enterprise financial results, business segment or geography financial results or corporate function performance, and individual executive officer performance against strategic objectives. They are intended to deliver exceptional pay for exceptional performance and provide a well-timed link between recent performance and individual compensation.

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Executive Compensation: Compensation Discussion and Analysis (continued)

Each NEO is eligible to receive an annual STI award expressed as a percentage of his or her base salary. STI target ranges for each executive officer role within the Company as described below, were originally established by the Compensation Committee in 2017 following a thorough evaluation of executive officers’ total compensation and market practices and generally reflect pre-existing STI targets. The Committee permitted certain executives, such as Mr. Gunn, to maintain STI targets outside of the ranges as a result of their existing pre-Merger arrangements. The Compensation Committee considers an executive’s total compensation when determining any change to a particular component of compensation. For the 2019 performance year, the Compensation Committee made the following adjustments to the NEOs’ STI targets: (i) Mr. Hess’s 2019 STI Target was increased from 80% to 90% of base salary and (ii) Mr. Gunn’s 2019 STI Target was decreased from 150% to 125% of base salary (at the same time his 2019 LTI Target was increased from 100% to 140% of base salary, representing a shift in his compensation toward longer-term performance goals).

Executive Officer Role	Target STI (% of Base Salary)
CFO	125%
Business Segment Leaders	80-90%
Geography Leaders	80-100%
Function Leaders (excluding CFO)	80%

The following table sets forth the STI awards paid in cash to the NEOs for the fiscal year ended December 31, 2019. The criteria upon which these awards were determined by the Committee are discussed in the sections following the table.

Summary of 2019 STI Awards for NEOs
NEO	2019 Base Salary ($)	STI Target as % of Base Salary	Enterprise Component Blended Performance Result	Business Segment/ Geography Component Blended Performance Result	Functional Component Performance Result	Individual Component Performance Result	Total 2019 STI Award ($)	Total 2019 STI Award as % of STI Target
Mr. Haley	$1,200,000	200%	117.5%	N/A	N/A	121.5%	$2,839,200	118.3%
Mr. Burwell	$750,000	125%	117.5%	N/A	78.0%	90.0%	$975,938	104.1%
Mr. Wickes	$650,000	80%	117.5%	166.9%	N/A	108.0%	$755,248	145.2%
Mr. Hess	$650,000	90%	117.5%	117.6%	N/A	112.5%	$681,876	116.6%
Mr. Gunn	$600,000	125%	117.5%	119.1%	N/A	108.0%	$874,200	116.6%

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Executive Compensation: Compensation Discussion and Analysis (continued)

2019 NEO Short-Term Incentive Compensation Award Structure

2019 STI Component Weightings

2019 STI Component Performance Measures

Enterprise Component Financial Performance	Business Segment/Geography Component Financial Performance	Functional Component Performance	Individual Component Performance
• 33% Total Adjusted Revenues • 67% Adjusted Net Income	• 33% Total Adjusted Revenues • 67% Adjusted Operating Income	Function objectives related to key performance areas	Individual objectives related to key enterprise performance areas

Enterprise Component & Business Segment/Geography Component — The financial performance metrics are defined below:

●

Total Adjusted Revenues: Total Revenues adjusted for the fair value adjustment for deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of these transactions. GAAP accounting requires the elimination of this revenue.

●

Adjusted Net Income: Net Income Attributable to Willis Towers Watson adjusted for amortization, transaction and integration expenses, (gain)/loss on disposal of operations and non-recurring items that, in management’s judgment, significantly affect the period-over-period assessment of operating results, the related tax effect of those adjustments and the tax effects of internal reorganizations. This measure is used solely for the purpose of calculating adjusted diluted earnings per share.

●

Adjusted Operating Income: Income from Operations adjusted for amortization, transaction and integration expenses and non-recurring items that, in management’s judgment, significantly affect the period-over-period assessment of operating results. This measure is calculated pre-bonus.

●

These metrics are determined in the same manner for NEOs as those presented in the Company’s Forms 10-Q and 10-K, other than with respect to Adjusted Operating Income, which for compensation purposes is calculated pre-bonus. All STI performance metrics are presented on a “Constant Currency” basis, which represents the year over year change in revenues excluding the impact of foreign currency fluctuations.

The Compensation Committee and management conduct an annual review of the appropriateness of the financial metrics for the STI awards and make adjustments, as appropriate, to reflect the Company’s objectives for the upcoming year. The above financial metrics and financial metric weightings for the enterprise and business segment/geography components are the same as those used in 2018. The Compensation Committee selected the above metrics because they believe they are key drivers of increasing the Company’s intrinsic value, including the financial strength and flexibility of cash flow and, therefore, are important components of shareholder value creation. The Compensation Committee believes adjusted net income is an appropriate short-term metric for the enterprise component because it

42 WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Executive Compensation: Compensation Discussion and Analysis (continued)

more closely aligns to the Company’s Merger-related objectives as it includes finance and tax charges. The Committee further believes adjusted operating income is an appropriate short-term metric for the segments and geographies because it measures cash-based operating income and encourages appropriate management of expenses.

In light of the need for an additional focus on and success in generating free cash flow, the Committee will include free cash flow as an additional STI financial metric in 2020.

In determining performance targets for 2019, the Compensation Committee considered the Company’s objectives and set challenging but achievable target levels at 100% payout to incent strong financial performance. The financial targets are based on the budget agreed upon by the Board with management. The Compensation Committee then sets the financial metric weightings by component and approves the payout grids and individual STI targets. Actual performance for each metric is measured against target performance for the enterprise and business segments or geographies and the resulting payout percentage determined using the applicable payout grid is applied to the corresponding portion of each NEO’s target annual STI award.

Each component of the annual STI award allows for potential payout opportunity of 0% — 175% of target for NEOs.

The below sections discuss the results for each of the 2019 STI components that were used to determine the NEO 2019 STI awards.

Enterprise Component

The enterprise component of 2019 STI was based 33% on enterprise total adjusted revenues performance and 67% on enterprise adjusted net income performance. For compensation purposes, the total adjusted revenues target was $8,922.4 million (which represented 7.2% growth over the Company’s 2018 total adjusted revenues) and the adjusted net income target was $1,399.9 million (which represented 10.6% growth over the Company’s 2018 adjusted net income). In addition, the Committee believed it set aggressive metrics for the maximum level of financial performance, which would be extremely difficult to obtain but which, if attained, would have contributed importantly to the creation of substantial long-term value.

For compensation purposes, the Company achieved total adjusted revenues of $9,038.6 million. Based on the interpolation of the below total adjusted revenues sliding scale, this produced a performance result of 133.7% for this portion of each of the NEOs’ STI awards. For compensation purposes, the Company achieved adjusted net income of $1,426.6 million. Based on the interpolation of the below adjusted net income sliding scale, this produced a performance result of 109.5% for this portion of each of the NEOs’ STI awards.

Total Adjusted Revenues (33% of Enterprise Component Results)			Adjusted Net Income (67% of Enterprise Component Results)
Total Adjusted Revenues Performance % of Budget	Total Adjusted Revenues ($M)	Performance Result	Adjusted Net Income Performance % of Budget	Adjusted Net Income ($M)	Performance Result
≥ 102.9%	≥ $9,181.2	175%	≥ 115.0%	≥ $1,609.9	175%
100.0%	$8,922.4	100%	100.0%	$1,399.9	100%
97.1%	$8,663.7	90%	92.0%	$1,287.9	85%
94.0%	$8,387.1	50%	85.0%	$1,189.9	50%
< 94.0%	< $8,387.1	0%	< 85.0%	< $1,189.9	0%

Based on the application of the above two scales, the blended performance result for the enterprise component performance against the total adjusted revenues and adjusted net income targets was 117.5% of target.

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Executive Compensation: Compensation Discussion and Analysis (continued)

Business Segment / Geography Component

The Compensation Committee then reviewed the business segment and geography financial targets established at the beginning of 2019 versus the actual performance against those objectives. The following scales for total adjusted revenues and adjusted operating income were populated with the applicable business segment or geography financial targets.

Total Adjusted Revenues (33% of Business Segment or Geography Component Results)		Adjusted Operating Income (67% of Business Segment or Geography Component Results)
Total Adjusted Revenues Performance % of Budget	Performance Result	Adjusted Operating Income Performance % of Budget	Performance Result
≥ 102.9%	175%	≥ 115.0%	175%
100.0%	100%	100.0%	100%
97.1%	90%	92.0%	85%
94.0%	50%	85.0%	50%
< 94.0%	0%	< 85.0%	0%

Actual achievement and resulting blended performance results for the NEOs who were business segment or geography leaders in 2019 (i.e., Messrs. Wickes, Hess and Gunn) were as follows:

Gene Wickes, Head of Benefits Delivery & Administration

	Budget ($M)	Actual ($M)	Actual as % of Budget	Performance Result
Total Adjusted Revenues (33% of Performance Result)	$982.3	$1,035.2	105.4%	175.0%
Adjusted Operating Income (67% of Performance Result)	$244.7	$275.5	112.6%	162.9%

Benefits Delivery & Administration Blended Performance Result:				166.9%

Carl Hess, Head of Investment, Risk & Reinsurance

	Budget ($M)	Actual ($M)	Actual as % of Budget	Performance Result
Total Adjusted Revenues (33% of Performance Result)	$1,606.6	$1,636.6	101.9%	148.4%
Adjusted Operating Income (67% of Performance Result)	$479.4	$481.7	100.5%	102.4%

Investment, Risk & Reinsurance Blended Performance Result:				117.6%

Joseph Gunn, Head of North America

	Budget ($M)	Actual ($M)	Actual as % of Budget	Performance Result
Total Adjusted Revenues (33% of Performance Result)	$4,033.5	$4,090.7	101.4%	136.7%
Adjusted Operating Income (67% of Performance Result)	$1,191.4	$1,216.1	102.1%	110.4%

North America Blended Performance Result:				119.1%

Functional Component

The Compensation Committee then reviewed functional component performance for Mr. Burwell. As noted in the STI design above, the STI award for a functional leader is based 20% on functional component

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Executive Compensation: Compensation Discussion and Analysis (continued)

performance. When assessing functional performance, the Compensation Committee and Mr. Haley considered Mr. Burwell’s objectives set at the beginning of the year with respect to key performance areas in the finance function (such as clients, people and operational excellence), as well as Mr. Burwell’s overall leadership of the finance function while working towards achieving these objectives during the year. In reviewing Mr. Burwell’s leadership of the finance function, the Compensation Committee also considered how certain missed milestones contributed to the Company’s performance in 2019. As a result, the functional component performance result determined for Mr. Burwell’s 2019 STI award was 78.0% of target.

Individual Component

As reflected above, in the design of the NEOs’ STI awards, a greater emphasis was placed on financial performance rather than individual objectives. When assessing the individual performance of the NEOs, the Compensation Committee and Mr. Haley (and, in the case of Mr. Haley, solely the Compensation Committee) considered a range of specific factors for each individual, which included, among other things: overall leadership of his respective business segment, geography or function, including retention of clients, people and operational excellence, as applicable; quality of underlying financial achievement; and overall enterprise level contributions. Each NEO’s individual objectives for 2019 STI also included a demonstration of the Company’s values, including a commitment to diversity and inclusion. Also, as discussed above in “ — Executive Summary — Business Highlights,” while the Company’s 2019 financial results were largely positive, there was a decline in free cash flow; as a result, the individual component performance result for each NEO’s 2019 STI award was reduced.

With respect to Mr. Haley, the Compensation Committee also considered, among other things, Mr. Haley’s continued strong leadership of the Company during the year, including meeting revenue goals, improving margins, delivering significant adjusted EPS growth, identifying and completing the TRANZACT acquisition and delivering total shareholder return (assuming dividend reinvestment) of 34.8% for 2019. The Compensation Committee also recognized his leadership in implementing the Company’s long-term strategy project and the active efforts he put forward toward succession planning. Particularly with his expected retirement, the Committee recognized that Mr. Haley, together with the Chief Human Resources Officer, met regularly with the Governance Committee throughout 2019 as part of an active succession planning process. The Committee also considered his strengthening of his executive team and commitment to diversity and inclusion.

With respect to the other NEOs, the Compensation Committee considered, among other things, the following:

●

With respect to Mr. Burwell, while there were certain challenges in finance function execution during the year (as discussed above and considered in Mr. Burwell’s functional component performance result), the Committee recognized Mr. Burwell’s notable achievements during 2019, including his strong focus on cyber protection and improving the Company’s IT operations after taking responsibility for these functions during the year, his delivering on a billion-dollar Company-level financing, his actions that contributed to significant revenue and adjusted EPS growth, his strong participation in and leadership of the TRANZACT acquisition and his client sponsorship role;

●

With respect to Mr. Wickes, the Committee recognized Mr. Wickes’ personal involvement in closing the TRANZACT acquisition and leading the integration of the new business, his leadership of a function that, in general, significantly exceeded its financial goals for 2019, his strong client partnership and leadership in client retention in his business and across the firm, as well as his overall contributions to the enterprise on issues such as the Company’s pension plans in particular and its colleague reward strategy more generally, and progress in advancing inclusion and diversity through promotions;

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY 45

Executive Compensation: Compensation Discussion and Analysis (continued)

●

With respect to Mr. Hess, the Committee recognized Mr. Hess’s leadership in making targeted strategic investments in his business segment to drive future efficient growth, his leadership of a function that, in general, significantly exceeded its financial goals for 2019, his continued support of coordinated services and solutions for insurance company clients, his leadership of innovation efforts that impact the Company’s services to clients and its internal capabilities, his external engagement in industry forums, and his personal commitment to inclusion and diversity efforts across the Company; and

●

With respect to Mr. Gunn, the Committee recognized Mr. Gunn’s strong leadership of changes to the Company’s global client management structure, including his execution of this key strategic initiative in North America, his effective leadership of changes to the North America leadership structure, his leadership of a geography that, in general, significantly exceeded its financial goals for 2019, his personal commitment to inclusion and diversity efforts across the firm, and his excellent partnership with other senior leaders in advancing the Company’s updated strategy.

Long-Term Incentive Compensation

LTI compensation is a significant element of our executive officer compensation and is granted in the form of equity awards under the Company’s 2012 Equity Incentive Plan (the “2012 Plan”). The 2019 LTI awards granted to all of the NEOs (including the CEO) were consistent with the design of the 2018 LTI awards granted to the NEOs (other than the CEO who did not receive a 2018 LTI award).

2019 LTI Program for All NEOs

Pursuant to Mr. Haley’s Amended Agreement, in February 2019 he received a 2019 LTI award with a target value of $9.2 million. The other NEOs received their 2019 LTI Awards on July 20, 2019. For the 2019 performance year, Mr. Gunn’s LTI target was increased from 100% to 140% of base salary (at the same time that his STI target was decreased from 150% to 125% of base salary). There were no changes to the other NEOs’ LTI targets for the 2019 performance year. Mr. Burwell had a 2019 LTI target of 200% of his annual base salary and Messrs. Wickes and Hess each had a 2019 LTI target of 150% of his respective annual base salary.

The 2019 LTI awards granted to all of the NEOs (including the CEO) were granted on the same performance and payout terms. To align management’s and shareholders’ interests, the awards were 100% performance-based in the form of PSUs and were structured similarly to the awards granted under the 2018 LTI Program. The Compensation Committee and management conduct an annual review of the appropriateness of the performance metrics for the LTI awards. For the 2019 LTI awards, the Compensation Committee maintained a performance metric of three-year relative TSR measured against the S&P 500. The Committee selected relative TSR as it is aligned with the shareholder experience, requiring that we outperform the market to earn incentives above target. The S&P 500 was selected as a performance-benchmark as the Company has too few direct competitors to establish meaningful benchmarks for performance, and the Compensation Committee believes that the executives should be rewarded for outperforming the broader stock market returns, as represented by the S&P 500.

Earned PSUs will vest on February 26, 2022 for Mr. Haley and on July 20, 2022 for all other NEOs after a three-year performance period that runs from January 1, 2019 to December 31, 2021, subject to the continued employment of the NEO during the vesting period, unless eligible for retirement under the terms of the program (as Messrs. Haley, Wickes and Hess are). In the event of the executive’s termination of service on or after December 31, 2019 and prior to the vesting date due to a Qualifying Retirement (which is defined in the award agreement as a voluntary termination of service by the colleague after the colleague’s attainment of the age of 55 and the colleague’s completion of 15 years of service with the Company, a Subsidiary or Designated Associate Company thereof or a Legacy Company, provided that the Committee has not determined that a basis exists for the colleague’s Termination of Service for Cause

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Executive Compensation: Compensation Discussion and Analysis (continued)

at the time of such Termination of Service), the earned PSUs shall vest on the vesting date, subject to the executive’s compliance with the restrictive covenants and other obligations contemplated in the award agreement. Vested PSUs are payable in Company shares and dividend equivalents will accrue on the PSUs, but are only paid to the same extent and at the same time as the underlying shares vest.

The number of shares that will vest under the award is based on a sliding scale on the achievement of the applicable performance target relating to the Company’s TSR over the three-year performance period (measured as a compounded annual growth rate (“CAGR”)) relative to the TSR of the S&P 500 constituents as of the last day of the performance period, as set forth in the table below.

Performance Level	Company’s TSR CAGR Percentile Rank Relative to the S&P 500	Payout (as % of Target Number of PSUs Granted)
Maximum	75th Percentile	200%
Target	50th Percentile	100%
Threshold	25th Percentile	50%
< Threshold	< 25th Percentile	0%

Special Equity Awards to Messrs. Burwell and Wickes

In addition to their 2019 LTI awards, on May 20, 2019, the Compensation Committee granted each of Messrs. Burwell and Wickes a special equity award of 600 fully vested shares, equal to $105,822, in recognition of their exceptional efforts in connection with the Company’s acquisition of TRANZACT, which transaction was valued at $1.3 billion. The special equity awards were granted to Mr. Burwell and Mr. Wickes, who leads the segment in which TRANZACT now operates, in lieu of increasing any of the components of their other compensation.

Retirement and Savings Plans

In 2019, Messrs. Haley, Burwell, Wickes, Hess and Gunn participated in qualified and supplemental non-qualified defined benefit plans sponsored by the Company in the United States. The Company’s sponsorship of such plans is consistent with its belief that defined benefit plans continue to represent a crucial and viable means to encourage sustained service with the Company and to provide for the future retirement security of our associates. When the Compensation Committee assesses the competitiveness of executive compensation for the Company’s executives, it takes into account the impact of changes in pension value to positioning of total compensation.

Effective July 1, 2017, changes became effective for the Willis Towers Watson Pension Plan for U.S. Employees (“Willis Towers Watson Pension Plan”) (previously named the Towers Watson Pension Plan) and Towers Watson Supplemental Executive Retirement Plan (“Towers Watson SERP”). The Towers Watson SERP was frozen effective July 1, 2017. Eligible employees, including those who were earning benefits under the Willis Towers Watson Pension Plan and Towers Watson SERP as of December 31, 2016, began earning benefits under the Willis Towers Watson Non-Qualified Stable Value Excess Plan for U.S. Employees (“WTW Stable Value Excess Plan”) as of July 1, 2017. This excess plan is a share plan rather than a pension plan.

Legacy Towers Watson employees earning a benefit in the Willis Towers Watson Pension Plan as of December 31, 2016 (i.e., Messrs. Haley, Wickes and Hess) began earning benefits under a stable value formula with a lump sum benefit payable at 65 based upon a formula ranging from 11.5% to 15% (depending on credited service) of each year’s covered pay up to the Social Security wage base and from 16.5% to 20% (depending on credited service) of each year’s covered pay in excess of the wage base. Other U.S. employees not earning a benefit in the Willis Towers Watson Pension Plan as of December 31,

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Executive Compensation: Compensation Discussion and Analysis (continued)

2016 (i.e., Messrs. Burwell and Gunn) also became eligible to participate in the plan under a separate stable value formula within the Willis Towers Watson Pension Plan. Note that Mr. Burwell became eligible to participate in the plan in September 2018, after a mandatory one-year waiting period. These employees will be eligible for a lump sum benefit payable at age 65 based on a stable value formula with benefits ranging from 9.5% to 12.5% (depending on credited service after January 1, 2017) of covered pay up to the Social Security wage base and ranging from 14.5% to 17.5% of covered pay in excess of the Social Security wage base. Employees not earning a benefit in the plan as of December 31, 2016 are required to make employee contributions of 2% of covered pay to the plan in order to be eligible to participate beginning July 1, 2017.

Prior to the changes above, the Company’s defined benefit plans provided benefits using a stable value formula for service rendered on or after January 1, 2012. Under this formula, the qualified and supplemental non-qualified plans provided each eligible participant with a lump sum benefit payable equal to 15% of each covered year’s pay up to the Social Security wage base, and 20% of each covered year’s pay in excess of the wage base, with pay for these purposes consisting of salary, bonuses and, for non-executives, any overtime wages. The lump sum will be reduced for benefit commencement prior to age 62. Participants in the qualified pension plan may, in most instances, choose to receive the value of their lump sum benefit as an annuity at the time of retirement.

For U.S. employees, a 401(k) Plan is available for saving towards retirement pursuant to which matching contributions were made. For U.K. employees, a defined contribution plan, the Willis Group Personal Pension Plan (which replaced the Willis Stakeholder Pension Scheme as of February 1, 2015), is available for new employees.

For details of the NEOs’ retirement benefits, see “Compensation Tables — Pension Benefits at 2019 Fiscal Year-End.”

Other Benefits for Named Executive Officers

Non-Qualified Deferred Savings Plan for U.S. Employees

Effective January 1, 2017, the Towers Watson Non-Qualified Deferred Savings Plan was changed to the WTW Deferred Savings Plan and was amended to allow for participation by certain colleagues from legacy Willis Group. Messrs. Haley, Burwell, Wickes and Hess all participated in the WTW Deferred Savings Plan in 2019. It is an unfunded deferred compensation plan for select management and other highly compensated associates. The purpose of the WTW Deferred Savings Plan is to provide a select group of associates who contribute significantly to the future success of the Company with a means to defer receipt of a portion of their compensation, and potentially to receive a discretionary matching contribution from the Company. All associate deferrals and all Company matches are credited in the form of Company share units and will be paid in Company shares under the 2012 Plan. As a result, the value of the notional account is aligned with the value of the Company’s shares. Payments will be made on the first business day of the month following the date that is six months after the participant’s separation from service. Note that Mr. Haley’s deferred compensation contributions under his Amended Agreement have different terms and distribution provisions, as outlined in the Amended Agreement. For additional details on the deferred compensation contributions under Mr. Haley’s Amended Agreement, see the section entitled “— Executive Summary — CEO Compensation — Amended CEO Agreement (2019 – 2020) and Succession Planning” and the section entitled “Compensation Tables — Named Executive Officers’ Employment Agreements.”

Employee Welfare Benefit Plans

Our NEOs are eligible to participate in the medical, life insurance and other welfare benefits available to all other colleagues. There are no special medical plans or other welfare plans for our NEOs.

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Executive Compensation: Compensation Discussion and Analysis (continued)

Perquisites

The Compensation Committee does not believe that providing generous executive perquisites is necessary to attract and retain executive talent or consistent with its pay-for-performance philosophy. In 2019, we did not provide perquisites to the NEOs, other than as described in the “Summary Compensation Table” or in modest amounts, less than $10,000 and not required to be itemized under applicable SEC rules.

Compensation Recoupment Policy

Effective November 15, 2017, the Board expanded the existing compensation recoupment policy beyond certain financial restatement situations to cover certain types of detrimental conduct that are likely to cause or have caused material financial, operational or reputational harm to the Company. Under the compensation recoupment policy, the Board, or if delegated by the Board, any of its committees or sub-committees, may to the extent permitted by applicable law, recoup any incentive compensation received by a Section 16 officer, as designated by the Company, in the event of a financial restatement or due to detrimental conduct, as described below.

In the case of a financial restatement, the Board may recover up to the amount by which the incentive compensation received exceeds the amount that would have been received if the error had not been made within the three years preceding the date on which the Board determines a financial restatement is required if, in the Board’s judgment and determination, the person engaged in fraud, negligence or other misconduct that contributed to the need for the financial restatement.

In the case of detrimental conduct that, in the sole discretion of the Board, is likely to cause or has caused material financial, operational, or reputational harm to the Company, the Board may recover incentive compensation received by the person during and after the period in which such detrimental conduct occurred. Detrimental conduct consists of:

i.	the commission of an act of fraud, misappropriation or embezzlement in the course of employment;

ii.

the commission of a criminal act, whether or not in the workplace, that in the Board’s sole discretion, constitutes a felony or crime of comparable magnitude that could subject the Company to reputational harm;

iii.	the material violation of a non-compete, non-solicitation, or confidentiality agreement;

iv.

the willful and material breach of a covered person’s obligations under the Company’s Code of Conduct relating to compliance with law or regulations that would give rise to dismissal under the Code of Conduct or termination for cause; or

v.	any act or omission involving willful misconduct that resulted in such covered person’s termination for cause.

The Company will comply with the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act once the SEC’s rules are finalized. The current version of the recoupment policy is posted on the Company’s website under “Investor Relations — Corporate Governance.”

Executive Officer Share Ownership Guidelines

The executive share ownership guidelines are as follows:

Position	Multiple
CEO	6.0x Base Salary
Other Executive Officers	3.0x Base Salary

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Executive Compensation: Compensation Discussion and Analysis (continued)

For purposes of meeting the executive officer share ownership guidelines, the related value, based on the average daily share price over the last 30 business days of the Company’s fiscal year of the following shares will be counted: shares owned outright or in a trust for benefit (including shares acquired from equity awards or from share market purchases); shares or units held in broad-based share purchase plans (i.e., the Employee Stock Purchase Plan, U.K. Sharesave); shares held in a 401(k) self-directed brokerage account; shares deemed held in the WTW Deferred Savings Plan; unvested and vested restricted shares or RSUs that are subject to time-based vesting; and unvested earned PSUs. Unvested or vested/unexercised share options and unvested/unearned PSUs are not counted as shares owned for purposes of the guidelines. Executives are required to retain at least 50% of the net shares received under equity award programs granted following adoption of the policy until the ownership guidelines are met.

Under the guidelines, executives are encouraged to comply with their applicable guideline as soon as practical given their individual circumstances and within five years from the later of (i) February 7, 2017 (the date of adoption of the policy) or (ii) the date of the executive’s hiring or promotion. The failure to comply with or make reasonable progress towards meeting the share ownership guidelines in a timely fashion would result in the executive being required to retain all of the net shares received upon (i) the vesting of RSUs; (ii) the vesting of PSUs, and may impact future grants; and (iii) the exercise of options to purchase Willis Towers Watson shares. Once an executive accumulates sufficient shares to meet his or her individual requirement, the executive is not required to retain shares above the threshold. If, as a result of a share price decline subsequent to an executive meeting his or her ownership requirement, the executive no longer satisfies the ownership requirement as of the Company’s fiscal year-end, the executive is not required to buy additional shares to meet the ownership requirement. However, the executive is required to retain the number of shares that originally were acquired to reach the share ownership threshold until such time as he or she is once again above the threshold. The Compensation Committee has interpreted “reasonable progress” for purposes of measuring compliance as looking at an executive’s ownership levels (calculated under the guidelines) compared to ownership levels that would be expected at the relevant stage of the five-year transition period (e.g., 1/5 per year after the first year).

The NEOs have either satisfied the minimum required share ownership requirements or have made reasonable progress to achieve the ownership guidelines within the prescribed time period.

Anti-Hedging and Anti-Pledging Policies

The Company prohibits directors and executive officers from pledging any Company shares, including by entering into margin accounts, and prohibits directors and all employees from engaging in hedging transactions with respect to ownership in the Company’s securities (including prepaid variable forward contracts, equity swaps, collars and exchange funds).

Share Award Policy

The Board has a policy governing the granting of options and other share-based awards under the Company’s equity plans.

It is the Company’s policy not to backdate option grants or other share-based awards to take advantage of a lower share price or to schedule grants of options or other share-based awards before or after specific events to take advantage of anticipated movements in the price of our shares.

It is also the Company’s policy to grant options with an exercise price no less than the closing sales price as quoted on the NASDAQ on the date of grant, except in the case of any sharesave sub-plans adopted by the Company for non-U.S. employees, for which the exercise price of the option was set at a 5% or 10% discount off the closing sales price on the date before employees are invited to participate. In addition, none of the Company’s share-based plans permit the re-pricing of options without obtaining shareholder approval. The Company has not granted any options since the Merger.

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Executive Compensation: Compensation Discussion and Analysis (continued)

Under this policy, annual share-based awards for executive officers are authorized by the Compensation Committee and the grant date is on the date of that meeting or a date specified by the Compensation Committee no later than 90 days following that meeting. Except as directed by the Compensation Committee, share-based awards granted in connection with a new hire, a promotion or the assignment of additional responsibilities to an existing employee or for retention purposes will be considered granted on March 3rd, May 13th, August 13th, November 13th or December 1st (or if the applicable grant date was not a trading day, the next trading day) on the date most closely following the date on which such recipient’s employment or promotion or assignment of new responsibilities commenced and such award was approved.

Tax Implications

The Compensation Committee considered the anticipated tax treatment to the Company and to the executive officers in its review and establishment of compensation programs and payments. For taxable years prior to the end of 2017, the Company granted STI awards and certain of its stock-based awards in a manner that would allow the Company to maximize the tax deductibility to the Company of compensation under available exceptions to the application of Section 162(m) of the Internal Revenue Code (“Code”) to the extent the Compensation Committee determined it appropriate, when weighing, among other considerations, the Company’s need to provide competitive compensation to achieve the Company’s business goals. Section 162(m) of the Code imposes a limit on the amount a company may deduct for U.S. tax purposes for compensation paid to executive officers covered by Section 162(m). A company’s principal executive officer and principal financial officer serving at any time during the taxable year, its three other most highly compensated executive officers employed at the end of the taxable year and any employee who was covered under Section 162(m) for any earlier tax year that began after December 31, 2016 will be covered by Section 162(m). For taxable years beginning prior to December 31, 2017, compensation that qualified as “performance-based” under Section 162(m) was excluded from the deductibility limit if, among other requirements, the compensation was payable only upon the attainment of pre-established, objective performance goals under a plan approved by a company’s shareholders. However, the exemption from Section 162(m)’s deduction limit for qualified performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

Interpretations of and changes in applicable tax laws and regulations as well as other factors beyond the control of the Compensation Committee can affect deductibility of compensation and there can be no assurance that compensation paid to our executive officers who are covered by Section 162(m) will be fully deductible in light of the Section 162(m) deductibility limitations. In addition, the transition relief from the changes to the Section 162(m) deductibility limitations may not be available for currently outstanding compensation arrangements that were designed to be qualified performance-based compensation and, therefore, compensation payable under these arrangements may not be deductible to the extent the amounts exceed the deductibility limitations.

While our general policy has been to preserve the tax deductibility of compensation paid to executive officers, the repeal of the qualified performance-based compensation exception from the Section 162(m) deductibility limitations will restrict our ability to pay compensation that is fully deductible. Moreover, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may not be deductible when the Compensation Committee believes that such payments are appropriate and in the best interests of the Company, taking into consideration changing business conditions, the need to provide competitive compensation and retain the services of its executive officers, and the performance of its executive officers.

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Executive Compensation: Compensation Discussion and Analysis (continued)

The Compensation Committee will continue to monitor developments and assess alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable, consistent with its compensation policies and as determined to be in the best interests of the Company and its shareholders.

Payments on Change of Control and Termination

The Compensation Committee believes that severance benefits are a necessary component of a competitive compensation program because they minimize distraction and ensure continuity during times of uncertainty or transition, including during a change of control. In certain cases, such benefits are consideration for an executive’s agreement not to compete. Set forth below is a summary of the NEOs’ termination arrangements as of December 31, 2019. With the exception of Mr. Haley, all NEOs are participants of the new executive severance plans as of March 8, 2020 described further below. The NEOs do not receive any form of tax gross-ups, significant perquisites or automatic payments in connection with a change of control of the Company.

For additional details on payments that may be due to the NEOs in certain termination scenarios, see “Compensation Tables — Potential Payments to Named Executive Officers Upon Termination and/or Change of Control.”

Mr. Haley (CEO)

Mr. Haley’s Amended Agreement provides that upon the earliest to occur of a termination of Mr. Haley’s employment by the Company without “cause,” Mr. Haley’s resignation for “good reason,” and a termination of employment due to his death or disability (as such terms may be defined in the employment contract), Mr. Haley is entitled to (i) a severance payment equal to the sum of two times his annual base salary and two times his target STI award, payable in a lump sum, (ii) the full amount of his STI award for the year of termination, based on actual performance, (iii) continued medical coverage at the active employment rate for up to 18 months, (iv) treatment of his equity incentive awards in accordance with the terms of the applicable award agreements, (v) the waiver of service requirements under any retention policy applicable to Mr. Haley’s prior cash incentive compensation awards, and (vi) vesting of the deferred compensation contributions granted under the Amended Agreement prior to his termination. Note that, although the Amended Agreement contemplated Mr. Haley’s retirement at the end of 2020, his actual date of retirement is subject to change in connection with the announced agreement to combine with Aon. If the combination with Aon does not close by the end of the year, any extension of his Amended Agreement for a period after December 31, 2020 and the terms to be in effect during any such extension, would need to be agreed by the Board and Mr. Haley.

Mr. Burwell (CFO)

Mr. Burwell’s offer letter provides that in the event of a termination of Mr. Burwell’s employment by the Company for any reason other than “Good Cause”, Mr. Burwell is eligible for severance compensation equal to 12 months’ base salary at the time of termination plus his target STI award, subject to Mr. Burwell’s execution of a severance and release agreement. Mr. Burwell will not be entitled to severance payments if he voluntarily terminates his employment or is terminated for Good Cause. Under the offer letter, Good Cause is defined as: (i) gross and/or chronic neglect of his duties, (ii) conviction of a felony or conviction of a misdemeanor involving moral turpitude, (iii) dishonesty, embezzlement, fraud or other material willful misconduct by him in connection with his employment, (iv) violation of the restrictive covenant provisions contained in his Confidentiality and Non-Solicitation Agreement or in any other agreement with the Company or any affiliate, (v) material breach of any duty owed to the Company, including, without limitation, the duty of loyalty, (vi) material breach of any material obligations under any agreement with the Company or any affiliate and (vii) any material breach by Mr. Burwell of the Company’s

52 WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Executive Compensation: Compensation Discussion and Analysis (continued)

Code of Conduct. Good Cause does not include any immaterial, isolated instance of ordinary negligence or failure to act, whether due to an error in judgment or otherwise, if Mr. Burwell has exercised substantial efforts in good faith to perform the duties reasonably assigned or appropriate to his position.

Other Named Executive Officers

As of December 31, 2019, Messrs. Wickes and Hess were not party to any employment or change in control severance agreements and thus, were eligible for severance benefits under the Willis Towers Watson U.S. Severance Pay Plan, a harmonized severance pay plan applicable to all U.S. employees that went into effect on January 1, 2019. Severance benefits under this plan could include: (i) severance pay in an amount equal to 3 weeks’ base pay for each completed year of the NEO’s service, plus 12 weeks, up to a maximum of 52 weeks’ pay, payable in lump sum upon termination, (ii) continued medical and dental benefits coverage through COBRA for the same number of weeks determined for severance pay, and (iii) outplacement services for a period of 6 months.

Mr. Gunn’s employment agreement provides that in the event of a termination of Mr. Gunn’s employment by the Company without “Good Cause” (as such term is defined in his employment contract), Mr. Gunn is eligible for severance pay equivalent to the greater of: (i) 6 months base salary, or (ii) the amount of severance pay he may become eligible to receive pursuant to any severance benefits plan that the Company may, at the time of his employment termination, maintain. As such, the severance that Mr. Gunn would be eligible for under the Willis Towers Watson U.S. Severance Pay Plan (described for Messrs. Wickes and Hess above) would be greater.

These severance arrangements were updated in March 2020 as described below.

New Executive Severance Plans Effective March 2020

On March 8, 2020, the Board approved the Willis Towers Watson Public Limited Company Severance and Change in Control Pay Plan for U.S. Executives (the “U.S. Executive Severance Plan”) and the Willis Towers Watson Severance and Change in Control Pay Plan for Non-U.S. Executives (the “Non-U.S. Executive Severance Plan,” and together, the “Executive Severance Plans”). The Executive Severance Plans are designed to replace the severance benefits payable under the participant’s employment agreements, offer letters or the Company’s general severance pay plan, as applicable, and, therefore, participation in the Executive Severance Plans is contingent on the participant’s waiver of severance benefits under the applicable employment agreement, offer letter or plan. The U.S. Executive Severance Plan is intended to be a severance pay plan governed by Title I of ERISA primarily for the purpose of providing benefits for a select group of management or highly compensated employees based in the U.S. and the Non-U.S. Executive Severance Plan is intended to accommodate the requirements of local non-U.S. laws. Of our NEOs, Messrs. Burwell, Wickes, Hess and Gunn have been selected to participate in the Executive Severance Plans. Mr. Haley will not be participating in the U.S. Executive Severance Plan and will, instead, continue to be eligible for the severance benefits payable under his existing employment agreement.

The Executive Severance Plans provide for the payment of severance benefits if a participant’s employment is involuntarily terminated without “cause” (and other than due to the participant’s death or permanent disability) (an “Involuntary Termination” under the plans) and also if a participant resigns for “good reason” in connection with a “change in control” (an Involuntary Termination or resignation for good reason in connection with a change in control, a “Qualifying Termination” under the plans). Under the U.S. Executive Severance Plan:

●

If a participant experiences an Involuntary Termination, that occurs prior to the 6-month period preceding a “change in control” or after the 24-month period following a “change in control,” the participant is eligible to receive the following upon execution and delivery of a general release of

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Executive Compensation: Compensation Discussion and Analysis (continued)

liability against the Company: (i) monthly cash installments during a 12-month period equal to the sum of the participant’s annual base salary and target STI, and (ii) payment of the cost of COBRA premiums for the continuation of group healthcare coverage for up to 18 months following the participant’s termination.

●

If a participant experiences a Qualifying Termination during the period commencing 6 months prior to a “change in control” and ending 24 months following a “change in control,” the participant is entitled to receive: (i) a lump sum cash payment equal to the sum of 24 months of base salary plus two times the participant’s target STI, (ii) a pro-rata portion of the annual STI payable for the year of termination based on the period the participant is employed during the year, and (iii) payment of the cost of COBRA premiums for the continuation of group healthcare coverage for up to 18 months following the participant’s termination.

Under the Executive Severance Plans, if any payments and benefits constitute “parachute payments” within the meaning of Section 280G of the Code and would otherwise be subject to the excise tax imposed by Section 4999 of the Code, then the payments and benefits will be either delivered in full or delivered as to such lesser extent which would result in no portion of such benefits being subject to such excise tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999 of the Code, results in the receipt by the participant on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code. Additional information on the Executive Severance Plans, as well as the plan documents, can be found in our Form 8-K filed with the SEC on March 11, 2020.

Compensation Decision Process and Methodology

Role of the Compensation Committee

The Compensation Committee is responsible for evaluating the compensation levels for each of the NEOs and for administering the Company’s executive compensation program. The Compensation Committee reviews and approves all components of executive compensation for the NEOs, including the CEO whose compensation is ratified by the other independent directors. In addition, each year, the Compensation Committee reviews and approves the corporate goals and key objectives related to the NEOs’ compensation, evaluates their performance in light of those goals and objectives and determines and approves their compensation, including for the CEO, whose compensation must be approved by the Compensation Committee and ratified by the other independent directors. The operating financial metrics are based on the budget agreed upon by the Board with management. Each year the Committee also reviews, among other things, compliance with share ownership guidelines, proxy season trends and shareholder feedback and the compensation risk assessment. The Committee also reviews talent, culture, inclusion and diversity initiatives; as well as its Charter, responsibilities, and annual calendar. With respect to assessing culture, the Company implements a multi-dimensional strategy to gather feedback from colleagues, which includes among other things, an all-colleague engagement survey and other surveys that may be distributed from time to time.

Compensation Risk Analysis

In reviewing the Company’s pay programs, the Compensation Committee considers whether the programs encourage unnecessary or excessive risk taking that might have an adverse impact on the Company. At the request of the Compensation Committee, the Company’s internal compensation consultants (the “WTW consultants”) completed a 2019 risk assessment of the Company’s compensation programs with the review and concurrence of Semler Brossy Consulting Group LLC (“SBCG”), the Compensation Committee’s independent compensation consultant. The 2019 risk assessment included a review of the design and features of the Company’s incentive compensation programs in place, as well as an evaluation of program

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Executive Compensation: Compensation Discussion and Analysis (continued)

structure and philosophy, design characteristics, performance management and governance practices relative to compensation risk factors. The 2019 compensation risk assessment led SBCG and the Compensation Committee to agree that the Company’s compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company.

Role of External Compensation Committee Consultant

The Compensation Committee has the independent authority to hire external consultants as well as the sole authority to retain and terminate the services of its consultant. In 2019, the Compensation Committee engaged SBCG as its independent consultant.

During the course of 2019, SBCG worked directly under the guidance of the Company’s Compensation Committee, in cooperation with management, to assist the Committee with executing its executive compensation-related responsibilities. In such role, the Compensation Committee’s consultant served as an objective third-party advisor in assessing the reasonableness of compensation levels and the appropriateness of the design of the evolving compensation program structure in supporting the current and future business strategy and human resource objectives. SBCG attended all of the formal meetings of the Company’s Compensation Committee during 2019.

During 2019, SBCG supported the Company’s Compensation Committee by assisting with the design and administration of the Company’s executive compensation pay practices, including:

●	reviewing and providing input on the peer group used to benchmark executive pay;

●	assessing the market pay data used to inform 2019 pay decisions;

●	providing input on the pay decisions for the Company’s executive officers, including pay mix and levels;

●	reviewing and providing input on the Company’s annual and long-term incentive plan designs;

●	reviewing the Company’s Compensation Risk Assessment;

●	reviewing and providing input on the Company’s Executive Severance Plans;

●	reviewing compensation disclosures, including the CD&A;

●	providing a review and recommendation for non-employee director compensation; and

●	keeping the Compensation Committee informed of changes in the regulatory or governance environment for executive compensation issues.

The Compensation Committee was also provided compensation market data and inputs from WTW consultants. The Compensation Committee along with SBCG used the data and analysis provided by the WTW consultants to ensure that the compensation practices were consistent with the compensation philosophy and objectives for both the amount and composition of executive compensation, including that of Mr. Haley. Based on the data and analysis provided by the WTW consultants as reviewed by SBCG as well as information from management, SBCG and outside counsel, the Compensation Committee applied business judgment in recommending compensation awards, taking into account the dynamic nature of the brokerage and consulting businesses internationally and the adaptability and response required by the senior leadership to manage significant changes that arose during the course of the year.

Other than serving as the consultant to the Willis Towers Watson Compensation Committee, SBCG provides no other services to the Company. The Willis Towers Watson Compensation Committee determined that, based on the factors specified in the exchange listing rules, SBCG’s services produced no conflicts of interest. The Willis Towers Watson consultants work for the Company and are therefore by definition not independent advisors, although they do provide professional advice, data and guidance to the Compensation Committee with the concurrence of SBCG.

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Executive Compensation: Compensation Discussion and Analysis (continued)

Role of the CEO and Management

The CEO does not participate in the Compensation Committee’s determination of his own compensation. However, he makes recommendations to the Compensation Committee for each of the other NEOs. The CEO bases these recommendations on his holistic assessment of each executive’s individual performance, as well as segment/geography/function and overall Company financial goals for the fiscal year as described above. The Compensation Committee reviews and considers the CEO’s recommendations, makes adjustments as it determines appropriate, and approves compensation in its sole discretion.

Use of Peer Company Data

In making its determinations for fiscal year 2019, the Compensation Committee considered publicly available information of a select group of peer companies as well as survey data from the Company’s compensation surveys to inform the pay levels and structures for the senior executive team. All compensation data used was reviewed and supported by SBCG as the Compensation Committee’s independent compensation consultant.

The peer group was selected by the Compensation Committee based on the recommendations of the WTW consultants and SBCG based on input from management on the comparability of the business operations of potential peer group companies, including reasonably comparable size (based on revenue and market capitalization) and industry. Information about the peer group companies was used to inform decisions regarding pay levels and mix and program design.

For conducting a competitive assessment of the compensation levels for the Company’s executives for fiscal year 2019, the Compensation Committee approved the below peer group of 17 companies. There were no changes to the 2019 peer group from the prior year.

●  Marsh & McLennan Companies, Inc.

●  Aon

●  Robert Half International Inc.

●  The Hartford Financial Services Group, Inc.

●  Conduent Incorporated

●  Cognizant Technologies Solutions Corp.

●  Principal Financial Group Inc.

●  Automatic Data Processing, Inc.

●  Unum Group

●  Fidelity National Information Services, Inc.

●  Fidelity National Financial, Inc.

●  Nielsen Holdings plc

●  S&P Global Inc.

●  Arthur J. Gallagher & Co.

●  Booz Allen Hamilton Holding Corporation

●  Fiserv, Inc.

●  First American Financial Corporation

At the time the peer group was approved by the Compensation Committee in 2019, Willis Towers Watson was at the 59th percentile in terms of total revenues and market capitalization among this peer group.

Although the Compensation Committee references target pay for all of the companies listed in the peer group, particular attention was given to the pay practices of Aon and Marsh & McLennan Companies, Inc. as these two companies represent our most direct competitors.

56 WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Compensation Committee Report

This report is submitted to the shareholders of Willis Towers Watson Public Limited Company by the Compensation Committee of the Company’s Board of Directors. The Compensation Committee consists solely of non-executive directors who are independent, as determined by the Board in accordance with the Company’s guidelines and NASDAQ listing standards.

The Compensation Committee has reviewed, and discussed with management, the Compensation Discussion and Analysis contained in this Proxy Statement, and based on this review and discussion, recommended to the Board that it be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors of Willis Towers Watson Wendy E. Lane (Chairman), Victor F. Ganzi, Jaymin B. Patel and Linda D. Rabbitt

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of the Compensation Committee. In addition, none of our executive officers serves as a member of the compensation committee of any entity that has one or more of its executive officers serving as a member of our Board.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY 57

Compensation Tables

Summary Compensation Table

The following table sets forth the total compensation earned for services rendered in 2019 by John Haley (CEO), Michael Burwell (CFO) and the Company’s three other most highly compensated executive officers, collectively our NEOs, for the fiscal year ended December 31, 2019.

A	B	C	D	E	F	G	H	I	J
Name and Principal Position	Year	Salary ($)	Bonus ($)	Share Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($) (2)	All Other Compensation ($) (2)	Total ($)
John Haley	2019	1,200,000	—	12,544,351	—	2,839,200	181,015	1,927,165	18,691,731
CEO	2018	1,200,000	—	—	—	2,983,680	—	808,148	4,991,828
	2017	1,200,000	—	—	—	2,480,640	127,370	263,058	4,071,068
Michael Burwell	2019	750,000	—	2,442,815	—	975,938	27,888	167,666	4,364,307
CFO	2018	750,000	—	1,918,210	—	1,056,938	19,606	162,802	3,907,556
	2017	187,500	1,450,000	1,895,969	—	946,875	—	3,281	4,483,625
Gene Wickes	2019	650,000	—	1,624,852	—	755,248	183,306	267,879	3,481,285
Head of Benefits	2018	650,000	—	1,246,826	—	728,208	—	231,745	2,856,779
Delivery & Administration	2017	650,000	—	1,069,075	—	574,288	93,061	127,952	2,514,376
Carl Hess Head of Investment, Risk & Reinsurance	2019	643,750	—	1,519,030	—	681,876	532,742	169,132	3,546,530
Joseph Gunn Head of North America	2019	600,000	150,000	1,308,740	—	874,200	62,356	66,830	3,062,126

(1)

As discussed further below, the Share Awards column for 2019 reflects equity granted to the NEOs under the 2019 LTI Program. These amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, which amounts are greater than the amounts set forth in “Executive Compensation: Compensation Discussion and Analysis – Executive Summary – 2019 NEO Pay at a Glance,” which reflects the target value of the LTI award granted to each NEO. For Messrs. Burwell and Wickes, the Share Awards column for 2019 also reflects a special equity award granted to each executive on May 20, 2019, in recognition of their exceptional efforts in connection with the Company’s acquisition of TRANZACT as discussed in section entitled “Executive Compensation: Compensation Discussion and Analysis — Our Executive Compensation Program in Detail — Components of the Named Executive Officers’ 2019 Compensation — Long-Term Incentive Compensation — Special Equity Awards to Messrs. Burwell and Wickes.”

(2)

On July 1, 2017, the WTW Stable Value Excess Plan became effective and the Towers Watson SERP was frozen. Pursuant to SEC rules, in 2017, the All Other Compensation column includes Company contributions earned under the WTW Stable Value Excess Plan since its effective date and the Change in Pension Value and Non-Qualified Deferred Compensation Earnings column includes the increase in actuarial present values of accumulated benefits for Messrs. Haley, Wickes and Hess under the Towers Watson SERP prior to the date it was frozen. In 2018 and 2019, the All Other Compensation column includes the full year of Company contributions under the WTW Stable Value Excess Plan.

Salary (Column C)

The amounts shown in column C reflect base salaries earned by each NEO during the listed year.

Bonus (Column D)

Mr. Gunn was promoted to executive officer at the end of 2016. As a result, he received a 2016 LTI award granted in December 2016 under the broad-based LTI Program (reflecting his position for the majority of

58 WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Compensation Tables (continued)

the year prior to his promotion), which included time-based deferred cash and performance-based deferred cash (consistent with other broad-based colleagues’ awards granted under the plan). The amount shown in column D for Mr. Gunn reflects the time-based deferred cash portion of his 2016 LTI award that fully vested in December 2019.

Share Awards (Column E)

The amounts shown in column E reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in “Note 19-Share Based Compensation” to our Fiscal Year 2019 Consolidated Financial Statements included in our Annual Report on Form 10-K for Fiscal Year 2019 filed with the SEC on February 26, 2020. For awards shown in column E that are subject to performance conditions, market conditions, or both, the amount included in the table is the full fair value of the award at the grant date consistent with the recognition criteria in FASB ASC Topic 718. For awards subject to performance conditions, the full fair value is based on the probable outcome of the performance conditions as of the grant date. For the 2019 PSU awards (which are subject only to market conditions), the full fair value at the grant date takes into account all possible outcomes of the market condition. Therefore, the grant date fair value will not change if the maximum awards are paid out pursuant to FASB ASC Topic 718. Additional details regarding the 2019 amounts shown in column E for the NEOs are as follows:

					Column E
Name	Award	Grant Date	PSU Award Aggregate Grant Date Fair Value ($)	RSU Award Aggregate Grant Date Fair Value ($)	Total Share Award Aggregate Grant Date Fair Value ($)
John Haley	2019 LTI Award	26-Feb-2019	12,544,351	—	12,544,351
Michael Burwell	Special RSU Award 2019 LTI Award	20-May-2019 20-Jul-2019	— 2,336,993	105,822 —	2,442,815
Gene Wickes	Special RSU Award 2019 LTI Award	20-May-2019 20-Jul-2019	— 1,519,030	105,822 —	1,624,852
Carl Hess	2019 LTI Award	20-Jul-2019	1,519,030	—	1,519,030
Joseph Gunn	2019 LTI Award	20-Jul-2019	1,308,740	—	1,308,740

For more information regarding the equity awards, see the “Grants of Plan-Based Awards” table, the “Outstanding Equity Awards at Fiscal Year-End” table, the section entitled “Executive Compensation: Compensation Discussion and Analysis — Our Executive Compensation Program in Detail — Components of the Named Executive Officers’ 2019 Compensation — Long-Term Incentive Compensation — 2019 LTI Program for All NEOs” and the section entitled “Executive Compensation: Compensation Discussion and Analysis — Our Executive Compensation Program in Detail — Components of the Named Executive Officers’ 2019 Compensation — Long-Term Incentive Compensation — Special Equity Awards to Messrs. Burwell and Wickes.”

Non-Equity Incentive Plan Compensation (Column G)

The amounts shown in column G reflect the NEOs’ 2019 STI awards, which were paid 100% in cash in March 2020.

Change in Pension Value and Non-Qualified Deferred Compensation Earnings (Column H)

This column reflects any aggregate increase in actuarial present values of accumulated benefits during the relevant fiscal year for the NEOs under the Willis Towers Watson Pension Plan, the Towers Watson SERP

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY 59

Compensation Tables (continued)

(through July 1, 2017, when it was frozen) and the Willis Pension Plan. Any increase in actuarial present value was determined using assumptions that are the same as those used in the Company’s financial statements for the fiscal year ended December 31, 2019, except that retirement is assumed to occur at the earliest unreduced retirement age for the NEOs and no pre-retirement terminations or deaths are assumed to occur.

The earliest unreduced retirement ages are age 62 for Mr. Hess and age 65 for Mr. Burwell. The earliest unreduced retirement ages for Mr. Gunn are age 60 in the Willis Pension Plan and age 65 in the Willis Towers Watson Pension Plan. The earliest unreduced retirement age for Mr. Haley and Mr. Wickes are their current ages because they were over the plan’s unreduced early retirement age at the end of the fiscal year.

The pension values for each of the NEOs increased during the year. The increases in the actuarial present values for Messrs. Haley, Burwell, Wickes, Hess and Gunn for fiscal year 2019 were $181,015, $27,888, $183,306, $532,742 and $62,356 respectively. These increases are attributable to a number of factors. The discount rates used to value benefits decreased during fiscal 2019 from 4.25% to 3.31% for benefits from the Willis Towers Watson Pension Plan, 3.77% to 2.72% for the Towers Watson SERP and from 4.20% to 3.21% for the Willis Pension Plan. The assumed lump sum interest rate to determine the value of benefits under the Towers Watson SERP for Mr. Hess decreased from 3.25% to 3.00%. In addition, the form of payment assumptions for the Willis Towers Watson Pension Plan and the Willis Pension Plan were updated as a result of an experience study completed in 2019. The assumption changes described above increased the actuarial present value amounts by $194,442 for Mr. Haley, $3,789 for Mr. Burwell, $139,654 for Mr. Wickes, $328,996 for Mr. Hess and $32,752 for Mr. Gunn. The actuarial present value from the Willis Towers Watson Pension Plan also decreased for Messrs. Haley and Wickes due the passage of time by $62,782 and $5,703 respectively since they are beyond their unreduced early retirement age. The passage of time increased the actuarial present value of benefits by $834 for Mr. Burwell, by $167,671 for Mr. Hess and by $11,604 for Mr. Gunn. The NEOs accrued additional benefits in the Willis Towers Watson Pension Plan during 2019, which increased the present values by $49,355 for Mr. Haley, $23,265 for Mr. Burwell, $49,355 for Mr. Wickes, $36,075 for Mr. Hess and $18,000 for Mr. Gunn.

All Other Compensation (Column I)

The amounts shown in column I reflect the aggregate dollar amount of perquisites and other personal benefits and Company contributions to Company-sponsored retirement plans for each NEO during 2019. Additional details are shown below:

Name	Perquisites and Other Personal Benefits ($) (1)	Company Contributions to Company-Sponsored Retirement Plans ($) (2)	2019 All Other Compensation Total ($)
John Haley	—	1,927,165	1,927,165
Michael Burwell	—	167,666	167,666
Gene Wickes	—	267,879	267,879
Carl Hess	—	169,132	169,132
Joseph Gunn	—	66,830	66,830

(1)	During 2019, the NEOs did not receive any perquisites or other personal benefits exceeding $10,000 that are required to be itemized under applicable SEC rules.

(2)	The amounts in this column reflect Company contributions to Company-sponsored retirement plans for the NEOs during 2019:

●

For Mr. Haley, (i) the Company’s contribution to his 401(k) Plan in the amount of $9,800, (ii) Company matching contributions made in the form of fully vested RSUs to the WTW Deferred Savings Plan in the amount of $136,629, (iii) the deferred compensation contribution (pursuant to Mr. Haley’s Amended Agreement) made by the Company on January 1, 2019 to the WTW

60 WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Compensation Tables (continued)

Deferred Savings Plan in the amount of $1,000,000, and (iv) the value of Company-provided quarterly allocations of fully vested RSUs under the WTW Stable Value Excess Plan in the amount of $780,736.

●

For Mr. Burwell, (i) the Company’s contribution to his 401(k) Plan in the amount of $9,800, (ii) Company matching contributions made in the form of RSUs to the WTW Deferred Savings Plan in the amount of $53,443, and (iii) the value of Company-provided quarterly allocations of RSUs under the WTW Stable Value Excess Plan in the amount of $104,423.

●

For Mr. Wickes, (i) the Company’s contribution to his 401(k) Plan in the amount of $9,800, (ii) Company matching contributions made in the form of fully vested RSUs to the WTW Deferred Savings Plan in the amount of $38,437, and (iii) the value of Company-provided quarterly allocations of fully vested RSUs under the WTW Stable Value Excess Plan in the amount of $219,642.

●

For Mr. Hess, (i) the Company’s contribution to his 401(k) Plan in the amount of $9,800, (ii) Company matching contributions made in the form of fully vested RSUs to the WTW Deferred Savings Plan in the amount of $32,338, and (iii) the value of Company-provided quarterly allocations of fully vested RSUs under the WTW Stable Value Excess Plan in the amount of $126,994.

●

For Mr. Gunn, (i) the Company’s contribution to his 401(k) Plan in the amount of $9,800, and (ii) the value of Company-provided quarterly allocations of RSUs under the WTW Stable Value Excess Plan in the amount of $57,030.

Total (Column J)

The amounts shown in column J reflect the sum of columns C through I for each NEO.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY 61

Compensation Tables (continued)

Grants of Plan-Based Awards

The following table sets forth the grants of plan-based awards made to the NEOs during 2019. Amounts shown in columns C through E relate to the STI award opportunities in respect of 2019. The terms and conditions of these awards are described in the section entitled “Executive Compensation: Compensation Discussion and Analysis — Our Executive Compensation Program in Detail — Components of the Named Executive Officers’ 2019 Compensation — Short-Term Incentive Compensation.” The remaining columns relate to equity awards granted under the 2019 LTI Program (which consisted of PSUs) and special RSU awards granted to certain NEOs in connection with the Company’s acquisition of TRANZACT.

A	B		C	D	E	F	G	H	I	J	K	L
Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units # (3)	All Other Options Awards: Number of Securities Underlying Units #	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John Haley	—	—	—	2,400,000	4,200,000	—	—	—	—	—	—	—
	2/26/2019	2/26/2019	—	—	—	26,998	53,996	107,992	—	—	—	12,544,351
Michael Burwell	—	—	—	937,500	1,640,625	—	—	—	—	—	—	—
	5/20/2019	5/20/2019	—	—	—	—	—	—	600	—	—	105,822
	7/20/2019	7/20/2019	—	—	—	3,829	7,657	15,314	—	—	—	2,336,993
Gene Wickes	—	—	—	520,000	910,000	—	—	—	—	—	—	—
	5/20/2019	5/20/2019	—	—	—	—	—	—	600	—	—	105,822
	7/20/2019	7/20/2019	—	—	—	2,489	4,977	9,954	—	—	—	1,519,030
Carl Hess	—	—	—	585,000	1,023,750	—	—	—	—	—	—	—
	7/20/2019	7/20/2019	—	—	—	2,489	4,977	9,954	—	—	—	1,519,030
Joseph Gunn	—	—	—	750,000	1,312,500	—	—	—	—	—	—	—
	7/20/2019	7/20/2019	—	—	—	2,144	4,288	8,576	—	—	—	1,308,740

(1)

The amounts shown in columns C through E reflect threshold, target and maximum performance for the STI awards granted to each NEO who participated in 2019 STI. The threshold payout for each NEO reflects the minimum possible payout of $0. The maximum payout for each NEO reflects the maximum STI award opportunity of 175% of 2019 STI target (and for Mr. Haley, it also reflects 350% of his base salary which is his maximum STI award opportunity pursuant to his employment agreement). The actual 2019 STI awards granted are shown in column G of the Summary Compensation Table and further analyzed in the table entitled “Summary of 2019 STI Awards for NEOs” in the Compensation Discussion and Analysis above.

(2)

The amounts shown in columns F through H reflect threshold, target and maximum performance for the PSUs granted to the NEOs pursuant to the 2019 LTI Program. PSUs granted under the 2019 LTI Program to Mr. Haley on February 26, 2019 (per terms of his Amended Agreement) and to all other NEOs on July 20, 2019 have the same performance and payout terms. Earned PSUs will be determined based on the achievement of the applicable performance target relating to the Company’s TSR over the three-year performance period (from January 1, 2019 through December 31, 2021) measured as a CAGR relative to the TSR of the S&P 500 constituents as of the last day of the performance period. PSUs are eligible to vest based on the target award and the TSR CAGR percentile rank relative to the S&P 500 as set forth in the table in the section entitled “Executive Compensation: Compensation Discussion and Analysis — Our Executive Compensation Program in Detail — Components of the Named Executive Officers’ 2019 Compensation — Long-Term Incentive Compensation — 2019 LTI Program for All NEOs.”

The earned PSUs will vest on February 26, 2022 for Mr. Haley and on July 20, 2022 for all other NEOs, subject to the continued employment of the participant during the vesting period, unless eligible for retirement under the terms of the program (as Messrs. Haley, Wickes and Hess are). Dividend

62 WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Compensation Tables (continued)

equivalents in the form of additional shares will accrue on the PSUs but are only paid to the same extent and at the same time as the underlying shares vest.

(3)

The amounts shown in Column I reflect special equity awards of fully vested RSUs that were granted to Messrs. Burwell and Wickes in recognition of their exceptional efforts in connection with the Company’s acquisition of TRANZACT. For additional information, see the section entitled “Executive Compensation: Compensation Discussion and Analysis — Our Executive Compensation Program in Detail — Components of the Named Executive Officers’ 2019 Compensation — Long-Term Incentive Compensation — Special Equity Awards to Messrs. Burwell and Wickes.”

(4)

The aggregate grant date fair value is computed in accordance with FASB ASC Topic 718. For awards subject to market conditions, the full fair value at the grant date takes into account all possible outcomes of the market condition.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the options and share-based awards held by the NEOs as of December 31, 2019.

	Option Awards					Share Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
John Haley	150,235(2)	—	—	110.58	9/10/2022	—	—	—	—
	—	—	—	—	—	—	—	54,730(3)	11,052,176
Michael Burwell	—	—	—	—	—	—	—	10,521(4)	2,124,611
	—	—	—	—	—	—	—	9,603(5)	1,939,230
	—	—	—	—	—	—	—	7,708(3)	1,556,554
Gene Wickes	47,910(2)	—	—	110.58	9/10/2022	—	—	—	—
	—	—	—	—	—	—	—	6,861(4)	1,385,510
	—	—	—	—	—	—	—	6,242(5)	1,260,509
	—	—	—	—	—	—	—	5,010(3)	1,011,719
Carl Hess	43,119(2)	—	—	110.58	9/10/2022	—	—	—	—
	—	—	—	—	—	—	—	6,597(4)	1,332,198
	—	—	—	—	—	—	—	6,002(5)	1,212,044
	—	—	—	—	—	—	—	5,010(3)	1,011,719
Joseph Gunn	—	—	—	—	—	—	—	4,222(4)	852,591
	—	—	—	—	—	—	—	3,841(5)	775,652
	—	—	—	—	—	—	—	4,317(3)	871,775

(1)

The market value of shares or units that have not vested has been calculated using the closing price of the Company’s shares on December 31, 2019, as quoted on the NASDAQ ($201.94), the last business day of the year.

(2)

The time-based options were granted on September 11, 2015. The options are fully exercisable. The exercise price on date of grant was $120.58; however, this exercise price was adjusted to $110.58 to reflect the special dividend declared and paid by legacy Towers Watson on December 29, 2015.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY 63

Compensation Tables (continued)

(3)

The PSUs were granted to Mr. Haley on February 26, 2019 and to Messrs. Burwell, Wickes, Hess and Gunn on July 20, 2019 pursuant to the 2019 LTI Program with a performance period from January 1, 2019 to December 31, 2021. The table reflects the target amount of the awards and dividend equivalents in the form of additional shares that have accrued on the PSUs through December 31, 2019 as discussed further in “Executive Compensation: Compensation Discussion and Analysis — Our Executive Compensation Program in Detail — Components of the Named Executive Officers’ 2019 Compensation — Long-Term Incentive Compensation — 2019 LTI Program for All NEOs.”

(4)

The PSUs were granted to Messrs. Wickes, Hess and Gunn on July 20, 2017 and to Mr. Burwell on October 2, 2017 pursuant to the 2017 LTI Program with a performance period from January 1, 2017 to December 31, 2019. The table reflects the target amount of the awards and dividend equivalents in the form of additional shares that have accrued on the PSUs through December 31, 2019. Following the end of the performance period, earned PSUs were determined based on the Company’s achievement of the performance targets established for the 2017 LTI Program as set forth in the following table:

Three-Year Annualized TSR	2019 EPS < $10.80	2019 EPS = $10.80	2019 EPS = $11.60
< 8%	0%	50%	100%
8%	25%	75%	125%
10%	50%	100%	150%
20%	200%	200%	200%

Based on the interpolation of the above sliding scale, the Company’s achievement of three-year annualized TSR of 20.3% and 2019 adjusted diluted EPS (as defined in the NEOs’ award agreements) of $10.96 produced a performance result of 200% of the target number of shares granted under the PSU award. As a result, the earned shares shown below are expected to vest in July 2020 for each executive. Note that the earned shares shown below include dividend equivalents in the form of additional shares accrued on the PSUs through December 31, 2019, but the actual earned shares to vest in July 2020 will include additional dividend equivalents accrued through the vesting date.

Mr. Burwell	21,041
Mr. Wickes	13,722
Mr. Hess	13,193
Mr. Gunn	8,444

(5)

The PSUs were granted to Messrs. Burwell, Wickes, Hess and Gunn on July 20, 2018 pursuant to the 2018 LTI Program with a performance period from January 1, 2018 to December 31, 2020. The table reflects the target amount of the awards and dividend equivalents in the form of additional shares that have accrued on the PSUs through December 31, 2019.

64 WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Compensation Tables (continued)

Option Exercises and Shares Vested

The following table sets forth the share option exercises by the NEOs and the vesting of RSUs and PSUs during 2019.

	Option Awards		Share-Based Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($) (1)	Number of Shares Acquired on Vesting (#)		Value Realized On Vesting ($) (2)
John Haley	—	—	280,802	(3)	48,143,503
Michael Burwell	—	—	600		105,822
Gene Wickes	—	—	9,853	(3)	1,699,651
Carl Hess	—	—	8,327	(3)	1,434,326
Joseph Gunn	7,946	622,905	—		—

(1)	Reflects the aggregate difference between the exercise price of the option and the share closing price, as quoted on the NASDAQ, on the date of exercise.

(2)

The value realized in respect of vested RSUs and PSUs is calculated using the share closing price, as quoted on the NASDAQ, on the date such RSUs and PSUs became vested. For any vesting date that did not fall on a trading day, the value realized is calculated using the share closing price, as quoted on the NASDAQ, on the last trading day prior to such vesting date.

(3)	The number of shares acquired on vesting with respect to the PSUs earned under the 2016 LTI program includes dividend equivalents in the form of additional shares accrued through December 31, 2019.

Pension Benefits at 2019 Fiscal Year-End

Messrs. Haley, Burwell, Wickes, Hess and Gunn had accrued a pension benefit in one or more of the defined benefit pension plans maintained by the Company as of December 31, 2019. With respect to the NEOs eligible for pension benefits, the table below provides information as of December 31, 2019 regarding the number of years of credited service and the present value of accumulated benefits payable at the earliest unreduced retirement age with respect to the Willis Towers Watson, the Towers Watson SERP and the Willis Pension Plan.

Mr. Wickes received distributions of $31,827 from the Willis Towers Watson Pension Plan during fiscal year 2019 for a prior period of service with legacy Towers Perrin.

Name	Plan	Pension Benefits
		Number of Years Credited Service (#)		Present Value of Accumulated Benefit ($) (1)	Payments During the Twelve Months Ended December 31, 2019 ($)
John Haley	Willis Towers Watson Pension Plan	42.67		2,442,479	—
	Towers Watson SERP	40.17		19,781,346	—
	Total			22,223,825	—
Michael Burwell	Willis Towers Watson Pension Plan	1.33		47,494	—
	Total			47,494	—
Gene Wickes	Willis Towers Watson Pension Plan	41.00	(2)	1,874,583	31,827
	Towers Watson SERP	38.50	(2)	5,533,943	—
	Total			7,408,526	31,827
Carl Hess	Willis Towers Watson Pension Plan	30.50		1,744,050	—
	Towers Watson SERP	28.00		3,049,034	—
	Total			4,793,084	—
Joseph Gunn	Willis Towers Watson Pension Plan	2.50		63,036	—
	Willis Pension Plan	5.33		310,619	—
	Total			373,655	—

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY 65

Compensation Tables (continued)

(1)

The assumptions and methodology used in calculating the estimated present values shown in this column are the same as those used and disclosed in Note 13, “Retirement Benefits,” to our audited financial statements for the fiscal year ended December 31, 2019 included in our Annual Report on Form 10-K, except the NEOs are assumed to retire at their earliest unreduced retirement age and no pre-retirement terminations or deaths are assumed to occur. Also, no additional compensation or benefit service is assumed beyond the December 31, 2019 calculation date. The specific relevant assumptions include a discount rate of 3.31% for the Willis Towers Watson Pension Plan, 2.72% for the Towers Watson SERP and 3.21% for the Willis Pension Plan. The mortality assumption for the Willis Towers Watson Pension Plan and the Willis Pension Plan is the RP-2014 white collar (no collar table for the Willis Pension Plan) annuitant table with improvements from 2006 to 2015 based on Scale BB-2D with future improvements grading down linearly to 0% over 10 years after 2015.

The Towers Watson SERP was frozen as of July 1, 2017. Accruals for compensation over the IRS statutory compensation limit after July 1, 2017 are now earned in the Willis Towers Watson Stable Value Excess Plan and will be credited as notional shares each quarter.

Effective December 31, 2011, benefit accruals were frozen under the qualified and non-qualified defined benefit plans that had been maintained by legacy Towers Perrin and legacy Watson Wyatt for U.S. colleagues, and benefits began to accrue under the stable value pension design for service rendered on or after January 1, 2012. Effective May 15, 2009, benefit accruals were frozen under the qualified defined benefit plan that had been maintained by Willis North America. Effective July 1, 2017 the stable value formula was changed for existing participants in the Willis Towers Watson Pension Plan and legacy Willis colleagues (including Mr. Gunn) became eligible to earn accruals under this plan.

(2)	Includes 18 years of service with legacy Towers Perrin before joining legacy Watson Wyatt.

Willis Towers Watson Pension Plan

The Willis Towers Watson Pension Plan is a broad-based, tax-qualified defined benefit pension plan that provides a benefit to eligible associates of the Company. In general, all U.S. salaried and hourly associates are eligible to participate after completing one year of service.

The Willis Towers Watson Pension Plan provides benefits using two stable value formulas. Participants eligible for benefit accruals as of December 31, 2016 in general earn benefits under the non-contributory stable value formula (“Non-Contributory Participants”). Under the non-contributory formula eligible participants will earn a lump sum benefit at the participant’s normal retirement Age (65) equal to:

(i)

11.5% of each year’s covered pay up to the Social Security wage base for the first 10 years of credited service, 13.0% of each year’s covered pay up to the Social Security wage base for the next 10 years of credited service, and 15.0% of each year’s covered pay up to the Social Security wage base for 20 or more years of credited service; plus

(ii)

16.5% of each year’s covered pay over the Social Security wage base for the first 10 years of credited service, 18.0% of each year’s covered pay over the Social Security wage base for the next 10 years of credited service, and 20.0% of each year’s covered pay over the Social Security wage base for 20 or more years of credited service.

Messrs. Haley, Wickes and Hess earned benefits under the non-contributory formula.

Participants who were not eligible for benefit accruals as of December 31, 2016 earn benefits under the contributory stable value formula (“Contributory Participants”). Under the contributory formula, employees must contribute 2% of covered pay to the plan in order to participate. Beginning July 1, 2017 participants covered by the contributory formula will earn a lump sum benefit payable at the participant’s normal retirement age (65) equal to:

(i)

9.5% of each year’s covered pay up to the Social Security wage base for the first 10 years of credited service after January 1, 2017, 11.0% of each year’s covered pay up to the Social Security wage base

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Compensation Tables (continued)

for the next 10 years of credited service after January 1, 2017, and 12.5% of each year’s covered pay up to the Social Security wage base for 20 or more years of credited service after January 1, 2017; plus

(ii)

14.5% of each year’s covered pay over the Social Security wage base for the first 10 years of credited service, 16.0% of each year’s covered pay over the Social Security wage base for the next 10 years of credited service, and 17.5% of each year’s covered pay over the Social Security wage base for 20 or more years of credited service after January 1, 2017.

Messrs. Burwell and Gunn earned benefits under the contributory formula.

For this purpose covered pay consists of salary, bonus and any overtime. The lump sum is reduced for commencement prior to age 65 at a compounding rate of 5% per year.

Prior to July 1, 2017 under the stable value formula, each eligible participant earned a lump sum benefit at the participant’s normal retirement age (65) equal to 15% of each covered year’s pay up to the Social Security wage base, and 20% of each covered year’s pay in excess of the wage base, with pay for this purpose consisting of salary, bonus and, for non-executives, any overtime. The lump sum is unreduced at age 62 and for commencement prior to age 62, it is reduced at a compounding rate of 5% per year.

Under the stable value formulas, participants may choose to receive the value of their lump sum benefit as an actuarial equivalent annuity at the time of retirement. The standard form of benefit payment for benefits earned under the stable value provisions is a single life annuity benefit for participants who are not married and a 100% joint and contingent annuity for married participants. Alternatively, participants may elect a joint and contingent annuity with a continuation percentage of either 50% or 75% or a certain and continuous annuity with either 5 or 10 years of guaranteed payments. A single lump sum benefit is also available.

Benefits earned prior to December 31, 2011 are specified in the legacy formulas as outlined below.

Legacy Watson Wyatt Formulas

Benefit accruals earned under these formulas ceased on December 31, 2011. Defined benefit plan accruals after December 31, 2011 are earned under the stable value provisions described above.

Benefits earned under the legacy Watson Wyatt Pension formulas by participants who were employed by legacy Watson Wyatt prior to the Towers Perrin/Watson Wyatt Merger or who were hired into a legacy Watson Wyatt office prior to January 1, 2011 were based upon combined years of service with legacy Watson Wyatt and legacy Towers Watson through the earlier of date of termination and December 31, 2011 and the highest consecutive 60-month average of total compensation (base pay, overtime and bonus) through the earlier of date of termination and December 31, 2011.

The standard form of benefit payment is a single life annuity benefit for participants who are not married and a 100% joint and contingent annuity benefit for married participants. Alternatively, participants may elect a joint and contingent annuity with a continuation percentage of 50%, 75% or 100%, or a certain and continuous annuity benefit with 5 or 10 years of guaranteed payments, subject to the plan provisions and statutory limits. The payout option must be elected by the participant before benefit payments begin.

The monthly benefit at normal retirement (age 65) is equal to 1.7% times the participant’s average monthly compensation for the 60 consecutive months with the highest compensation plus 0.4% times the average monthly compensation for the 60 consecutive months with the highest compensation that exceeds the Social Security Covered Compensation (as defined in the plan), all times the number of completed years and months of continuous service up to 25 years. Mr. Haley’s benefits are based on the maximum 25 years

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY 67

Compensation Tables (continued)

of credited service. As of December 31, 2019, Messrs. Haley and Wickes are beyond their normal retirement date, while Mr. Hess eligible for early retirement benefits, but not yet eligible for unreduced early retirement benefits.

Associates who were employed by legacy Watson Wyatt on June 30, 2003 were grandfathered into prior pension plan provisions for five years, or until June 30, 2008. During the 5-year grandfathering period, eligible associates continued to accrue benefits under the legacy Watson Wyatt provisions in effect before July 1, 2003, except that the 5-year certain and continuous annuity form of payment was not grandfathered. Under these provisions, the same formula described above is used except that an associate’s average pay is determined to be the highest average 36 consecutive months of total pay. In addition, the benefit can never be less than the June 30, 2003 accrued benefit indexed by 3% each year.

Benefits accrued under the grandfathered formulas were frozen on the earlier of June 30, 2008 or termination of employment, except for the formula that indexes the June 30, 2003 accrued benefit which was frozen at December 31, 2011. At retirement or termination, whether before or after June 30, 2008, an associate’s accrued benefit will not be less than the frozen grandfathered benefit. If the associate terminates employment after age 50, the frozen grandfathered benefit will be reduced by 5% per year for commencement before age 60. For termination before age 50, this benefit will be actuarially reduced from age 65. Grandfathered associates who attain age 50 with 10 years of service will be eligible for early retirement. Messrs. Haley, Wickes and Hess currently qualify for the grandfathered provisions and are eligible for retirement under those provisions.

Legacy Towers Perrin Formulas

In general, all U.S. associates who were employed by legacy Towers Perrin prior to the Towers Perrin/Watson Wyatt Merger or who were hired into a legacy Towers Perrin office prior to January 1, 2011, with the exception of those associates paid on a bi-weekly basis, were eligible for benefits under these provisions. Benefits were based upon final average plan compensation as of the earlier of the date of the participant’s termination of employment or December 31, 2007, for which plan compensation included base pay and both the bonus paid under the individual bonus program and the bonus paid under the principal bonus program for the year in which they were earned.

Final Average Earnings Formula

Benefits earned under the final average earnings formula are equal to 2% of the final five-year average of plan compensation (subject to the IRS statutory maximum) as of the earlier of termination of employment or December 31, 2007, multiplied by credited service as of December 31, 2007, subject to a maximum of 20 years. Under this formula, participants may retire as early as age 50 with five years of service and receive a reduced benefit. A participant may retire early with an unreduced benefit after the later of age 60 or three years of service. This is the participant’s unreduced early retirement date. Reduction factors are based upon either 5% per year or actuarial equivalent reductions based on the specified assumptions in IRC Section 417(e)(3) from age 60, whichever produces the greater benefit.

Prior to October 1, 2008, the accrued benefit for participants terminating prior to eligibility for early retirement was equal to 2% of the final five-year average of plan compensation (subject to the IRS statutory maximum) multiplied by credited service projected to unreduced early retirement date (maximum of 20 years) multiplied by the ratio of credited service as of the earlier of date of termination or December 31, 2007 divided by projected credited service as of the unreduced early retirement date. Mr. Wickes terminated his employment in 1996 prior to his early retirement eligibility. His benefit earned prior to his termination date is subject to the projection and proration described above.

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Compensation Tables (continued)

Towers Watson SERP

The Towers Watson SERP was designed to restore benefits to plan participants whose qualified plan compensation or benefit levels are impacted by IRC maximums. For service rendered after December 31, 2011 and prior to July 1, 2017, benefits were earned under the stable value formula set forth in the Willis Towers Watson Pension Plan, where the participant would accrue a lump sum payable at normal retirement age (65) equal to 20% of plan compensation for the Towers Watson SERP. For purposes of the Towers Watson SERP, plan compensation is the same as the qualified plan, but only amounts over the IRC limit were considered in determining the Towers Watson SERP benefit. A participant will receive a lump sum distribution six months after termination of employment equal to his or her stable value account with reductions for payments made prior to age 62 of a compounding 5% per year. Other than the timing and form of payment, all other stable value provisions are the same as those described in the Willis Towers Watson Pension Plan in effect prior to July 1, 2017.

Legacy Watson Wyatt Formulas

The legacy Watson Wyatt Excess Benefit and legacy Watson Wyatt Excess Compensation formulas were designed to restore to eligible associates the reductions to their pension benefit imposed by IRC limitations. When the excess formula benefits are added to the benefit provided by the legacy Watson Wyatt qualified plan formula, eligible associates will receive a total benefit equal to the benefit that would have been provided by the Watson Wyatt Pension Plan formula had the limitations not existed. The form of benefit payment provided under the excess plans for retirement eligible individuals is a lump sum generally payable six months following the termination of employment for the executive. The portion of the vested benefit earned before January 1, 2005 is payable immediately at the end of the month following the retirement date. For associates that are not retirement eligible, the benefit accrued prior to June 30, 2003 is paid as a lump sum with the accrued benefit earned after June 30, 2003 paid as a life annuity at age 65.

On August 16, 2013, the Committee recommended, and the Board (with Mr. Haley recusing himself) approved, freezing the portion of the lump sum benefit payable to Mr. Haley upon his retirement attributable to his accrued benefit under the legacy Watson Wyatt formula at $17,597,266, its value as of June 30, 2013. The Committee recommended this change as a retention tool, because, otherwise, Mr. Haley could have been incentivized to retire if he believed interest rates would increase (which would cause the lump sum value of his benefit to decline). This benefit is subject to applicable tax withholding.

On February 4, 2016, the lump sum benefit of $4,622,616 payable to Mr. Wickes attributable to his accrued benefit under the legacy Watson Wyatt formula of the Towers Watson SERP was frozen. The lump sum was based upon interest rates in effect for terminations as of June 30, 2015.

Messrs. Haley and Wickes will also continue to be entitled to any benefits earned under the Towers Watson SERP attributable to their service after January 1, 2012 through June 30, 2017.

Willis Pension Plan

Benefit accruals earned under this plan ceased on May 15, 2009.

Nonunion employees of Willis North America, Inc. as of December 31, 2006 earned benefits under this plan based upon their years of service with Willis North America, Inc. through the earlier of date of termination and May 15, 2009 and the highest consecutive 5-year average of total compensation (base pay, commissions and production incentive pay) through the earlier of date of termination and May 15, 2009. The credited service amounts shown in the table above for Mr. Jones represent credited years of service under the plan through May 15, 2009.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY 69

Compensation Tables (continued)

The standard form of benefit payment is a single life annuity benefit with five years certain for participants who are not married and a 50% joint and contingent annuity benefit for married participants. Alternatively, participants may elect a single life annuity, joint and contingent annuity with a continuation percentage of 50%, 75% or 100%, or a certain and continuous annuity benefit with five, 10 or 15 years of guaranteed payments, subject to the plan provisions and statutory limits. The payout option must be elected by the participant before benefit payments begin.

The monthly benefit at normal retirement (age 65) is equal to the sum of A and B, where:

●

A equals 1.2% times the participant’s average monthly compensation for the 5 consecutive years (through May 15, 2009) with the highest compensation plus 0.65% times that average monthly compensation which exceeds $2,833 ($34,000 per year), multiplied by the lesser of 30 and the projected years and months of service the participant was projected to have at normal retirement date plus 0.3% times the average monthly compensation times the number of projected years and months of service at normal retirement date over 30 years. This total amount is then multiplied the ratio of years and months of service as of May 15, 2009 divided by the projected years and months of service as of normal retirement date.

●

B equals 1.5% times the participant’s average monthly compensation described above times the ratio of years and months of service where compensation exceeded the IRS statutory limit on allowable compensation (maximum 15 years) as of May 15, 2009 divided by the projected years and months of service at normal retirement date.

The early retirement age is 55 with 10 years of service. Unreduced benefits are available to participants who attain age 60 and 25 years of service. For purposes of vesting and gaining eligibility for unreduced benefits, participants continue to accrue service beyond May 15, 2009. If not meeting the requirements for an unreduced pension, benefits are reduced 5% per year prior to normal retirement date (age 65). Mr. Gunn is not yet eligible for early retirement benefits.

With respect to the Willis Towers Watson Pension Plan, the Towers Watson SERP and the Willis Pension Plan, the amounts shown in the Pension Benefits at 2019 Fiscal Year-End table above are actuarial present values of the benefits accumulated through December 31, 2019. An actuarial present value is calculated by estimating expected future payments starting at an assumed retirement age, weighting the estimated payments by the estimated probability of surviving to each post-retirement age, and discounting the weighted payments at an assumed discount rate to reflect the time value of money. The actuarial present value represents an estimate of the amount which, if invested today at the discount rate, would be sufficient on an average basis to provide estimated future payments based on the current accumulated benefit. The assumed retirement age for each executive is the earliest age at which the executive could retire without any benefit reduction due to age or the current age if the executive has already attained such earliest age. Actual benefit present values upon an executive’s retirement will vary from these estimates depending upon many factors, including an executive’s actual retirement age.

Non-Qualified Deferred Compensation for the Fiscal Year Ended December 31, 2019

The following table provides information as of December 31, 2019 concerning the legacy Watson Wyatt non-qualified deferred compensation plans assumed by legacy Towers Watson in connection with the Towers Perrin/Watson Wyatt Merger, in which Messrs. Haley, Wickes and Hess are participants. In connection with approval of the stable value pension plan amendments discussed above, legacy Watson Wyatt also froze contributions under the Watson Wyatt Deferred Savings Plan (“WW Deferred Savings Plan”) effective immediately following the date that contributions were made for the short plan year ended December 31, 2011.

The table also provides information as of December 31, 2019 concerning the WTW Deferred Savings Plan, as well as for the WTW Stable Value Excess Plan effective July 1, 2017.

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Compensation Tables (continued)

The Towers Watson SERP was frozen effective July 1, 2017 and participants ceased to accrue further benefits in the Towers Watson SERP. In place of the Towers Watson SERP, the Company adopted the WTW Stable Value Excess Plan. The WTW Stable Value Excess Plan is an unfunded deferred compensation plan for select management and other highly compensated associates, including the Company’s executive officers. The purpose of the WTW Stable Value Excess Plan is to provide participants with supplemental and deferred compensation benefits through the accrual of a contributory or non-contributory stable value benefit. Non-Contributory Participants in the Willis Towers Watson Pension Plan who have eligible salary and bonus compensation that is in excess of the limit under IRC Section 401(a)(17) (“Eligible Compensation”) during a plan year were automatically enrolled in the WTW Stable Value Excess Plan, and accrue a stable value benefit equal to a percentage of Eligible Compensation determined under the following formula: 16.5% of Eligible Compensation for the first 10 years of vesting service (from the date of hire); 18% of Eligible Compensation for the next 10 years of vesting service; 20% of Eligible Compensation for over 20 years of vesting service. The benefit accrued during a plan year is subject to a 5% compound reduction for each year by which the date of accrual precedes age 65. Messrs. Haley, Wickes and Hess were Non-Contributory Participants in 2019.

Under the WTW Stable Value Excess Plan, certain employees who meet eligibility requirements and are Contributory Participants in the Willis Towers Watson Pension Plan are permitted to enroll in the WTW Stable Value Excess Plan. Each plan year, Contributory Participants will defer 2% of Eligible Compensation, and will accrue a stable value benefit equal to the excess of a percentage of Eligible Compensation over the amount deferred, determined pursuant to the following formula: 14.5% of Eligible Compensation for the first 10 years of vesting service from January 1, 2017 (or date of hire, if later); 16% of Eligible Compensation for the next 10 years of vesting service; and 17.5% of Eligible Compensation for over 20 years of vesting service. The benefit accrued during a plan year is subject to a 5% compound reduction for each year by which the date of accrual precedes age 65. Messrs. Burwell and Gunn were Contributory Participants in 2019.

The amount accrued during a plan year will vest three years after such plan year, provided that all accruals will vest in full when the employee reaches age 55 if he or she has at least 10 years of service, or age 65 if he or she has at least five years of service. Contributory Participants will be vested at all times in the 2% of Eligible Compensation deferred.

All accruals in the WTW Stable Value Excess Plan are credited in the form of Company share units under the Company’s 2012 Plan, will accrue dividend equivalents and will be paid in Company shares; as a result, the value of the notional account will be aligned with the value of the Company’s underlying shares. To comply with IRC Section 409A, payments will be made on the first business day of the month following the date that is six months after the participant’s separation from service.

Name	Non-Qualified Deferred Compensation Plan	Executive Contributions for the Fiscal Year Ended December 31, 2019 ($)	Registrant Contributions for the Fiscal Year Ended December 31, 2019 ($)	Aggregate Earnings for the Fiscal Year Ended December 31, 2019 ($)		Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2019 ($)(5)
John Haley	WW Deferred Savings Plan (1)	—	—	42,918	(3)	—	803,782
	WTW Deferred Savings Plan (2)	234,221	1,136,629	5,564,696	(4)	—	23,117,261
	WTW Stable Value Excess Plan	—	780,736	374,111	(4)	—	1,901,816
Michael Burwell	WTW Deferred Savings Plan (2)	91,616	53,443	83,351	(4)	—	420,268
	WTW Stable Value Excess Plan	30,539	91,126	14,507	(4)	—	136,172
Gene Wickes	WW Deferred Savings Plan (1)	—	—	16,745	(3)	—	313,604
	WTW Deferred Savings Plan (2)	65,892	38,437	1,171,451	(4)	—	4,602,297
	WTW Stable Value Excess Plan	—	219,642	107,016	(4)	—	549,387
Carl Hess	WW Deferred Savings Plan (1)	—	—	6,099	(3)	—	114,231
	WTW Deferred Savings Plan (2)	55,437	32,338	179,958	(4)	—	758,710
	WTW Stable Value Excess Plan	—	125,013	63,692	(4)	—	325,485
Joseph Gunn	WTW Stable Value Excess Plan	25,703	56,535	34,614	(4)	—	185,236

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Compensation Tables (continued)

(1)

The WW Deferred Savings Plan was established to supplement the benefits of those participants in the Watson Wyatt & Company Savings Plan for U.S. employees whose company matching contributions to the savings plan are limited by the compensation and elective deferral limitations, or the nondiscrimination requirements, imposed by the IRC. The WW Deferred Savings Plan does not allow for associate contributions. Participants generally vest in their account after three years of service. Messrs. Haley, Wickes and Hess are fully vested in their account balances in the WW Deferred Savings Plan. Participants are eligible for payment of their vested account balance upon termination of employment or retirement.

(2)

The WTW Deferred Savings Plan is an unfunded deferred compensation plan for select management and other highly compensated associates who contribute significantly to the future success of the Company, including the Company’s executive officers. The purpose of the WTW Deferred Savings Plan is to provide this group with a means to defer receipt of a portion of their compensation, and potentially to receive a discretionary matching contribution from the Company. Further, pursuant to Mr. Haley’s Amended Agreement, a deferred compensation contribution was made effective January 1, 2019 in the amount of $1 million into the WTW Deferred Savings Plan. For additional details on the deferred compensation contributions under Mr. Haley’s Amended Agreement, see the section entitled “Executive Compensation: Compensation Discussion and Analysis — Executive Summary — CEO Compensation — Amended CEO Agreement (2019 – 2020) and Succession Planning” and the section entitled “ — Named Executive Officers’ Employment Agreements.”

With the exception of Mr. Haley’s deferred compensation contribution of $1 million, all associate deferrals and all Company matches are credited in the form of Company share units and will be paid in Company shares under the Company’s 2012 Plan. As a result, the value of the notional account set forth in the “Aggregate Balance at December 31, 2019” column is based on the value of the Company’s underlying shares on such date, plus the value of deferred salary and the deferred compensation contribution (and interest earned thereon) for Mr. Haley. Payments will be made from this plan on the first business day of the month following the date that is six months after the participant’s separation from service (with the exception of Mr. Haley’s deferred salary and deferred compensation contribution which follow different distribution provisions as outlined in Mr. Haley’s Amended Agreement).

(3)

Represents interest earned during the fiscal year ended December 31, 2019 on the account balance in the WW Deferred Savings Plan. Interest under the WW Deferred Savings Plan is calculated using the prime rate of interest as reported by Willis Towers Watson’s primary bank, determined as of the first day of the calendar year.

(4)

Represents the increase (decrease) in value during fiscal year 2019 of Company share units credited to an associate’s account from associate deferrals and discretionary Company matching contributions, calculated using the prime rate of interest as reported by Willis Towers Watson’s primary bank, determined as of the first day of the calendar year, as well as quarterly dividends and Company share price appreciation (depreciation). Additionally, for Mr. Haley, this reflects the value of interest earned on the deferred compensation contribution made to him on January 1, 2019, which is credited at an annual rate of 4.5% from the date of the contribution until the date of payment as specified in his Amended Agreement.

(5)

Other than registrant contributions of $2,887,468 for Mr. Haley, $297,746 for Mr. Burwell, $553,701 for Mr. Wickes, $157,351 for Mr. Hess and $56,535 for Mr. Gunn, no portion of the amounts shown has been reported in the Company’s Summary Compensation Table for the fiscal year ended December 31, 2019 or in prior fiscal years.

The balances reported for the WTW Deferred Savings Plan and the WTW Stable Value Excess Plan reflect the value of Company share units credited to an associate’s account from associate deferrals and discretionary Company matching contributions as calculated based on the closing price of the Company’s shares on December 31, 2019 of $201.94 per share, plus the value of deferred salary and the deferred compensation contribution made on January 1, 2019 (and interest earned thereon) for Mr. Haley.

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Compensation Tables (continued)

Named Executive Officers’ Employment Agreements

The Willis Towers Watson Compensation Committee has respected the employment agreements that were in place at legacy Willis Group prior to the Merger. Legacy Towers Watson did not have employment agreements for its executive officers. Since the Merger, the Company has not entered into any employment agreements other than with Mr. Haley and Mr. Burwell who was a new hire. The material terms of the existing employment agreements for relevant NEOs who have them are described below.

In addition, the award agreements for the long-term equity awards granted to each of the NEOs (other than Mr. Haley, whose award agreements expressly reference certain restrictions under his employment agreement) provide that, unless otherwise set forth in the individual’s employment agreement or required by law, the executive is subject to certain non-competition, non-solicitation and non-disparagement restrictions for a period of up to 24 months following his termination, depending upon his jurisdiction, and confidentiality restrictions for an unlimited period following his termination.

Further information regarding the values of the change of control and severance provisions in our NEOs’ employment agreements are contained in the section entitled “— Potential Payments to Named Executive Officers Upon Termination and/or Change of Control.”

John Haley — CEO

The Company entered into an employment agreement with Mr. Haley, effective March 1, 2016, with a term through December 31, 2018 (the “Employment Agreement”). As described in the section entitled “Executive Compensation: Compensation Discussion and Analysis — Executive Summary — CEO Compensation — Amended CEO Agreement (2019 – 2020) and Succession Planning,” the term of the Employment Agreement was extended pursuant to the Amended Agreement, effective January 1, 2019. The Amended Agreement resulted from the Compensation Committee’s detailed assessment of Mr. Haley’s compensation and its approval of the package, in conjunction with the Governance Committee and the full Board with respect to Mr. Haley’s planned retirement and the planning required for his succession. The Amended Agreement was also ratified by the Board. On May 20, 2019, the Company further amended his Employment Agreement to modify (i) the expiration of the term of the Employment Agreement from January 1, 2021 to December 31, 2020, and (ii) the date on which certain of Mr. Haley’s deferred compensation contributions vest and are contributed from January 1, 2021 to December 31, 2020. Although the Amended Agreement contemplated Mr. Haley’s retirement at the end of 2020 (in order to facilitate an orderly succession process in light of his planned retirement and reward Mr. Haley for his continued leadership through such time), his actual date of retirement is subject to change in connection with the announced agreement to combine with Aon. If the combination with Aon does not close by the end of the year, any extension of his Amended Agreement for a period after December 31, 2020 and the terms to be in effect during any such extension, would need to be agreed by the Board and Mr. Haley.

The Amended Agreement provides for the same annual base salary and target STI award opportunity as under the original Employment Agreement. Mr. Haley receives (i) an annual base salary of $1.2 million and (ii) a target STI award opportunity equal to 200% of his annual base salary (with a maximum opportunity equal to 350% of his annual base salary). Mr. Haley received a PSU award in February 2019 with a target value of $9.2 million on the date of grant and another PSU award in February 2020 with a target value of $9.6 million on the date of grant, in each case under the 2012 Plan. The PSUs are subject to all of the same terms and conditions as the awards made to other senior executives of the Company for the respective fiscal year, unless otherwise agreed by Mr. Haley and the Company. Mr. Haley will also be entitled to annual $1 million deferred compensation contributions, one of which was contributed on January 1, 2019 and the other contributed on January 1, 2020, each subject to a one-year vesting period. Mr. Haley will also be entitled to a final fully vested $520,000 deferred compensation contribution on the expiration of his contract term (December 31, 2020). Each deferral payment will be made under the WTW Deferred Savings Plan and will incur interest at an annual rate of 4.5%, which shall be credited to each of the contributions. The

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY 73

Compensation Tables (continued)

deferred compensation contributions will be paid to Mr. Haley on August 31, 2021. The additional deferred compensation arrangements are designed to compensate Mr. Haley for loss in value on his pension benefits and are only paid to Mr. Haley in aggregate upon his continued service through the end of the new contract period. For additional details on the deferred compensation contributions, see section entitled “Executive Compensation: Compensation Discussion and Analysis — Executive Summary — CEO Compensation — Amended CEO Agreement (2019 – 2020) and Succession Planning.”

The Employment Agreement (and subsequently, the Amended Agreement) provides that upon the earliest to occur of a termination of Mr. Haley’s employment by the Company without “cause,” Mr. Haley’s resignation for “good reason,” (as such terms are defined in the Employment Agreement) and a termination of employment due to his death or disability, Mr. Haley is entitled to (i) a severance payment equal to the sum of two times his annual base salary and two times his target STI award, payable in a lump sum, (ii) the full amount of his STI award for the year of termination, based on actual performance, (iii) continued medical coverage at the active employment rate for up to 18 months, (iv) treatment of his equity incentive awards in accordance with the terms of the applicable award agreements, (v) the waiver of service requirements under any retention policy applicable to Mr. Haley’s prior cash incentive compensation awards, and (vi) vesting of the deferred compensation contributions granted under the Amended Agreement prior to his termination. In addition, Mr. Haley will be subject to non-competition and non-solicitation covenants for a period of two years following any termination of his employment from the Company. In the event that any of the foregoing payments and benefits are provided in connection with a change of control of the Company and would result in the imposition of excise taxes to Mr. Haley, the payments and benefits will be reduced so as to avoid triggering such excise taxes, but only if such reduction would result in a greater after-tax payment to Mr. Haley than if no reduction was made.

Mr. Haley’s 2019 LTI award and 2020 LTI award are each scheduled to vest on the third anniversary of the respective grant date and both awards would be eligible for retirement treatment. Per terms of the applicable award agreement, in the event of the executive’s termination of service on or after December 31, 2019 (for the 2019 LTI award) and on or after December 31, 2020 (for the 2020 LTI award) and prior to the vesting date due to a Qualifying Retirement (which is defined as a voluntary termination of service by the colleague after the colleague’s attainment of the age of 55 and the colleague’s completion of 15 years of service with the Company, a Subsidiary or Designated Associate Company thereof or a Legacy Company, provided that the Committee has not determined that a basis exists for the colleague’s Termination of Service for Cause at the time of such Termination of Service), the earned PSUs shall vest on the vesting date, subject to the executive’s compliance with the restrictive covenants and other obligations contemplated in the respective award agreement. As such, when Mr. Haley retires, his 2019 and 2020 LTI grants would vest on the third anniversary of the respective grant dates (i.e., February 26, 2022 and February 25, 2023), subject to attainment of the applicable performance criteria.

The Employment Agreement (and subsequently, the Amended Agreement) defines the terms “cause” and “good reason” as follows:

●

“Cause” means (i) indictment for, conviction of or plea of no contest or guilty to, a misdemeanor involving sexual misconduct or to a felony under U.S. federal or state law; (ii) willful misconduct with regard to his material duties and responsibilities with the Company, including any willful failure to abide by any material, written employment policies of the Company; (iii) willful breach of material obligations under the employment agreement (including any repeated willful failure to abide by the reasonable, legal, written directives presented by the Board); (iv) drug addiction or habitual intoxication that adversely effects job performance or the reputation or best interests of the Company or its affiliates; or (v) commission of material fraud, embezzlement or misappropriation of funds, willful breach of fiduciary duty or willfully engaging in a material act of dishonesty against the Company or its affiliates.

●

“Good Reason” means the occurrence of any of the following events at any time during the term of the employment agreement: (i) any reduction in annual base salary or target annual STI percentage; (ii) any adverse change in Mr. Haley’s title such that he is not the CEO; (iii) Mr. Haley ceases for any

74 WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Compensation Tables (continued)

reason to report solely and directly to the Board; (iv) any material adverse change in Mr. Haley’s duties, responsibilities or authorities, or the assignment to him of any duties that are materially inconsistent with his position as the CEO of the Company, in each case without his prior written consent (including, without limitation, the appointment of any other executive officer as the leader of the Company’s Group Operating Committee or any successor committee thereto); (v) the Board, or the Compensation Committee, enters into or modifies, or authorizes the Company to enter into or modify, any employment agreement with any executive officer of the Company without prior consultation with Mr. Haley; (vi) any required relocation of the principal location where Mr. Haley performs services by more than 50 miles from his principal location prior to the Effective Date (or such other principal location as the Company and Mr. Haley may agree in a signed writing) without Mr. Haley’s prior written consent; or (vii) any material breach by the Company of the employment agreement or any equity incentive award agreements.

During the term of his employment and for a period of two years following the termination of his employment, Mr. Haley is or will be subject to certain non-competition and non-solicitation restrictions as provided under his employment agreement.

Michael Burwell — CFO

Mr. Burwell’s offer letter, dated August 17, 2017, sets forth the terms of his employment, effective as of October 2, 2017. The offer letter provides for (i) an annual base salary of $750,000; (ii) an STI target of 125% of base salary; and (iii) an annual LTI award of 200% of base salary.

The offer letter further provides that in the event of a termination of Mr. Burwell’s employment by the Company for any reason other than “Good Cause”, Mr. Burwell is eligible for severance compensation equal to 12 months’ base salary at the time of termination plus his target STI award, subject to Mr. Burwell’s execution of a severance and release agreement. Mr. Burwell will not be entitled to severance payments if he voluntarily terminates his employment or is terminated for “Good Cause.”

Under the offer letter, “Good Cause” is defined as: (i) gross and/or chronic neglect of his duties; (ii) conviction of a felony or conviction of a misdemeanor involving moral turpitude; (iii) dishonesty, embezzlement, fraud or other material willful misconduct by him in connection with his employment; (iv) violation of the restrictive covenant provisions contained in his Confidentiality and Non-Solicitation Agreement or in any other agreement with the Company or any affiliate; (v) material breach of any duty owed to the Company, including, without limitation, the duty of loyalty; (vi) material breach of any material obligations under any agreement with the Company or any affiliate; and (vii) any material breach by Mr. Burwell of the Company’s Code of Conduct. Good Cause does not include any immaterial, isolated instance of ordinary negligence or failure to act, whether due to an error in judgment or otherwise, if Mr. Burwell has exercised substantial efforts in good faith to perform the duties reasonably assigned or appropriate to his position.

Mr. Burwell is also subject to certain non-competition and non-solicitation restrictions as provided under a separate Confidentiality and Non-Solicitation Agreement. The offer letter provides that Mr. Burwell’s employment is at will and may be terminated by Mr. Burwell at any time or by the Company at any time for any reason, with or without cause or advance notice.

Gene Wickes — Head of Benefits Delivery & Administration

Mr. Wickes is not party to an employment agreement.

Carl Hess — Head of Investment, Risk & Reinsurance

Mr. Hess is not party to an employment agreement.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY 75

Compensation Tables (continued)

Joseph Gunn — Head of North America

Mr. Gunn’s employment agreement, effective as of January 5, 2004, as amended, provides for an annual base salary with a target STI award opportunity equal to a percentage of his annual base salary with increases from time to time approved by the Compensation Committee.

The agreement further provides in the event of a termination of Mr. Gunn’s employment by the Company without “Good Cause,” Mr. Gunn is eligible to receive severance pay equivalent to the greater of either (i) six months’ base salary (less applicable withholding) to be paid over six months, in semi-monthly installments or (ii) the amount of severance pay that he may become eligible to receive pursuant to any severance benefits plan that the Company may, at the time of his employment termination, maintain; provided further that (a) the determination of the amount (if any) of severance pay Mr. Gunn may become eligible to receive pursuant to such severance benefits plan will be subject in all respects to the terms and conditions of such severance benefits plan and (b) if Mr. Gunn wishes to elect to receive severance benefits pursuant to any severance benefits plan that the Company may, at the time of his employment termination, maintain, he must sign a release in a form specified by the Company surrendering and releasing any right to claim which he may have for severance pay pursuant to or as described in his employment agreement or otherwise outside of such severance benefits plan.

Mr. Gunn’s employment agreement defines “Good Cause” as: (i) gross and/or chronic neglect of his duties, (ii) conviction of a felony or misdemeanor involving moral turpitude, (iii) dishonesty, embezzlement, fraud or other material willful misconduct by him in connection with his employment, (iv) the issuance of any final order for his removal as an employee of the Company by any state or federal regulatory agency, (v) violation of the restrictive covenant provisions contained in his Employment Agreement or other agreement with the Company, (vi) material breach of any duty owed to the Company, including, without limitation, the duty of loyalty, (vii) material breach of any of his other material obligations under his Employment Agreement or other agreement with the Company, (viii) any material breach by Mr. Gunn of the Company’s Code of Ethics, (ix) his material failure to achieve reasonable performance objectives as specified by the Company, provided further that, before terminating his employment for such material failure, the Company will provide him with prior written notice of such material failure and a reasonable period of time of no less than 90 days in which to cure such material failure (the “Cure Period”) — if he does not cure such material failure within the Cure Period, then his employment is subject to termination for Good Cause at the conclusion of the Cure Period, or (x) his failure to maintain any insurance or other license necessary to the performance of the duties of his position. Good Cause shall not include any immaterial, isolated instance of ordinary negligence or failure to act, whether due to an error in judgment or otherwise, if Mr. Gunn has exercised substantial efforts in good faith to perform the duties reasonably assigned or appropriate to his position.

During the term of his employment and for a period of two years following the termination of his employment, Mr. Gunn is or will be, as the case may be, subject to certain non-competition and non-solicitation restrictions as provided under his employment agreement.

Mr. Gunn’s employment may be terminated by Mr. Gunn or by the Company, with or without cause, upon 15 calendar days’ prior written notice, by the Company upon any willful misconduct or material breach by Mr. Gunn, or immediately upon Mr. Gunn’s death or disability, subject to the notice provisions under his employment agreement.

Potential Payments to Named Executive Officers Upon Termination and/or Change of Control

The table appearing immediately below sets forth the estimated payments and benefits that the Company’s NEOs would have received assuming termination and/or a change of control had occurred on December 31, 2019. The definitions of “cause” (or “good cause”), “change of control” and “good reason,” as set forth in the NEOs’ employment agreements, are contained in the section entitled “— Named Executive Officers’ Employment Agreements.”

76 WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Compensation Tables (continued)

General Severance Payments

The Committee believes that severance benefits are a necessary component of a competitive compensation program; in certain cases, such benefits are consideration for an executive’s agreement not to compete. With the exclusion of Mr. Haley and Mr. Burwell (who each have severance arrangements included in their respective employment agreement or offer letter), the NEOs are eligible for severance under the general severance pay plan applicable to all U.S. employees at the Company. The Company does not provide any form of tax gross-ups, significant perquisites or automatic payments in connection with a change of control of the Company. No NEO receives cash severance upon a single-trigger change of control.

Mr. Haley’s employment agreement, which provides that upon the earliest to occur of a termination of Mr. Haley’s employment by the Company without “cause,” Mr. Haley’s resignation for “good reason,” and a termination of employment due to his death or disability (as such terms are defined in his employment agreement), Mr. Haley is entitled to (i) a severance payment equal to the sum of two times his annual base salary and two times his target STI award, payable in a lump sum, (ii) the full amount of his STI award for the year of termination, based on actual performance, (iii) continued medical coverage at the active employment rate for up to 18 months, (iv) treatment of his equity incentive awards in accordance with the terms of the applicable award agreements, (v) the waiver of service requirements under any retention policy applicable to Mr. Haley’s prior cash incentive compensation awards, and (vi) vesting of the deferred compensation contributions granted under the Amended Agreement prior to his termination.

Mr. Burwell’s offer letter provides that in the event of a termination of Mr. Burwell’s employment by the Company for any reason other than “Good Cause” (as such term is defined in his offer letter), Mr. Burwell is eligible for severance compensation equal to 12 months’ base salary at the time of termination plus his target STI award, subject to Mr. Burwell’s execution of a severance and release agreement. Mr. Burwell will not be entitled to severance payments if he voluntarily terminates his employment or is terminated for “Good Cause.”

Messrs. Wickes and Hess are not party to any employment or change in control severance agreements and thus, are eligible for severance benefits under the Willis Towers Watson U.S. Severance Pay Plan, a harmonized severance pay plan applicable to all U.S. employees that went into effect on January 1, 2019. Severance benefits under this plan could include: (i) severance pay in an amount equal to three weeks’ base pay for each completed year of the NEO’s service, plus 12 weeks, up to a maximum of 52 weeks’ pay, payable in lump sum upon termination, (ii) continued medical and dental benefits coverage through COBRA for the same number of weeks determined for severance pay, and (iii) outplacement services for a period of six months.

Mr. Gunn’s employment agreement provides that in the event of a termination of Mr. Gunn’s employment by the Company without “Good Cause” (as such term is defined in his employment contract), Mr. Gunn is eligible for severance pay equivalent to the greater of: (i) six months’ base salary, or (ii) the amount of severance pay he may become eligible to receive pursuant to any severance benefits plan that the Company may, at the time of his employment termination, maintain. As such, the severance that Mr. Gunn would be eligible for under the Willis Towers Watson U.S. Severance Pay Plan (described above) would be greater and is thus reflected in the following table.

On March 8, 2020, as described in the section entitled “Executive Compensation: Compensation Discussion and Analysis — Payments on Change of Control and Termination,” the Board approved the U.S. Executive Severance Plan. Of our NEOs, Messrs. Burwell, Wickes, Hess and Gunn have been selected to participate in the U.S. Executive Severance Plan, which would replace their existing severance arrangements, subject to each executive signing the applicable waiver. Additional information on the Executive Severance Plans, as well as the plan documents, can be found in our Form 8-K filed with the SEC on March 11, 2020.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY 77

Compensation Tables (continued)

Potential Payments as of December 31, 2019

The below table reflects the severance benefits that Messrs. Burwell, Wickes, Hess and Gunn would have received under the applicable offer letter or general company severance plan in effect as of December 31, 2019. The severance benefits that each executive could have been eligible to receive under the new U.S Executive Severance Plan (had it been in effect on December 31, 2019) have been included in the applicable footnotes below the table for reference.

		Termination Scenarios*
		A	B	C	D
Name	Form of Compensation	Without Cause/ Good Reason Resignation ($)	Without Cause/ Good Reason Resignation Following a Change of Control** ($)	Death or Disability ($)	Cause/ Without Good Reason*** ($)

John Haley	Cash Severance Payment (1)	10,039,200	10,039,200	10,039,200	—
	Perquisites / Benefits (2)	380,029	380,029	380,029	—
	Accelerated Vesting of Equity Awards / Deferred Cash (3)	1,044,748	1,044,748	1,044,748	—
	Total	11,463,977	11,463,977	11,463,977	—
Michael Burwell	Cash Severance Payment (1)	1,687,500	1,687,500	1,687,500	—
	Perquisites / Benefits (2)	—	—	—	—
	Accelerated Vesting of Equity Awards / Deferred Cash (3)	—	—	—	—
	Total	1,687,500	1,687,500	1,687,500	—
Gene Wickes	Cash Severance Payment (1)	650,000	650,000	—	—
	Perquisites / Benefits (2)	15,877	15,877	—	—
	Accelerated Vesting of Equity Awards / Deferred Cash (3)	—	—	—	—
	Total	665,877	665,877	—	—
Carl Hess	Cash Severance Payment (1)	650,000	650,000	—	—
	Perquisites / Benefits (2)	15,484	15,484	—	—
	Accelerated Vesting of Equity Awards / Deferred Cash (3)	—	—	—	—
	Total	665,484	665,484	—	—
Joseph Gunn	Cash Severance Payment (1)	600,000	600,000	—	—
	Perquisites / Benefits (2)	21,096	21.096	—	—
	Accelerated Vesting of Equity Awards / Deferred Cash (3)	—	—	—	—
	Total	621,096	621,096	—	—

*

Termination due to retirement would not result in any Cash Severance Payments, Perquisites/Benefits or Accelerated Vesting of Equity Awards/Deferred Cash for the NEOs. However, Messrs. Haley, Wickes and Hess would be eligible for retirement treatment of their outstanding equity awards (2019 LTI PSUs for Mr. Haley and 2017 LTI PSUs, 2018 LTI PSUs and 2019 LTI PSUs for Messrs. Wickes and Hess), per terms of the respective programs. In the event of the executive’s termination of service on December 31, 2019 and prior to the vesting date due to a Qualifying Retirement (as defined in the applicable award agreements), the earned PSUs under each award shall vest on the respective vesting date, subject to the executive’s compliance with the restrictive covenants and other obligations contemplated in the applicable award agreement.

**	Reflects termination by the Company without cause or resignation by the executive with good reason within 24 months following a change of control.

***	For Mr. Haley, this assumed that no 2019 STI award would have been awarded based on the conclusion that it did not accrue due to his termination prior to completing the full fiscal year.

78 WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Compensation Tables (continued)

(1) Cash Severance Payment

The components of the Cash Severance Payment that could be payable to the NEOs in certain termination scenarios include: (i) severance payment consisting of a multiple of the executive’s annual base salary and target STI award for those with employment agreements or offer letters; and (ii) pro-rata or full STI award for the year of termination, based on either actual or target level of performance, as applicable, and payable at the same time that STI awards are payable generally. In the event of termination by the Company without cause or resignation by the officer with good reason or such termination following a change of control, the severance amount due to the executive would be reduced by any salary paid to him between the date the Company provided him with notice of termination and the termination date.

The Cash Severance Payment amounts shown above for each NEO are detailed below.

●

Mr. Haley — The amounts reflected above for termination by the Company without cause/resignation with good reason, termination by the Company without cause/resignation with good reason following a change of control, and death or disability (columns A, B and C) include: (i) a lump sum cash severance payment of $7,200,000 (equal to two times the sum of his annual base salary and target STI award) and (ii) the full amount of his STI award for the year of termination based on actual performance in the amount of $2,839,200.

●

Mr. Burwell — The amounts reflected above for termination by the Company without cause/resignation with good reason, termination by the Company without cause/resignation with good reason following a change of control, and death or disability (columns A, B and C) include a lump sum cash severance payment of $1,687,500 (equal to the sum of his annual base salary and target STI award).

●

Messrs. Wickes, Hess and Gunn — The amounts shown above for termination by the Company without cause/resignation with good reason and termination by the Company without cause/resignation with good reason following a change of control (columns A and B) reflect the maximum value of severance pay that each executive could receive (i.e., 52 weeks’ pay) under the Willis Towers Watson U.S. Severance Pay Plan, which would be payable in a lump sum upon termination.

Under the U.S. Executive Severance Plan, Messrs. Burwell, Wickes, Hess and Gunn would be eligible to receive greater Cash Severance Payments than the amounts shown in the above table and described above for certain termination scenarios. Under the plan:

●

For an involuntary termination by the Company of the executive’s employment (for reasons other than cause, death, permanent disability or good reason resignation, as such terms are defined in the plan), each executive would be eligible to receive cash severance equal to the sum of his respective annual base salary and target STI award (payable in installments over 12 months). This would have resulted in the following Cash Severance Payment amounts for each executive had the plan been in effect for a termination as of December 31, 2019: (i) $1,687,500 for Mr. Burwell, (ii) $1,170,000 for Mr. Wickes, (iii) $1,235,000 for Mr. Hess, and (iv) $1,350,000 for Mr. Gunn.

●

For an involuntary termination by the Company of the executive’s employment (for reasons other than cause, death or permanent disability) or for resignation by the executive for good reason, each occurring during the period commencing six months prior to a change in control and ending 24 months following a change of control (as such terms are defined in the plan), each executive would be eligible to receive: (i) cash severance equal to the sum of 24 months of his respective annual base salary and two times his respective target STI award (payable in lump sum) and (ii) a pro-rata portion of his respective STI award for the year of termination based on actual performance. This would have resulted in the following Cash Severance Payment amounts for each executive had the plan been in effect for a termination as of December 31, 2019: (i) $4,350,938 for Mr. Burwell, (ii) $3,095,248 for Mr. Wickes, (iii) $3,151,876 for Mr. Hess, and (iv) $3,574,200 for Mr. Gunn.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY 79

Compensation Tables (continued)

(2) Perquisites/Benefits

The amounts shown above for Mr. Haley under termination by the Company without cause/resignation with good reason, termination by the Company without cause/resignation with good reason following a change of control, and termination due to death or disability (columns A, B and C) reflect the value of payments with respect to continued medical coverage. Mr. Haley’s employment agreement provides for up to 18 months of continued medical coverage for the officer, his spouse and covered dependents as of the termination date in accordance with the terms of the effective applicable group plan (a maximum benefit of $3,156). The amounts shown above for Messrs. Wickes, Hess and Gunn under termination by the Company without cause/resignation with good reason and termination by the Company without cause/resignation with good reason following a change of control (columns A and B) reflect the value of 12 months of continued medical and dental coverage through COBRA that each executive would be eligible to receive under the Willis Towers Watson U.S. Severance Pay Plan. Note that in these termination scenarios, Messrs. Wickes, Hess and Gunn would also be eligible for 6 months of outplacement services under the Willis Towers Watson U.S. Severance Pay Plan which is not reflected in above table.

In addition, upon any termination of employment, Messrs. Haley, Burwell, Wickes, Hess and Gunn may be entitled to benefits that are provided generally by the Company to salaried associates, including distributions under the Company’s 401(k) plan, health care benefits, disability benefits and accrued vacation pay. Mr. Haley, in addition to accruing annual vacation during the fiscal year ended December 31, 2019, has a frozen vacation balance from prior years which, if unused, will be paid out to him upon termination of employment at his then current rate of hourly base salary. The amount in columns A, B and C above for Mr. Haley also reflects the Company’s liability for his frozen vacation pay in the amount of $376,873. In the context of any particular separation from Willis Towers Watson, the Company and legacy Towers Watson executives without an employment agreement may mutually agree on severance terms that could include additional benefits or payments.

Under the U.S. Executive Severance Plan, Messrs. Burwell, Wickes, Hess and Gunn would be eligible to receive greater Perquisites/Benefits than the amounts shown in the above table and described above for certain termination scenarios. Under the plan, (i) for an involuntary termination by the Company of the executive’s employment (for reasons other than cause, death, permanent disability or good reason resignation, as such terms are defined in the plan) or (ii) for an involuntary termination by the Company of the executive’s employment (for reasons other than cause, death or permanent disability) or for resignation by the executive for good reason, each occurring during the period commencing 6 months prior to a change in control and ending 24 months following a change of control (as such terms are defined in the plan), each executive would be eligible to receive up to 18 months of continued medical and dental coverage through COBRA. This would have resulted in the following Perquisites/Benefits amounts for each executive had the plan been in effect for a termination as of December 31, 2019: (i) $30,624 for Mr. Burwell, (ii) $23,815 for Mr. Wickes, (iii) $23,227 for Mr. Hess, and (iv) $31,643 for Mr. Gunn.

(3) Accelerated Vesting of Equity Awards / Deferred Cash

The amounts above reflect: (i) the intrinsic value of any unvested option, RSU and PSU awards held by each NEO that would have received automatic accelerated vesting treatment in each termination scenario as described below pursuant to the applicable employment/award agreement, based on the Company’s closing share price of $201.94, as quoted on the NASDAQ on the last business day of the fiscal year (December 31, 2019) and (ii) the value of unvested deferred cash that would have received automatic accelerated vesting treatment in each termination scenario. For awards that would not have received automatic accelerated vesting treatment but are subject to acceleration at the Committee’s discretion, we have assumed these were not accelerated and have been forfeited. For more information on the NEOs’ outstanding equity awards at December 31, 2019 considered for these calculations, refer to the section entitled “— Outstanding Equity Awards at Fiscal-Year End.”

80 WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Compensation Tables (continued)

●

Mr. Haley — The amounts in the table above reflect the value of the deferred compensation contribution made to Mr. Haley on January 1, 2019 under the terms of his Amended Agreement, including interest accrued on the contribution as of December 31, 2019, which would have received automatic full vesting acceleration in each of these termination scenarios with vested amounts to be paid in accordance with the WTW Deferred Savings Plan (subject to the release of claims requirement in his Amended Agreement). Outstanding PSUs granted under the 2019 LTI Program on February 26, 2019, would not receive automatic vesting acceleration in the above termination scenarios per the terms of the applicable award agreement*.

●

Messrs. Burwell, Wickes, Hess and Gunn — Outstanding PSUs granted under the 2019 LTI Program on July 20, 2019, the 2018 LTI Program on July 20, 2018 and the 2017 LTI Program on July 20, 2017 or October 2, 2017 (as applicable) would not receive automatic vesting acceleration in the above termination scenarios per the terms of the applicable award agreements*.

*

Awards granted under the 2012 Plan will vest based on the participant’s continued service. However, in the event of a participant’s termination of employment due to death or permanent disability, the Committee has the discretion to deem the performance conditions relating to all or a portion of the unvested PSUs to be attained up to the target level (i.e., 100%) and accelerate the time-based vesting of all or a portion of the earned performance shares. The Committee may also apply this same discretion in connection with a participant’s termination for any other reason except during the first year of vesting for awards that are subject to the minimum one-year vesting requirement.

Equity award vesting acceleration treatment is not included in the U.S. Executive Severance Plan and will be addressed separately on an annual basis and set forth in executive’s equity award agreements.

Impact on Present Value of Accumulated Pension Benefits Payable in Certain Termination Scenarios

The account values payable to Messrs. Haley, Burwell, Wickes, Hess and Gunn through the Non-Qualified Deferred Compensation Plans are shown in the table in the section entitled “— Non-Qualified Deferred Compensation for the Fiscal Year Ended December 31, 2019” above and would not change based on early retirement, death, disability or a change in control of the Company. The value of benefits payable to Messrs. Haley, Burwell, Wickes, Hess and Gunn under the Willis Towers Watson Pension Plan, the Towers Watson SERP or the Willis Pension Plan outlined above may increase (or decrease) in the event of the early retirement, pre-retirement death or disability of the NEO. Benefits do not become payable under the Willis Towers Watson Pension Plan, the Towers Watson SERP or the Willis Pension Plan as a result of a change in control of the Company. Using the assumptions employed in the table in the section entitled “— Pension Benefits at 2019 Fiscal Year-End” (the “Pension Benefits Table”), the present value of the pension and disability benefit (as applicable) payable to the NEOs as of December 31, 2019 in the event of early retirement, death or disability is shown in the following table.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY 81

Compensation Tables (continued)

Total Present Value as of December 31, 2019 in case of:
Name	Plan	Early Retirement ($) (1)	Increase / (Decrease) from Pension Benefits Table ($)	Pre- Retirement Death ($) (2)	Increase / (Decrease) from Pension Benefits Table ($)	Disability ($) (3)	Increase / (Decrease) from Pension Benefits Table ($)
John Haley	Willis Towers Watson Pension Plan	2,442,479	—	2,196,711	(245,768)	2,442,479	—
	Towers Watson SERP	19,781,346	—	19,781,346	—	19,781,346	—
	Disability	N/A	N/A	N/A	N/A	N/A	N/A
	Total	22,223,825	—	21,978,057	(245,768)	22,223,825	—
Michael Burwell	Willis Towers Watson Pension Plan	10,946	(36,548)	39,400	(8,094)	280,166	232,672
	Disability	N/A	N/A	N/A	N/A	2,849,100	2,849,100
	Total	10,946	(36,548)	39,400	(8,094)	3,129,266	3,081,772
Gene Wickes	Willis Towers Watson Pension Plan	1,874,583	—	1,702,222	(172,361)	1,874,583	—
	Towers Watson SERP	5,533,943	—	5,533,943	—	5,533,943	—
	Disability	N/A	N/A	N/A	N/A	N/A	N/A
	Total	7,408,526	—	7,236,165	(172,361)	7,408,526	—
Carl Hess	Willis Towers Watson Pension Plan	1,552,045	(192,005)	1,299,565	(444,485)	1,772,719	28,669
	Towers Watson SERP	3,271,562	222,528	3,271,562	222,528	2,608,113	(440,921)
	Disability	N/A	N/A	N/A	N/A	2,214,017	2,214,017
	Total	4,823,607	30,523	4,571,127	(221,957)	6,594,849	1,801,765
Joseph Gunn	Willis Towers Watson Pension Plan	55,121	(7,915)	46,927	(16,109)	402,102	339,066
	Willis Pension Plan	234,799	(75,820)	109,218	(201,401)	234,799	(75,820)
	Disability	N/A	N/A	N/A	N/A	4,398,183	4,398,183
	Total	289,920	(83,735)	156,145	(217,510)	5,035,084	4,661,429

(1)

The decrease for early retirement compared to the Pension Benefits Table for the Willis Towers Watson Pension Plan for Mr. Burwell is because he is not yet vested in the employer provided accrued benefit. Currently, upon termination, he is only eligible to receive a refund of his employee contributions with interest. The decrease for early retirement compared to the Pension Benefits Table for Mr. Gunn in the Willis Pension Plan is due to the loss in the potential to become eligible for unreduced early retirement benefits under the plan if he were to terminate immediately. The decrease for early retirement compared to the Pension Benefits Table for Mr. Hess in the Willis Towers Watson Pension Plan is because the discount rate used to discount payments under the Pension Benefits Table is less than the early retirement factors at which benefits are reduced to the early retirement age. The increase for early retirement compared to the Pension Benefits Table for Mr. Hess in the Towers Watson SERP is due to the use of a lower lump sum rate which is in effect for current terminations than the assumed lump sum rate used for when he assumed to retire for the Pension Benefits Table. There are no changes for Messrs. Haley and Wickes as they have attained their unreduced retirement age and are assumed to retire immediately for the Pension Benefits Table and the lump sum on their final average pay benefit has been frozen.

The Willis Towers Watson Pension Plan benefit attributable to the stable value formulas is assumed payable to the NEOs in the same forms of benefit used in determining benefit obligations under ASC-715 at retirement. 50% of the benefit is assumed payable as a lump sum, 26% of the benefit is assumed to be paid as a 100% joint and survivor annuity, 22% of the benefit is assumed to be paid a single life annuity and 2% of the benefit is assumed to be paid as a 10-year certain and continuous annuity. The assumed forms of payment for the Willis Towers Watson Pension Plan benefit payable to Messrs. Haley, Wickes and Hess attributable to the legacy Watson Wyatt formula is 50% as a 100% joint and survivor annuity, 45% as a single life annuity and 5% as a 10-year certain and continuous annuity. The Towers Watson SERP benefit is payable as a lump sum upon retirement. The assumed forms of payment for benefits from the Willis Pension Plan benefit payable to Mr. Gunn is 50% as a 100% joint and survivor annuity, 35% as a single life annuity and 15% as a 10-year certain and continuous annuity. Messrs. Haley, Wickes and Hess are currently eligible for early retirement under the terms of the Willis Towers Watson Pension Plan and the Towers Watson SERP. Mr. Burwell is not vested in the Willis Towers Watson Pension Plan. However, he is vested in the employee contributions

82 WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Compensation Tables (continued)

he has made to the plan. Mr. Gunn is vested in his Willis Pension Plan benefit but is not yet eligible to immediately commence benefits under the plan upon termination. The earliest he would be eligible to commence benefits on a reduced basis is age 55.

(2)

In case of death, the stable value benefits earned by all executives from the Willis Towers Watson Pension Plan and Towers Watson SERP become vested and are immediately payable to the surviving spouse or beneficiary (six month delay for benefits from the Towers Watson SERP). 80% of the benefit is assumed to be paid as a lump sum and 20% is assumed to be paid as a single life annuity to the NEO’s surviving spouse.

For Messrs. Haley, Wickes and Hess, the legacy Watson Wyatt qualified formula provides a death benefit to the executive’s spouse assuming the executive retired on the date of his death, elected the 100% joint and contingent benefit form and died the next day. The legacy Watson Wyatt non-qualified formula provides a death benefit to the participant’s spouse, or the designated beneficiary of an unmarried participant, payable in an immediate lump sum equal to the amount that would have been payable to the participant if the participant had retired on the date of the participant’s death. This benefit is provided if the participant is early retirement eligible at death and is available to all plan participants with a legacy Watson Wyatt formula benefit.

For Mr. Gunn, the legacy Willis Pension Plan provides a death benefit to the executive’s spouse assuming the executive terminated employment on the date of his death, survived until eligibility for early retirement (age 55), elected the 50% joint and contingent benefit form and died the next day. The benefit is payable as a single life annuity to the participant’s spouse.

Decreases in the Willis Towers Watson Pension Plan benefit value as compared to the amounts shown in the Pension Benefits Table are due to the payment of benefits related to the survivor portion of the final average earnings benefit only. The increase in the Towers Watson SERP benefit for Mr. Hess is attributable to the use of a lower lump sum rate which is in effect for current terminations than the assumed lump sum rate used for when he assumed to retire for the Pension Benefits Table. The decrease in the Willis Pension Plan benefit value as compared to the amounts in the Pension Benefits Table for Mr. Gunn is due to the reduction in benefit for only paying 50% of the benefit to his spouse and for reductions in the benefit from age 65 to age 55 since he is not yet eligible for unreduced benefits.

(3)

In case of disability, all executives are eligible for a disability benefit equal to 60% of base salary plus target bonus, subject to a maximum monthly benefit of $30,000. This benefit is payable until age 65 or for at least 12 months, assuming the participant continues to meet the definition of disability. The table shows the value of the temporary disability benefit that would be payable to age 65 along with the pension benefits payable at age 65. Since Messrs. Haley and Wickes are assumed to retire immediately, no temporary disability income benefit is provided. Participants also receive continued benefit accruals for pension purposes while on disability. The continued benefit accruals are provided as additional stable value accruals under the plans at the same base pay level prior to their disability. Since the Towers Watson SERP was frozen effective July 1, 2017, future accruals are payable from the WTW Stable Value Excess Plan. Those accruals will be credited as notional shares on a quarterly basis.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY 83

Compensation Tables (continued)

CEO Pay Ratio

Under the SEC rules adopted pursuant to the Dodd-Frank Act of 2010, the Company is required to calculate and disclose the total compensation paid to its median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to the Company’s CEO. The discussion below describes our methodology for how we determined our median employee for 2017. As permitted under the SEC rules, we have used the same median employee for purposes of calculating our CEO pay ratio for 2019, since there has been no change in our employee population or employee compensation arrangements that the Company believes would significantly impact its pay ratio disclosure.

Determining Our Median Employee

We identified our median employee based on our colleagues as of December 31, 2017. As is permitted under SEC rules, we used “base pay” as our consistently applied compensation measure. We calculated annual base pay based on a reasonable estimate of hours worked during 2017 for hourly workers and salary levels for the remaining employees (including a valid statistical sampling methodology for a small portion of our employee population) and we annualized base pay for those who commenced work during 2017.

The total number of colleagues employed by Willis Towers Watson as of December 31, 2017 was 43,934 (15,359 – U.S. and 28,575 non-U.S.). As permitted by SEC rules, we excluded our employees in 40 jurisdictions, as indicated in the table below, which represented 4.97% (2,182 non-U.S. employees) of our employees. After applying this exclusion, our employee total was 41,752 as of December 31, 2017.

Excluded (4.97% of workers)
Algeria (24)	Benin (21)	Burkina Faso (21)	Cambodia (8)
Cameroon (79)	Central African Republic (9)	Chad (11)	Congo (57)
Cote d’Ivoire (143)	Croatia (6)	Czech Republic (17)	Egypt (154)
Gabon (77)	Georgia (10)	Ghana (14)	Guinea (17)
Hungary (13)	Indonesia (120)	Jordan (8)	Kazakhstan (2)
Lebanon (24)	Liberia (1)	Madagascar (36)	Mali (18)
Mauritania (17)	Mauritius (29)	Niger (13)	Nigeria (15)
Poland (517)	Romania (31)	Russian Federation (87)	Saudi Arabia (90)
Senegal (48)	Serbia (10)	Sierra Leone (1)	Togo (22)
Tunisia (34)	Ukraine (29)	Uruguay (2)	Venezuela (347)

Methodology and Pay Ratio

We then used a valid statistical sampling methodology to determine employees within 5% of the median. From that group, we selected as our median employee a reasonably representative colleague who had relatively consistent total compensation history.

For 2019, we calculated our median employee’s total annual compensation including all elements of compensation required to be included in the Summary Compensation Table. Our estimated median employee’s Summary Compensation Table total compensation was $70,319. Our CEO’s compensation as reported in the Summary Compensation Table was $18,691,731. Therefore, our estimate of CEO pay to median employee pay is 266:1. The calculation of the ratio should be considered an estimate; however, we believe the ratio is a reasonable estimate calculated in a manner consistent with SEC rules (Item 402(u) of Regulation S-K). We caution shareholders and other readers against comparing our ratio to those of other companies. The SEC has stated that it did not believe a purpose of the pay ratio rule was to facilitate comparisons among companies, and in adopting the rule, the SEC stated its belief that comparability of the ratio across registrants has significant limits, due to the variety of factors that could influence the ratio.

84 WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information, as of December 31, 2019 about the securities authorized for issuance under the Company’s equity compensation plans and is categorized according to whether or not the equity plan was previously approved by shareholders.

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (1)		Number of Shares Remaining Available for Future Issuance (3)

Equity Compensation Plans Approved by Security Holders	1,049,240	(2)	$ $	104.38 110.58	8,558,864

Equity Compensation Plans Not Approved by Security Holders	8,221	(4)		—	—

Total	1,057,461		$ $	104.38 110.58	8,558,864

(1)

The weighted-average exercise price set forth in this column is calculated excluding RSUs or other awards for which recipients are not required to pay an exercise price to receive the shares subject to the awards. The $104.38 is related to time-based options and the $110.58 is related to performance-based options.

(2)	Includes options and RSUs outstanding under the Towers Watson & Co. 2009 Long-Term Incentive Plan and the 2012 Plan. The Company intends to only grant future awards under the 2012 Plan.

(3)	Represents shares available for issuance pursuant to awards that may be granted under the 2012 Plan (7,501,263 shares) and the 2010 North American Employee Stock Purchase Plan (1,057,601 shares).

(4)

Includes incentive stock options outstanding under the Extend Health, Inc. 2007 Equity Incentive Plan and the Liazon Corporation 2011 Equity Incentive Plan. The Company does not plan to grant future awards under these plans.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY 85

Proposal No. 4: Renew the Board’s Existing Authority to Issue Shares under Irish Law

As a matter of Irish company law, the directors of a company may not issue new ordinary or preferred shares unless approved by shareholders. Our current authorization, approved by shareholders at our 2019 Annual General Meeting of Shareholders, will expire on November 20, 2020. We are presenting this Proposal No. 4 to renew the Board’s authority to issue our authorized shares on the terms set forth below.

We understand that it is customary practice for listed companies in Ireland to seek shareholder authority to issue up to 33% of a company’s issued ordinary share capital and for such authority to be limited to a period of 12 to 18 months. Therefore, in accordance with customary practice in Ireland, we are seeking approval to authorize the Board to issue up to 42,478,646 shares (being equivalent to approximately 33% of the Company’s issued ordinary share capital as of March 20, 2020 (the latest practicable date before this Proxy Statement)) for a period expiring 18 months from the passing of this resolution, unless otherwise varied, revoked or renewed.

Granting the Board this authority is a routine matter for public companies incorporated in Ireland and is consistent with Irish market practice. This authority is fundamental to our business and, if applicable, will facilitate our ability to fund acquisitions and otherwise raise capital. It is important for the Company to be able to issue shares in order to pursue its growth strategy. We are not asking you to approve an increase in our authorized share capital. Instead, approval of this proposal will only grant the Board the authority to issue shares that are already authorized under our Articles of Association upon the terms below. In addition, we note that, because we are a NASDAQ-listed company, our shareholders continue to benefit from the protections afforded to them under the rules and regulations of NASDAQ and the SEC, including those rules that limit our ability to issue shares in specified circumstances. Furthermore, we note that this authorization is required as a matter of Irish law and is not otherwise required for other companies listed on NASDAQ with whom we compete.

The authority, if renewed, would apply to issues of shares and equity convertible into shares, such as warrants and options. Under Irish law, an ordinary resolution requires the approval of over 50% of the votes of the shareholders cast at a general meeting.

The text of the resolution in respect of this proposal, which is an ordinary resolution, is as follows:

“RESOLVED, that, subject to applicable rules and listing standards of NASDAQ and to applicable rules and regulations of the U.S. Securities and Exchange Commission, the directors be and are hereby generally and unconditionally authorized with effect from the passing of this resolution to exercise all the powers of the Company to allot relevant securities (within the meaning of section 1021 of the Companies Act 2014) up to an aggregate nominal amount of $12,940.48 (42,478,646 shares) (being equivalent to approximately 33% of the aggregate nominal value of the issued ordinary share capital of the Company as of March 20, 2020 (the latest practicable date before this Proxy Statement)). The authority conferred by this resolution shall expire 18 months from the passing of this resolution, unless previously renewed, varied or revoked by the Company in general meeting and provided that the Company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the directors may allot relevant securities in pursuance of such an offer or agreement as if the authority conferred by this resolution had not expired.”

The Board of Directors unanimously recommends a vote “FOR” the resolution to renew the Board’s existing authority to issue new ordinary or preferred shares for issuances up to 33% of the Company’s outstanding share capital.

86 WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Proposal No. 5: Renew the Board’s Authority to Opt Out of Statutory Pre-emption Rights under Irish Law

Under Irish law, unless otherwise authorized, when an Irish public limited company issues shares for cash to new shareholders, it is required first to offer those shares on the same or more favorable terms to its existing shareholders of the company on a pro-rata basis (commonly referred to as the statutory pre-emption right). As our current authority will expire on November 20, 2020, we are presenting this Proposal No. 5 to renew the Board’s authority to opt out of the pre-emption right on the terms set forth below.

We understand that it is customary practice for listed companies in Ireland to seek shareholder authority to waive (or “opt out of”) their statutory pre-emption rights in the event of (i) the issuance of shares for cash in connection with any rights issue; and (ii) the issuance of shares for cash, if the issuance is limited to up to 5% of a company’s issued ordinary share capital (with the possibility of issuing an additional 5% of the company’s issued ordinary share capital provided the company uses it only in connection with an acquisition or specified capital investment which is announced contemporaneously with the issuance, or which has taken place in the preceding six-month period and is disclosed in the announcement of the issue) bringing the total acceptable limit to 10% of the company’s issued ordinary share capital. It is also customary practice for such waiver (or opt-out) to be limited to a period of 12 to 18 months. Therefore, in accordance with customary practice for listed companies in Ireland, we are seeking this authority for a period expiring 18 months from the passing of this resolution, unless otherwise varied, renewed or revoked.

Similar to the authorization sought for Proposal No. 4, granting the Board this authority is a routine matter for public companies incorporated in Ireland and is consistent with Irish market practice. This authority is fundamental to our business and, if applicable, will facilitate our ability to fund acquisitions and otherwise raise capital. We are not asking you to approve an increase in our authorized share capital. Instead, approval of this proposal will only grant the Board the authority to issue shares in the manner originally permitted under our Articles of Association upon the terms below. Without this authorization, in each case where we issue shares for cash, we would first have to offer those shares on the same or more favorable terms to all of our existing shareholders. This requirement could cause delays in the completion of acquisitions and capital raising for our business. Renewal of this authority would not exempt the Company from applicable NASDAQ requirements to obtain shareholder approval prior to certain share issuances, generally at or greater than 20%.

As required under Irish law, the resolution is a special resolution that requires the affirmative vote of at least 75% of the votes cast.

The text of the resolution in respect of this proposal is as follows:

“As a special resolution, that, subject to the passing of the resolution in respect of Proposal No. 4 as set out above and with effect from the passing of this resolution, the directors be and are hereby empowered pursuant to section 1023 of the Companies Act 2014 to allot equity securities (as defined in section 1023 of that Act) for cash, pursuant to the authority conferred by Proposal No. 4 as if sub-section (1) of section 1022 of that Act did not apply to any such allotment, provided that this power shall be limited to:

(a) the allotment of equity securities in connection with a rights issue in favor of the holders of ordinary shares (including rights to subscribe for, or convert into, ordinary shares) where the equity securities respectively attributable to the interests of such holders are proportional (as nearly as may be) to the respective numbers of ordinary shares held by them (but subject to such exclusions or other arrangements as the directors may deem necessary or expedient to deal with fractional entitlements

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY 87

Proposal No. 5: Renew the Board’s Authority to Opt Out of Statutory Pre-emption Rights under Irish Law (continued)

that would otherwise arise, or with legal or practical problems under the laws of, or the requirements of any recognized regulatory body or any stock exchange in, any territory, or otherwise); and

(b) the allotment (otherwise than pursuant to sub-paragraph (a) above) of equity securities up to an aggregate nominal value of $3,921.29 (12,872,317 shares) (being equivalent to approximately 10% of the aggregate nominal value of the issued ordinary share capital of the Company as of March 20, 2020 (the latest practicable date before this Proxy Statement)) provided that, with respect to 6,436,158 of such shares, (being equivalent to approximately 5% of the issued ordinary share capital), such allotment must be for the purposes referred to in the proxy statement;

and the authority conferred by this resolution shall expire 18 months from the passing of this resolution, unless previously renewed, varied or revoked; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the directors may allot equity securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.”

The Board of Directors unanimously recommends a vote “FOR” the resolution to renew the Board’s existing authority to opt out of statutory pre-emption rights under Irish law.

88 WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Additional Information

Security Ownership of Certain Beneficial Owners and Management

The following tables show the number of shares beneficially owned:

●	by each shareholder who is known to beneficially own 5% or more of our outstanding shares;

●	by each of our current directors and director nominees;

●	by each NEO listed in the Summary Compensation Table; and

●	by each of our current directors, director nominees and executive officers as a group.

The amounts and percentages of our shares beneficially owned are reported in accordance with Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of that security, or investment power, which includes the power to dispose of or to direct the disposition of that security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days following March 20, 2020 (i.e., May 19, 2020). Also, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which that person has no economic interest.

5% Beneficial Owners

Name and Address	Number of Shares Beneficially Owned	Percent Beneficially Owned (1)

T. Rowe Price Associates, Inc. (2) 100 East Pratt Street Baltimore, MD 21202	16,516,574	12.83%

The Vanguard Group, Inc. (3) 100 Vanguard Blvd. Malvern, PA 19355	14,255,275	11.07%

BlackRock, Inc. (4) 55 East 52nd Street New York, NY 10055	11,781,806	9.15%

Longview Partners (Guernsey) Limited (5) PO Box 559 Mill Court La Charroterie St Peter Port Guernsey GY1 6JG Longview Partners (UK) Limited Longview Partners LLP Thames Court 1 Queenhithe London EC4V 3RL	6,659,686	5.17%

(1)	Percentage is based on the number of Company shares outstanding as of March 20, 2020.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY 89

Additional Information (continued)

(2)

The number of shares beneficially owned as of December 31, 2019 is based solely on the Schedule 13G/A filed with the SEC on February 14, 2020 by T. Rowe Price Associates, Inc. The amount beneficially owned includes 6,052,456 shares over which there is sole voting power and 16,516,574 shares over which there is sole dispositive power.

(3)

The number of shares beneficially owned as of December 31, 2019 is based solely on the Schedule 13G/A filed with the SEC on February 12, 2020 by The Vanguard Group. The amount beneficially owned includes: 191,559 shares over which there is sole voting power; 43,026 shares over which there is shared voting power; 14,033,203 shares over which there is sole dispositive power; and 222,072 shares over which there is shared dispositive power. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 145,359 shares of the Company as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 120,713 shares of the Company as a result of its serving as investment manager of Australian investment offerings.

(4)

The number of shares beneficially owned as of December 31, 2019 is based solely on the Schedule 13G/A filed with the SEC on February 6, 2020 by BlackRock, Inc. The amount beneficially owned includes 10,490,304 shares over which there is sole voting power and 11,781,806 shares over which there is sole dispositive power.

(5)

The number of shares beneficially owned as of December 31, 2019 is based solely on the Schedule 13G/A filed with the SEC on February 11, 2020 by Longview Partners (Guernsey) Limited, Longview Partners (UK) Limited and Longview Partners LLP. The amount beneficially owned includes 4,037,907 shares over which there is shared voting power and 6,659,686 shares over which there is shared dispositive power.

Directors, Director Nominees, Named Executive Officers and Other Executive Officers

Name and Address (1)	Number of Shares Beneficially Owned (2)	Percent Beneficially Owned

Anna C. Catalano	4,773	*

Victor F. Ganzi	17,494	*

John J. Haley (3)	275,162	*

Wendy E. Lane	6,445	*

Brendan R. O’Neill	11,838	*

Jaymin B. Patel	4,226	*

Linda D. Rabbitt	12,525	*

Paul D. Thomas	9,751	*

Wilhelm Zeller	7,255	*

Michael Burwell	3,463	*

Joseph Gunn	15,222	*

Carl Hess (4)	76,422	*

Gene Wickes (5)	111,112	*

All of our Current Directors, Director Nominees, Named Executive Officers and Other Executive Officers (19 persons) (6)	757,367	.59%

*	Less than 1%.

90 WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Additional Information (continued)

(1)	The address of each of the listed persons is c/o Willis Towers Watson Public Limited Company, Elm Park, Merrion Road, Dublin 4, Ireland.

(2)

The number of shares for which the directors and executive officers are deemed to have a beneficial interest includes shares underlying options that will be exercisable and/or RSUs that will vest on or before May 19, 2020 as indicated in the following notes. These shares, however, are not deemed outstanding for purposes of computing percentage of beneficial ownership of any other person.

(3)

Mr. Haley’s beneficially owned shares include 150,235 options to purchase ordinary shares. Mr. Haley’s beneficial ownership amount does not include the payout under his 2016 front-loaded equity award because it will be settled on the date his employment is terminated, subject to the terms of the award agreements.

(4)	Mr. Hess’ beneficially owned shares include 43,119 options to purchase ordinary shares.

(5)	Mr. Wickes’ beneficially owned shares include 47,910 options to purchase ordinary shares and 3,090 ordinary shares indirectly held through irrevocable family trusts.

(6)

Includes 295,845 ordinary shares that all named executive officers and other executive officers as a group have or will have the right to acquire pursuant to presently exercisable share options, share options that will become exercisable or share awards that will become vested within 60 days following March 20, 2020 (i.e., May 19, 2020).

Incorporation by Reference

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled “Compensation Committee Report” and “Audit Committee Report,” to the extent permitted by SEC rules shall not be deemed to be so incorporated, unless specifically otherwise provided in such filing.

Information about the Proxy Materials and the 2020 Annual General Meeting of Shareholders

Why am I receiving these materials?

We are making this Proxy Statement available to you on or around April 27, 2020 because the Board is soliciting your proxy to vote at Willis Towers Watson’s 2020 Annual General Meeting of Shareholders on Wednesday, June 10, 2020. The information provided in this Proxy Statement is for your use in deciding how to vote on the proposals described herein.

This Proxy Statement and the below documents are available at www.proxyvote.com and on the Company’s website at www.willistowerswatson.com. You may access the proxy materials and voting instructions via the Internet by following the instructions in the Notice of Internet Availability.

●	Our Notice of Annual General Meeting of Shareholders and Notice of Internet Availability of Proxy Materials;

●	Our Annual Report on Form 10-K, which includes financial statements for the fiscal year ended December 31, 2019; and

●	Our Irish Statutory Accounts for the period ended December 31, 2019, and the reports of the directors and auditors thereon.

You have the right to request paper copies of the proxy materials, free of charge, regardless of whether you are a record or beneficial owner of shares. Shareholders of record may request paper copies by

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY 91

Additional Information (continued)

contacting the Company Secretary or by following the instructions contained in the notice. If you hold shares through brokers, banks or other nominees, you should receive written instructions on how to request paper copies of the proxy materials if you so desire. We recommend that you contact your broker, bank or other nominee if you do not receive these instructions along with the Company’s proxy materials.

Why are there two sets of financial statements covering the same period?

Under applicable U.S. securities laws, we are required to send to you our financial statements for the fiscal year ended December 31, 2019. Under Irish company law, we are also required to provide you with our Irish Statutory Accounts for the year ended December 31, 2019, including the reports of our directors and auditors thereon, which accounts have been prepared in accordance with Irish law. Both sets of financial statements are available at www.proxyvote.com and on the Company’s website at www.willistowerswatson.com and, if you request, a copy will be delivered to you. The Irish Statutory Accounts will also be presented at the 2020 Annual General Meeting of Shareholders.

Does the Company “household” delivery of proxy materials?

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy materials for those shareholders receiving the proxy materials by mail. This means that only one copy of the proxy materials may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of the proxy materials to you if you send a request to the Company Secretary at corporatesecretary@willistowerswatson.com. If you would like to receive separate copies of the proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company Secretary at corporatesecretary@willistowerswatson.com.

Who is entitled to vote?

Holders of our shares, as recorded in our share register on March 20, 2020, may vote at the meeting. As of March 20, 2020, the latest practicable date, there were 128,723,170 shares outstanding and entitled to vote. Holders are entitled to one vote per share.

How do proxies work?

The Company’s Board is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting, or at any postponement or adjournment of the meeting, in the manner you direct. You may vote for or against the proposals or abstain from voting. You may also vote for all, some or none of the directors seeking election.

If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares for all proposals in accordance with the recommendations made by the Board.

If your shares are held in an account with a broker, bank or other nominee, this institution is considered the shareholder of record and you are considered the “beneficial shareholder” of those shares. In this case, your broker or bank (or its agent) or other nominee has forwarded the proxy materials and separate voting instructions to you. Because you are not the shareholder of record, you may not vote your shares in person at the Annual General Meeting of Shareholders unless you obtain a valid proxy from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares in person at the meeting. As the beneficial owner of the shares, you have the right to direct your broker, bank or other nominee how to vote your shares by following the voting instructions provided to you with the proxy materials.

92 WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Additional Information (continued)

Under relevant NASDAQ rules, if you do not instruct your broker how to vote, your broker will only be able to vote your shares with respect to “routine” matters. The only routine matters are the ratification of the appointment of the Company’s independent auditors (Proposal No. 2) and, under Irish law, the renewal of the Board’s authority to issue shares (Proposal No. 4) and to opt out of statutory pre-emption rights (Proposal No. 5). Broker discretionary voting is not permitted for any of the other proposals because they are “non-routine” matters.

As of the date hereof, we do not know of any other business that will be presented at the meeting. If other business shall properly come before the meeting or any adjournment or postponement thereof, your proxy gives the person or persons named in the proxy the authority to vote on the matter in accordance with the recommendation of our Board.

How do I vote?

We recommend that you vote in advance of the Annual General Meeting of Shareholders even if you expect to attend in person.

If you are a registered shareholder (i.e., a shareholder who holds shares directly with our transfer agent, Computershare), you can vote through the following ways:

●

Via the Internet: To vote by Internet, go to www.proxyvote.com and use the control number you were provided on your proxy card or Notice of Internet Availability. You will need to follow the instructions on the website.

●

By Mail: If you received a paper copy of the proxy materials in the mail, you may mark, sign, date and mail your proxy card to c/o Matheson, 70 Sir John Rogerson’s Quay, Dublin 2, Ireland, before the commencement of the meeting. You may also e-mail a copy of your proxy card to the Company Secretary at corporatesecretary@willistowerswatson.com. If you sign and return your proxy card, but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board. If you sign and return your proxy card, but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board.

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In Person: Attend the Annual General Meeting of Shareholders in Miami, Florida or Dublin, Ireland, or send a personal representative with an appropriate proxy to vote by poll card at the meeting. For information on how to attend the Annual General Meeting of Shareholders, please see “What do I need in order to be admitted to the Annual General Meeting of Shareholders?” below.

If you are a beneficial shareholder (i.e., your shares are held in the name of a bank, broker or other holder of record, sometimes referred to as holding shares “in street name”), you will receive instructions from the holder of record that you must follow in order to vote your shares. If you wish to vote in person at the Annual General Meeting, you must obtain a legal proxy from the bank, broker or other holder of record that holds your shares, and bring it, or other evidence of share ownership, with you to the meeting. For further information on how to attend the Annual General Meeting, please see “What do I need in order to be admitted to the Annual General Meeting of Shareholders?” below.

If I vote and then want to change or revoke my vote, may I?

If you are a registered shareholder (i.e., a shareholder who holds shares directly with our transfer agent, Computershare), you may revoke your proxy at any time before the meeting by submitting a new proxy with a later date, by a later telephone or Internet vote, by voting in person at the meeting, or by notifying our Company Secretary. Mere attendance at the meeting will not revoke a proxy which was previously submitted to the Company. Written revocations to the Company Secretary should be received by 11:59 p.m. EDT on June 9, 2020 and should be directed to corporatesecretary@willistowerswatson.com.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY 93

Additional Information (continued)

If you are a beneficial shareholder (i.e., your shares are held in the name of a bank, broker or other holder of record, sometimes referred to as holding shares “in street name”), follow the voting instructions provided to you with this Proxy Statement to determine how you may change your vote. Executors, administrators, trustees, guardians, attorneys and other representatives should indicate the capacity in which they are signing and corporations should sign by an authorized officer whose title should be indicated.

What do I need in order to be admitted to the Annual General Meeting of Shareholders?

Only the Company’s shareholders, their proxy holders, the Company’s directors, the Company’s auditors and the Company’s guests may attend the meeting.

All shareholders of record on March 20, 2020 may attend the Annual General Meeting of Shareholders in person even if such shareholders have already submitted a proxy. For admission to the meeting, shareholders of record must bring proof of identification and address. Those who have beneficial ownership of shares held by a bank, brokerage firm or other nominee should bring account statements or letters from their banks, brokers or other nominee showing that they owned Willis Towers Watson shares as of March 20, 2020.

The Annual General Meeting of Shareholders will be held at Willis Towers Watson Public Limited Company, 1450 Brickell Avenue, Suite 1600, Miami, Florida 33131. Additionally, shareholders may participate in the meeting in Ireland by technological means which will be available at the offices of Matheson, 70 Sir John Rogerson’s Quay, Dublin 2, Ireland, at the time of the meeting (and such participation shall constitute presence in person at the Annual General Meeting of Shareholders).

Registration in Miami, Florida will begin at 8:30 a.m. EDT on Wednesday, June 10, 2020 and the meeting will begin at 9:00 a.m. EDT.

We understand that Irish law requires companies to hold shareholder meetings at a physical location. Depending on concerns about and developments relating to the outbreak of COVID-19, novel coronavirus, the Board could determine to change the date, time and/or format of the meeting, subject to Irish law requirements. The Company would publicly announce any such changes and how to participate in the meeting by press release and additional proxy materials filed with the SEC as soon as practicable prior to the meeting. Any such determinations and changes will be made and communicated in accordance with Irish law and SEC rules and requirements.

Are any special measures being taken at the Annual General Meeting of Shareholders as a result of the COVID-19 outbreak?

Irish law requires the Company to hold a physical meeting for its 2020 Annual General Meeting of Shareholders. In light of COVID-19, we encourage our shareholders to vote by proxy prior to 11:59 p.m. EDT on June 9, 2020. With respect to shares held through a Company employee share plan, shareholders must vote by proxy prior to 11:59 p.m. EDT on June 7, 2020. Shareholders who are unable to attend the Annual General Meeting due to COVID-19 restrictions, but would like to ask questions they would have otherwise asked, are encouraged to reach out through other ordinary course channels, including reaching out to the Head of Investor Relations or the Company Secretary. If a shareholder does attend the physical meeting, in view of the current and rapidly evolving COVID-19 outbreak, the Company asks that, in considering whether to attend the Annual General Meeting of Shareholders in person, shareholders follow the public health guidelines applicable to Miami, Florida or Dublin, Ireland, as applicable, with respect to COVID-19. The Company also strongly encourages shareholders not to attend the meeting in person if they are experiencing any of the described COVID-19 symptoms. Shareholders attending the Annual General Meeting are also requested to follow the hygiene instructions consistent with applicable public health guidelines, including washing or disinfecting hands upon arrival at the Annual General Meeting. The Company may take additional precautionary measures in relation to the Annual General Meeting in response to further developments in the COVID-19 outbreak. The Company will be obliged to comply with any legal restrictions that are imposed as a consequence of COVID-19 and that affect the meeting. The Company also intends to comply with any public health guidelines applicable to Miami, Florida or Dublin, Ireland, which may impact the meeting.

94 WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Additional Information (continued)

What is the recommendation of the Board on each proposal scheduled to be voted on at the meeting? How do the Board and executive officers intend to vote with respect to the agenda items?

The Company’s Board recommends that you vote FOR each of the proposals scheduled to be voted on at the meeting and our directors and executive officers have indicated that they intend to vote their shares in accordance with the Board’s recommendations.

Who is paying the costs of soliciting this proxy?

The cost of this proxy solicitation is borne directly by the Company. Morrow Sodali LLC has been retained to assist in the proxy solicitation at a base fee of approximately $15,000 plus expenses. In addition to solicitation of proxies by mail, proxies may be solicited personally, by telephone, by e-mail and by facsimile by the Company’s directors, officers and other employees. Such persons will receive no additional compensation for such services. The Company will also request that brokers and other nominees forward soliciting material to the beneficial owners of shares which are held of record by them, and will pay the necessary expenses.

What is the quorum required for the Annual General Meeting?

In order to carry on the business of the meeting, we must have a quorum. Under our Articles of Association, a quorum is reached when shareholders holding at least 50% of our issued and outstanding shares are present in person or by proxy and entitled to vote.

What vote is required for approval of each proposal and what is the effect of broker non-votes and abstentions?

The voting standards applicable to the Annual General Meeting are as follows:

Proposal		Vote Requirement

1.	To elect nine persons named in the accompanying proxy statement to serve as directors for a one-year term	Majority of votes cast

2.	Ratify the Appointment of the Independent Auditors in an Advisory (Non-binding) Vote and Fix the Independent Auditors’ Remuneration in a Binding Vote	Majority of votes cast

3.	Approve Named Executive Officer Compensation in an Advisory (Non-binding) Vote	Majority of votes cast

4.	Renew the Board’s Existing Authority to Issue Shares under Irish Law	Majority of votes cast

5.	Renew the Board’s Existing Authority to Opt Out of Statutory Pre-emption Rights under Irish Law	75% of the votes cast

Abstentions and broker non-votes, though counted for the purposes of determining that a quorum is present, will not be counted as votes cast and therefore will have no effect. A broker non-vote is a proxy submitted by a broker where the broker fails to vote on behalf of a client on a particular matter because the broker was not instructed by the beneficial owner when such instruction is required by NASDAQ with respect to such matter.

Who will count the votes and certify the results?

American Election Services has been appointed as the independent Inspector of Election and will count the votes, determine whether a quorum is present, evaluate the validity of proxies and ballots and certify the results of the voting.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY 95

Additional Information (continued)

Who is your transfer agent?

Our transfer agent is Computershare. All communications concerning accounts of shareholders of record, including address changes, name changes, inquiries as to requirements to transfer shares and similar issues, can be handled by calling toll-free (800) 522-6645 (U.S.) or (201) 680-6578 (outside the U.S.) or by accessing the website at www.computershare.com/investor.

96 WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

Shareholder and Other Proposals for the 2021 Annual General Meeting

Deadline for nominations for election to the Board under the Company’s advance notice or proxy access provision:	Between November 28, 2020 and December 28, 2020

Deadline for shareholder proposals under Rule 14a-8 under the Exchange Act for inclusion in the Proxy Statement:	December 28, 2020

Date beyond which the Company is able to confer discretionary authority to vote on shareholder proposals outside of Rule 14a-8 on its appointees:	March 13, 2021

When a shareholder wants to nominate a person for election to the Board at the Company’s Annual General Meeting, the shareholder must provide advance notice to the Company in accordance with our Articles of Association. Notice of shareholder nominations for election at the 2021 Annual General Meeting of Shareholders (whether to be included or not in the Company’s proxy materials for the meeting) must be received by the Company Secretary no earlier than November 28, 2020 and no later than December 28, 2020. Shareholders should consult our Articles of Association for the various procedural, informational and other requirements applicable to such nominations.

A copy of the Company’s Memorandum and Articles of Association can be obtained from the Company Secretary on request or can be found in the “Investor Relations — Corporate Governance” section of our website at www.willistowerswatson.com. A shareholder may also propose an individual to the Governance Committee for its consideration as a nominee for election to the Board by writing to the Company Secretary at corporatesecretary@willistowerswatson.com.

The Governance Committee will consider the shareholder’s nominee proposal in accordance with the selection process and specific qualification standards as set out in the Company’s Corporate Governance Guidelines.

Shareholders who wish to present a proposal under Rule 14a-8 under the Exchange Act and have it considered for inclusion in the Company’s proxy materials for the 2020 Annual General Meeting of Shareholders must submit such proposal in writing to the Secretary of the Company on or before December 28, 2020.

Shareholders who wish to present a proposal at the 2021 Annual General Meeting that has not been included in the Company’s proxy materials must submit such proposal (other than a nomination for election discussed above) in writing to the Company Secretary. If such notice is received by the Secretary on or after March 13, 2021, SEC rules permit the Company to confer discretionary authority to vote on such proposals on persons appointed as proxies on behalf of the Company.

The Company’s Articles of Association and the 2014 Act contain further requirements relating to the timing and content of the notice which shareholders must provide to the Company for any nomination or matter to be properly presented at a shareholders’ meeting.

WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY 97

Disclaimer Regarding Forward-Looking Statements

We have included in this document “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created by those laws. These forward-looking statements include information about possible or assumed future results of our operations. All statements, other than statements of historical facts, that address activities, events or developments that we expect or anticipate may occur in the future, including such things as our outlook, future capital expenditures, ongoing working capital efforts, future share repurchases, growth in revenue, the impact of changes to tax laws on our financial results, existing and evolving business strategies and planned acquisitions and dispositions, our ability to consummate the pending merger with Aon on the anticipated timeline or at all, the impact of COVID-19 on our operations and future plans, demand for our services and competitive strengths, goals, the benefits of new initiatives, growth of our business and operations, our ability to successfully manage ongoing organizational and technology changes, including investments in improving systems and processes, our ability to meet our financial guidance, and plans and references to future successes, including our future financial and operating results, objectives, expectations and intentions are forward-looking statements. Also, when we use words such as “may,” “will,” “would,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “probably,” or similar expressions, we are making forward-looking statements. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. All forward-looking disclosure is speculative by its nature.

A number of risks and uncertainties that could cause actual results to differ materially from the results reflected in these forward-looking statements are identified under Risk Factors in Item 1A of our Annual Report on Form 10-K and in our subsequent filings. These statements are based on assumptions that may not come true and are subject to significant risks and uncertainties.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and therefore also the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and updated subsequent filings, our inclusion of this information is not a representation or guarantee by us that our objectives and plans will be achieved.

Our forward-looking statements speak only as of the date made and we will not update these forward-looking statements unless the securities laws require us to do so. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this document may not occur, and we caution you against unduly relying on these forward-looking statements.

98 WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. EDT on June 9, 2020, or until 11:59 p.m. EDT on June 7, 2020 with respect to shares held through a Company employee WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY share plan. Have your proxy card in hand when you access the website and 200 LIBERTY STREET follow the instructions to obtain your records and to create an electronic voting NEW YORK, NEW YORK 10281 instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. EDT on June 9, 2020, or until 11:59 p.m. EDT on June 7, 2020 with respect to shares held through a Company employee share plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D13001-P34398 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY The Board of Directors recommends you vote FOR the following proposals: 1. Elect directors. For Against Abstain For Against Abstain 1a. Anna C. Catalano ! ! ! 2. Ratify, on an advisory basis, the appointment of ! ! ! (i) Deloitte & Touche LLP to audit our financial statements 1b. Victor F. Ganzi ! ! ! and (ii) Deloitte Ireland LLP to audit our Irish Statutory Accounts, and authorize, in a binding vote, the Board, acting through the Audit Committee, to fix the 1c. John J. Haley ! ! ! independent auditors’ remuneration. 1d. Wendy E. Lane ! ! ! 3. Approve, on an advisory basis, the named executive ! ! ! officer compensation. 1e. Brendan R. O’Neill ! ! ! 4. Renew the Board’s existing authority to issue shares under ! ! ! Irish law. 1f. Jaymin B. Patel ! ! ! 5. Renew the Board’s existing authority to opt out of statutory ! ! ! pre-emption rights under Irish law. 1g. Linda D. Rabbitt ! ! ! NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 1h. Paul D. Thomas ! ! ! meeting or any adjournment thereof. 1i. Wilhelm Zeller ! ! ! For address changes/comments, mark here. ! (see reverse for instructions) Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report on Form 10-K, Notice and Proxy Statement and Irish Statutory Accounts are available at www.proxyvote.com. D13002-P34398 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF WILLIS TOWERS WATSON PUBLIC LIMITED COMPANY FOR THE 2020 ANNUAL GENERAL MEETING OF SHAREHOLDERS ON JUNE 10, 2020 The undersigned being a shareholder of Willis Towers Watson Public Limited Company (the “Company”) hereby appoints Mr. John Haley and, if Mr. Haley is not present, any member of the Board of Directors (the “Board”) and, if a member of the Board is not present, any member of senior management of the Company nominated by the Board, with full power of substitution, for and in the name of the undersigned, to vote all ordinary shares, nominal value U.S. $0.000304635 per share, of the Company, that the undersigned would be entitled to vote if personally present at the 2020 Annual General Meeting of Shareholders, to be held in Miami, Florida with participation by technological means facilitated from Dublin, Ireland and at any adjournment or postponement thereof, upon the matters described in the Notice of 2020 Annual General Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged, subject to any direction indicated on the reverse side of this card and upon any other business that may properly come before the meeting or any adjournment thereof, hereby revoking any proxy heretofore executed by the undersigned to vote at said meeting. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS IN ACCORDANCE WITH THE BOARD’S RECOMMENDATIONS. Address Changes/Comments: _______________________________________________________________________________ _________________________________________________________________________________________________________ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side